U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                          TRINITY LEARNING CORPORATION
                         (Name of issuer in its charter)

                                 ---------------

        Utah                           8200                      73-0981865
(State of incorporation)   (Primary Standard Industrial       (I.R.S. Employer
                            Classification Code Number)      Identification No.)

                               1831 SECOND STREET
                           BERKELEY, CALIFORNIA 94710
                                 (510) 540-9300
    (Address and telephone number of registrant's principal executive offices and principal place of business)

                                ----------------

                                                      With a copy to:
           DOUGLAS D. COLE                           BRENT CHRISTENSEN
          1831 SECOND STREET                      PARSONS BEHLE & LATIMER
      BERKELEY, CALIFORNIA 94710             201 SOUTH MAIN STREET, SUITE 1800
            (510) 540-9300                       SALT LAKE CITY, UTAH 84111
 (Name, Address and telephone number                   (801) 532-1234
         of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

      If any the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

----------------------------------------------------------------------------------------------------------------
                                         Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------
     Title of Each Class              Amount          Proposed Maximum      Proposed Maximum       Amount of
        Of Securities                 To Be            Offering Price          Aggregate          Registration
       To Be Registered           Registered (1)       Per Share (2)         Offering Price           Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, No  Par Value         27,123,018             $0.85              $23,054,565          $2,921.01
----------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion dated August 13, 2004

                          TRINITY LEARNING CORPORATION


                             [GRAPHIC OMITTED] LOGO


                                27,123,018 Shares

                                  Common Stock

      This prospectus relates to the offer and sale of up to 27,123,018 shares of common stock that may be sold from time to time by the persons listed under the caption "Selling Security Holders," beginning on page 37.

      We will not receive any of the proceeds from the sale of common stock by the selling security holders. We will pay all expenses in connection with this offering, and the selling security holders will only be responsible for paying any sales or brokerage commissions or discounts with respect to sales of their shares.

      The selling security holders may sell shares in the over-the-counter market or on any stock exchange on which our common stock may be listed at the time of sale. They may also sell shares in block transactions or private transactions or otherwise, through brokers or dealers. These sales will be made either at market prices prevailing at the time of sale or at negotiated prices. Brokers or dealers may act as agents for the selling stockholders or may purchase any of the shares as principal. If brokers or dealers purchase shares as principal, they may sell such shares at market prices prevailing at the time of sale or at negotiated prices. In lieu of making sales through the use of this prospectus, the selling stockholders may also make sales of the shares covered by this prospectus pursuant to Rule 144 or Rule 144A under the Securities Act.

      Quotations for our common stock are reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board under the symbol "TTYL." On August 9, 2004, the closing bid price for our common stock was $1.00 per share.

      For a discussion of certain considerations associated with the purchase of the common stock offered hereby, see "Risk Factors" beginning on page 5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ________________, 2004

                                TABLE OF CONTENTS


Prospectus Summary.............................................................3
Risk Factors...................................................................5
Forward-Looking Statements....................................................10
Use of Proceeds...............................................................11
Dilution......................................................................11
Description of Business.......................................................11
Management's Discussion and Analysis of Financial Condition
 and Results of Operations....................................................23
Directors and Executive Officers..............................................27
Executive Compensation........................................................30
Security Ownership of Certain Beneficial Owners and Management................31
Certain Relationships and Related Transactions................................33
Legal Proceedings.............................................................34
Changes in and Disagreements with Accountants on Accounting
 and Financial Disclosure.....................................................34
Description of Securities.....................................................35
Market for Common Shares and Related Stockholder Matters......................36
Selling Security Holders......................................................37
Plan of Distribution..........................................................41
Experts and Counsel...........................................................42
Additional Information........................................................42
Index to Financial Statements.................................................43



      Unless the context otherwise requires, references in this prospectus to "Trinity Learning," "the Company," "we," "us," "our" or "ours" refer to Trinity Learning Corporation.

      You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including "Risk Factors" and our financial statements and the notes to those financial statements included elsewhere in this prospectus.

Our Company

      Trinity Learning Corporation, a publicly held Utah corporation, is a global learning company specializing in technology-enabled training, education, and certification services for major customers in multiple global industries. We are achieving market presence in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in targeted regions and industry segments. During 2003, we acquired control of four operating companies located in the United States, Australia and South Africa, each serving unique segments of the global learning market. Trinity Learning intends to increase market penetration and the breadth and depth of its products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices around the world.

      Our company's executive offices are located at 1831 Second Street, Berkeley, California, 94710. Our telephone number is (510) 540-9300.

Corporate Organization

      We were incorporated on April 14, 1975 in Oklahoma under the name U.S. Mineral & Royalty Corp. as an oil and gas exploration, development and operating company. In 1989, it changed its name to Habersham Energy Company. Historically, the company was engaged in the business of acquiring and producing oil and gas properties, but did not have any business activity from 1995 to 2002. Subsequent to our reorganization in 2002, we changed our corporate domicile to Utah, amended our capital structure and changed our name to Trinity Companies Inc. In March 2003, our name was changed to Trinity Learning Corporation.

      On June 16, 2003, we completed a recapitalization of our common stock by
(i) effecting a reverse split of our outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and (ii) subsequently effecting a forward split by dividend to all stockholders of record, pro rata, on the basis of 250 shares for each one share owned. The record date for the reverse and forward splits was June 4, 2003. Immediately prior to the recapitalization, we had 13,419,774 shares of common stock outstanding. Following the recapitalization and the cancellation of 108,226 shares of common stock beneficially owned by members of management, there were 13,419,774 shares of common stock outstanding.

      On August 6, 2003, our board of directors approved a change in our fiscal year-end from September 30 to June 30 to align it with those of the companies we had already acquired or were at that time in the process of acquiring.

      On February 22, 2004, we entered into an Agreement and Plan of Merger with ProsoftTraining, a Nevada corporation, pursuant to which we would have merged into a wholly-owned subsidiary of ProsoftTraining. This Agreement and Plan of Merger was mutually terminated on July 23, 2004.

The Offering

      The selling security holders will sell 27,123,018 shares of our common stock. We currently have 31,040,143 shares of common stock issued and outstanding and will have the same number of shares of common stock issued and outstanding following completion of this offering. We will not receive any proceeds from the sales of common stock by the selling security holders.

                         Summary Selected Financial Data

      The following selected financial information should be read in conjunction with our consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included elsewhere in this prospectus. The consolidated statements of operations data for the transition period ended June 30, 2003 and the fiscal year ended September 30, 2002 and the consolidated balance sheet data at June 30, 2003 and September 30, 2002 are derived from audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data and the consolidated balance sheet data for the period ended September 30, 2001 are derived from audited consolidated financial statements not included herein. The consolidated statements of operations data for the nine months ended March 31, 2004 and March 31, 2003 and the consolidated balance sheet data at March 31, 2004 and March 31, 2003 are derived from unaudited consolidated financial statements included in this prospectus.


                                                                        Transition
                                                  Nine Months Ended    Period Ended      Year Ended
                                                       March 31,         June 30        September 30,
                                                 --------------------    --------    --------------------
                                                   2004        2003        2003        2002        2001
                                                 --------    --------    --------    --------    --------
                                                           (In thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue                                          $  7,442    $    165    $    168    $     --    $     --
Income (loss) from operations                    $ (4,123)   $ (1,634)   $ (1,990)   $   (553)   $    (25)
Net income (loss)                                $ (3,827)   $ (1,701)   $ (2,072)   $   (566)   $    (36)
Net income (loss) per share:
        Basic                                    $  (0.17)   $  (0.25)   $  (0.25)   $ (11.66)   $  (0.77)
        Diluted                                  $  (0.17)   $  (0.25)   $  (0.25)   $ (11.66)   $  (0.77)

Consolidated Balance Sheet Data:
Total assets                                     $ 11,312    $    197    $  1,342    $    378    $     --
Short-term debt                                  $  3,307    $  2,417    $  2,147    $    812    $    167
Long-term debt                                   $    240    $     13    $     --    $     --    $     --
Stockholders' equity                             $  3,233    $ (2,606)   $ (1,531)   $   (771)   $   (202)

                                  RISK FACTORS

      Our future operating results are highly uncertain. Before deciding to invest in our company or to maintain or increase your investment, you should carefully consider the risks described below, in addition to the other information contained in this prospectus. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business and Industry

      Additional capital is necessary to sustain and grow our business.

      During the development stage of our operations, we expect that operating revenues generated will be insufficient to cover expenses. For the foreseeable future, unless and until we attain profitable operations, we will likely experience a net operating loss or minimal net income. Thus, we will likely be dependent for the foreseeable future on capital raised in equity and/or debt financing, and there can be no assurance that we will be able to obtain such financing on favorable terms, if at all.

      If we fail to obtain additional financing and improve our results of operations, we will be unable to meet our obligations as they become due, raising substantial doubt about our ability to continue as a going concern

      To meet our present and future liquidity requirements, we will continue to seek additional funding through private placements, conversion of outstanding loans and payables into common stock, development of the business of our newly-acquired subsidiaries, collections on accounts receivable, and through additional acquisitions that have sufficient cash flow to fund subsidiary operations. There can be no assurance that we will be successful in obtaining more debt and/or equity financing in the future or that our results of operations will materially improve in either the short- or the long-term. If we fail to obtain such financing and improve our results of operations, we will be unable to meet its obligations as they become due. That would raise substantial doubt about our ability to continue as a going concern.

      Our business strategy is based on acquiring and consolidating additional suitable operating companies at attractive valuations.

      Our growth strategy includes integrating our recent acquisitions and building a world-wide learning technology company. Acquisitions involve various inherent risks, such as:

o the ability to assess accurately the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates;

o     the potential loss of key personnel of an acquired business;

o the ability to integrate acquired businesses and to achieve identified financial and operating synergies anticipated to result from an acquisition; and

o unanticipated changes in business and economic conditions affecting an acquired business.

      We need to successfully integrate recently acquired and potential additional operating companies.

      As a result of recent acquisitions and, as part of our general business strategy, we have experienced significant growth and expect such growth to continue into the future. This growth is expected to place a significant strain on our management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on our financial condition or results of operations.

      There can be no assurance that we will be able to effectively integrate the acquired companies with our own operations. Expansion will place significant demands on our marketing, sales, administrative, operational, financial and management information systems, controls and procedures. Accordingly, our performance and profitability will depend on the ability of our officers and key employees to (i) manage our business and our subsidiaries as a cohesive enterprise, (ii) manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures, (iii) add internal capacity, facilities and third-party sourcing arrangements as and when needed, (iv) maintain service quality controls, and (v) attract, train, retain, motivate and manage effectively our employees. There can be no assurance that we will integrate and manage successfully new systems, controls and procedures for our business, or that our systems, controls, procedures, facilities and personnel, even if successfully integrated, will be adequate to support our projected future operations. Any failure to implement and maintain such systems, controls and procedures, add internal capacity, facilities and third-party sourcing arrangements or attract, train, retain, motivate and manage effectively our employees could have a material adverse effect on our business, financial condition and results of operations.

      We are effectively controlled by our officers and directors.

      Our directors and executive officers beneficially own a significant percentage of our outstanding shares of common stock. As a result, these people exert substantial influence over our affairs and may have the ability to substantially influence all matters requiring approval by the stockholders, including the election of directors.

      Our growth strategy is dependent on a variety of requirements, any one of which may not be met.

      Our growth strategy and future profitability will be dependent on our ability to recruit additional management, operational and sales professionals and to enter into contracts with additional customers in global markets. There can be no assurance that our business development, sales, or marketing efforts will result in additional customer contracts, or that such contracts will result in profitable operations. Further, our growth strategy includes plans to achieve market penetration in additional industry segments. In order to remain competitive, we must (a) continually improve and expand our workplace learning and other curricula, (b) continually improve and expand technology and management-information systems, and (c) retain and/or recruit qualified personnel including instructional designers, computer software programmers, learning consultants, sales engineers, and other operational, administrative and sales professionals. There can be no assurance that we will be able to meet these requirements.

      Our business will suffer if technology-enabled learning products and services are not widely adopted.

      Our technology-enabled solutions represent a new and emerging approach for the workplace learning and education, and training market. Our success will depend substantially upon the widespread adoption of e-learning products for education and training. The early stage of development of this market makes it difficult to predict customer demand accurately. The failure of this market to develop, or a delay in the development of this market -- whether due to technological, competitive or other reasons -- would severely limit the growth of our business and adversely affect our financial performance.

      We face significant competition from other companies.

      The education marketplace is fragmented yet highly competitive and rapidly evolving, and is expected to continue to undergo significant and rapid technological change. Other companies may develop products and services and technologies superior to our services which may result in our services becoming less competitive. Many of these companies have substantially greater financial, manufacturing, marketing and technical resources than we do and represent significant long-term competition. To the extent that these companies offer comparable products and services at lower prices, or at higher quality and more cost effectively, our business could be adversely affected.

      Our future growth depends on successful hiring and retention, particularly with respect to sales, marketing and development personnel, and we may be unable to hire and retain the experienced professionals we need to succeed.

      Failure on our part to attract and retain sufficient skilled personnel, particularly sales and marketing personnel and product development personnel, may limit the rate at which we can grow, may adversely affect the quality or availability of our products and may result in less effective management of our business, any of which may harm our business and financial performance. Qualified personnel are in great demand throughout the learning and software development industry. Moreover, newly hired employees generally take several months to attain full productivity, and not all new hires satisfy performance expectations.

      The length of the sales cycle for services may make our operating results unpredictable and volatile.

      The period between initial contact with a potential customer and the purchase of our products by that customer typically ranges from six to eighteen months. Factors that contribute to the long sales cycle include (a) the need to educate potential customers about the benefits of its services; (b) competitive evaluations and bidding processes managed by customers; (c) customers' internal budgeting and corporate approval processes; and (d) the fact that large corporations often take longer to make purchasing decisions due to the size of their organizations.

      Our business may suffer if we are not successful in developing, maintaining and defending proprietary aspects of technology used in our products and services.

      Our success and ability to compete are dependent, to a significant degree, on our ability to develop and maintain the proprietary aspects of our technology and operate without infringing the proprietary rights of others. Litigation may be necessary in the future to enforce our intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation, even if we prevailed, could be costly and divert resources and could have a material adverse effect on our business, operating results and financial condition. We can give no assurance that our means of protecting our proprietary rights will be adequate, or that our competitors will not independently develop similar technology. Any failure by us to adequately protect our intellectual property could have a material adverse effect on our business, operating results and financial condition.

      There can be no assurance that other parties will not claim that our current or future products infringe their rights in the intellectual property. We expect that developers of enterprise applications will increasingly be subject to infringement claims as the number of products and competitors in its industry segment grows and as the functionality of products in different segments of the software industry increasingly overlaps. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to enter into marginally acceptable terms. A successful infringement claim against us, and our failure or inability to license the infringed rights or develop license technology with comparable functionality, could have a material adverse effect on our business, financial condition and operating results.

      We integrate third-party software into some of our products. This third-party software may not continue to be available on commercially reasonable terms. We believe, however, there are alternative sources for such technology. If we are unable to maintain licenses to the third-party software included in our products, distribution of our products could be delayed until equivalent software could be developed or licensed and integrated into our products. This delay could materially adversely affect our business, operating results and financial condition.

      Laws and regulations can affect our operations and may limit our ability to operate in certain jurisdictions.

      Providers of educational programs to the public must comply with many laws and regulations of Federal, state and international governments. We believes that we and our operating subsidiaries are in substantial compliance with all laws and regulations applicable to our learning business in the various jurisdictions in which we and our subsidiaries operate. However, laws and regulations in the various jurisdictions in which our subsidiaries operate that target educational providers could affect our operations in the future and could limit the ability of various of our subsidiaries to obtain authorization to operate in certain jurisdictions. If we or various of our subsidiaries had to comply with, or were found in violation of, a jurisdiction's current or future licensing or regulatory requirements, we could be subject to civil or criminal sanctions, including monetary penalties; we could also be barred from providing educational services in that jurisdiction. In addition, laws and regulatory decisions in many areas other than education could also adversely affect our operations. Complying with current or future legal requirements could have a material adverse effect on our operating results and stock price.

      Changes in exchange rates can unpredictably and adversely affect our consolidated operating results.

      Our consolidated financial statements are prepared in U.S. dollars, while the operations of our foreign subsidiaries are conducted in their respective local currencies. Consequently, changes in exchange rates can unpredictably and adversely affect our consolidated operating results, and could result in exchange losses. We do not hedge against the risks associated with fluctuations in exchange rates. Although we may use hedging techniques in the future, we may not be able to eliminate or reduce the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price.

      Our business is also subject to other risks associated with international operations.

      Our financial results may be adversely affected by other international risks, such as:

o     difficulties in translating its courses into foreign languages;

o     international political and economic conditions;

o     changes in government regulation in various countries;

o     trade barriers;

o difficulty in staffing foreign offices, and in training and retaining foreign instructors;

o     adverse tax consequences; and

o     costs associated with expansion into new territories.

      We expect that international revenues will continue to be a significant portion of our total revenues. If we fail to adequately anticipate and respond to the risks associated with international operations, this failure could have a material adverse effect on our operating results and stock price.

Risks Related to the Offering

      Because our common stock is traded on the OTC Bulletin Board, your ability to sell your shares in the secondary trading market may be limited.

      Our common stock currently is traded on the over-the-counter market on the OTC Bulletin Board. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the OTC Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and lack of coverage by security analysts and the news media. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was quoted on the Nasdaq Stock Market or traded on a national securities exchange, like The New York Stock Exchange or American Stock Exchange.

      Because our common stock is a "penny stock," you may have difficulty selling them in the secondary trading market.

      Federal regulations under the Securities Exchange Act of 1934 regulate the trading of so-called "penny stocks," which are generally defined as any security not listed on a national securities exchange or Nasdaq, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Since our common stock currently trades on the OTC Bulletin Board at less than $5.00 per share, our common stock is a "penny stock" and may not be traded unless a disclosure schedule explaining the penny stock market and the risks associated therewith is delivered to a potential purchaser prior to any trade.

      In addition, because our common stock is not listed on Nasdaq or any national securities exchange and currently trades at less than $5.00 per share, trading in our common stock is subject to Rule 15g-9 under the Exchange Act. Under this rule, broker-dealers must take certain steps prior to selling a "penny stock," which steps include:

o     obtaining financial and investment information from the investor;

o obtaining a written suitability questionnaire and purchase agreement signed by the investor; and

o providing the investor a written identification of the shares being offered and the quantity of the shares.

If these penny stock rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of these comprehensive rules will make it more difficult for broker-dealers to sell our common stock and our stockholders, therefore, may have difficulty in selling their shares in the secondary trading market.

      We have not paid dividends to our stockholders in the past and we do not anticipate paying dividends in the near future.

      We have not declared or paid cash dividends on our common stock. We intend to retain all future earnings, if any, to fund the operation of our business, and therefore we do not anticipate paying dividends on our common stock in the future.

      There are a large number of shares of our common stock underlying our outstanding warrants, options and convertible notes, all of which may be available for future sale, which sale may depress the market prices of our common stock.

      The issuance of shares of common stock upon the exercise of our outstanding options and warrants will result in dilution to the interests of our shareholders, and may have an adverse effect on the trading price and market for our common stock. As of July 31, 2004, we had options and warrants outstanding which may be exercised to acquire 23,575,272 shares of our common stock at various times. The future sale of these shares may adversely affect the market price of our common stock. Shares issued upon exercise of our outstanding warrants and options will also cause immediate and substantial dilution to our existing shareholders. In addition, as long as these warrants and options remain outstanding, our ability to obtain additional capital through the sale of our securities might be adversely affected.

      We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

      We have periodically offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

      If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.


                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, forward-looking statements can be identified by terminology, for instance the terms "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other comparable terminology. In addition, these forward-looking statements include, but are not limited to, statements regarding the following:

      o     anticipated operating results and sources of future revenue;

      o     growth;

      o     adequacy of our financial resources;

      o     development of new products and markets;

      o obtaining and maintaining regulatory approval and changes in regulations;

      o     competitive pressures;

      o     commercial acceptance of new products;

      o     changing economic conditions;

      o     expectations regarding competition from other companies; and

      o     our ability to manufacture and distribute our products.

      Potential investors in our company are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results will differ and could differ materially from these forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (1) industry conditions and competition, (2) the rate of market acceptance of our products,
(3) our ability to integrate acquired companies, (4) operational risks and insurance, (5) risks associated with operating in foreign jurisdictions, (6) product liabilities which may arise in the future which are not covered by insurance or indemnity, (7) the impact of current and future laws and government regulation, as well as repeal or modification of same, (8) the ability to retain key personnel, (9) renegotiation, nullification or breach of contracts with distributors, suppliers or other parties and (10) the relationship with our suppliers. In light of these risks and uncertainties, there can be no assurance that the matters referred to in the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

      We will not receive any funds obtained by the selling security holders from their reoffer and sale of the common stock covered by this prospectus.

                                    DILUTION

      The shares offered for sale by the selling shareholders are already outstanding and, therefore, do not contribute to dilution.

                             DESCRIPTION OF BUSINESS

General

      We are a publicly-held global learning company that provides advanced learning solutions around the world for corporations, organizations and individuals. Our mission is to become a leader in offering education, training and certification services to major customers around the world. We are seeking to grow rapidly through acquisitions, business development and strategic relationships.

      We commenced our strategy in 2002 to acquire and integrate operating companies with established customer bases in strategic markets that have developed proprietary technology-enabled learning, training and certification systems and services targeted at major customers in worldwide industries. Our initial target market has been medium to large companies and organizations that provide workplace training and certification to their employees in a cost effective and efficient manner. We anticipate that growth will also be achieved through strategic relationships, licensing and marketing of software and other technologies, internal business development, and the expansion of sales offices and other sales representation around the world.

      In making acquisitions, we have targeted companies that we believe will position us to:

o provide workplace learning services to multiple organizational levels of major employers;

o leverage investments in content and delivery systems across multiple industry segments;

o     cross-market learning services developed by our operating subsidiaries;

o design and implement long-term workplace human capital development programs for large corporations, organizations and governments; and

o     provide meaningful learning experiences to end-users.

      We adopted our strategy in 2002 based on competitive analysis, market research and an analysis of our ability to acquire operating companies in key market areas and segments and attractive valuations. We have executed this strategy by identifying and completing a number of strategic acquisitions, expanding our executive management team, entering into key strategic relationships with financial advisors and investment banks, and developing and implementing a development and growth stage financing strategy.

      On February 22, 2004, we entered into an Agreement and Plan of Merger with ProsoftTraining, a Nevada corporation, pursuant to which we would have merged into a wholly-owned subsidiary of ProsoftTraining. This Agreement and Plan of Merger was mutually terminated on July 23, 2004.

The Global Learning Market

      According to EduVentures, Inc. and Think Equity Partners, the global education and training market is estimated at approximately US$2 trillion annually, with the United States currently accounting for over 35% of the world market for training and education services. Within the corporate training market, e-learning, fueled by increased penetration of computers and workplace access to the Internet, is playing an increased role in providing employees with training and workplace learning. IDC estimates that worldwide e-learning market will exceed $23 billion by 2006 and Cortona Consulting estimates that the global e-learning services market will reach $50 billion by 2010.

      We believe that the global learning market will, over time, evolve as it has in the United States and other developed countries, and will continue to expand based on market factors including:

o     growth and dynamic changes in the world's population base;

o     growth and dynamic changes in the world's workforce;

o     increased globalization;

o expansion of access to Internet and other communications technologies around the world.

      Changes in the size and make-up of the world's population

      According to the Population Resource Center, world population exceeded 6 billion individuals in 2001, with a growth rate of 1.3% annually. Based on this growth rate, there will be approximately 1 billion new entrants to the global workforce each decade until at least the middle of this century. Educating and training these workforce entrants is task of global proportions. Furthermore, significant changes in the make-up of the world's population are anticipated in the near future. It is estimated that in Europe, North America and certain other industrialized nations, anticipated future labor shortages will be caused by an aging workforce and will need to be met through immigration, creating large opportunities for language and other job training. Other labor shortages will be met by full-time and part-time re-entry by "retirees" into the workforce, a trend that is already gaining momentum in the United States. These re-entry workers often must be trained or retrained for new job skills - particularly in computer-related skills. In addition to workplace learning, an aging population points toward an expanded market for "lifelong learning" as longevity increases and people are healthy and active longer into their 70s and 80s - creating an expanding market for courses, classes and programs for the 20 percent of the population that will be over age 65 by the year 2025.

      Other demographic factors in the make-up of the world's work force are expected to have a significant impact on the world learning market. In the United States, according to Ameristat, between 1998 and 2008 over 40 million people will enter the U.S. labor force, joining over 110 million workers already in the workforce, , with over 25% of new workers expected to be either Hispanic or Asian, thus increasing diversity in the workplace. A more diverse workforce presents challenges to employers with regard to language and communication skills, compliance with laws and regulations regarding employment practices, and training in basic workplace skills. At the same time, the average age of the workforce will increase to age 45 or older by the year 2025. In many cases, these older workers will have changed jobs or even careers numerous times, with additional job or career changes likely before reaching the age to receive retirement benefits - itself climbing nearly to age 70 for the youngest members of the workforce today. It is generally accepted that young people entering the workforce today will need to continually adapt to rapid changes in technology, employment opportunities and skills needed to succeed over their working lives.

      As the global workplace continues to change rapidly, however, the economic value of a college degree or professional certification continues to increase. In the United States, the wage premium for a college degree holder as compared to a high school diploma has nearly doubled since the late 1970s - a statistic that is even more pronounced for women workers. Around the world, the value of a college degree, particularly from an accredited U.S. higher education institution, remains one of the most valuable workplace assets. Through distance and online education, there is a world market for college degree programs and professional certifications. Wage differentials based on education can also be found in the workplace below the degree level. For example, in Latin America, a worker with six years of education typically earns 50% more than a worker with no formal education, and the wage premium increases to 120% based on 12 years of education.

      Globalization and Technology

      Increased globalization is also expected to have a significant impact on the world learning market. As technology continues to facilitate global communication and business, corporations will continue to seek out new foreign markets for highly educated, lower cost workers, a process known as "outsourcing" or while collar globalization. In order for developed nations to compete with the outsourcing of labor to developing nations they must invest in educating and training their workforces. Many companies already know the benefits of ongoing education and training for their employees. The American Society for Training and Development (ASTD) performed a three-year study of employee education with 575 US-based publicly traded firms from various industries. ASTD found that companies who invested $680 per employee more than the average company increased their total stockholder return by six percent for the following year. A survey performed by Chief Learning Officer Magazine and Fairfield Research Inc., a market research company, looked into the size of the enterprise-learning market in the United States. Enterprise companies (over $500 million in sales) annually spend an average of $3.7 million on learning and training and are estimated to have collectively spent $11.9 billion on education in 2003. The annual spending per employee averages $912 for learning and training programs. The greatest proportion of spending on learning, nearly a third, was devoted to technical staff. Another major area of expenditure for training and workplace learning relates to increased emphasis on compliance with corporate governance regulations and with the compliance to national and international standards related to workplace health, safety, environmental regulations and supply-chain quality assurance standards.

      Globalization also presents challenges to large-scale, multinational employers in global industries that must address their human capital requirements in a cost-effective manner due to dispersed workforces, continual introduction of new technologies (including the introduction of technology to job classifications staffed by entry-level or lower-skilled workers), global competition, language and cultural barriers, and other demographic factors. Large employers also employ a wide range of personnel with various educational attainment levels and differing needs for ongoing training, workplace learning and professional development. In addition, compliance with local, national and international regulations and standards is increasingly critical for employers of all sizes.

      Impact of Technology

      Just as globalization is expanding the world's workforce to new labor markets and employers increasingly recognize the return on investment from a better educated workforce, technology is revolutionizing access to learning, education and training around the world through computer-based learning, high-speed network access, distance learning, e-learning and online accredited education. Access to computers and the Internet continues to increase dramatically, with the highest rates of growth over the coming decade to be in less developed nations. Worldwide, the "Internet population" is estimated at nearly 1 billion by The Computer Industry Almanac, expected to grow at a rate of approximately 200 million new users per year.

      The advent of computer and Internet technology has also presented new approaches for teaching and training employees. Over the past two decades, educational research has shown that individuals learn in different ways, and that no one method of teaching or training is optimal across all types of content or desired educational outcomes. Educational research has shown that a "blended learning" approach is generally more successful for the retention of new learning. Within the overall global learning market, there are a variety of instructional methods that can be utilized to train workers, such as:

o traditional classroom instruction at a school, the employer's facility or at an off-site facility;

o     computer-based training and simulation;

o     distance education, utilizing printed materials or digital materials;

o     online or e-learning, either instructor-mediated or self-paced; or

o hands-on training with machines or devices, either in the workplace or at a remote facility.

      Recognizing that there is no single instructional method or technology that works for every skill, every type of worker, or for all types of content that might required in a major employer's overall human capital planning, we have and will continue to acquire operating companies that, together, represent a "blended learning" approach to workplace learning. Our operating subsidiaries, collectively, are experienced in multiple delivery methods, multiple content specialties, and have designed and implemented a variety of workplace learning solutions.

Our Business

      We are creating a global learning company by acquiring operating subsidiaries that specialize in educational and training content, delivery, and services for particular industries or that target a particular segment of the workforce. We believe that there are product and service synergies between and among our various subsidiaries that position us to create a global learning company that can provide integrated learning services to corporations, organizations, educational institutions, and individual learners, utilizing a variety of delivery technologies, platforms and methodologies to meet what we believe is a growing need for global learning solutions. We believe that we will be one of the first companies to be able to serve major multinational employers at multiple levels of their organizations and assist these customers to meet the challenges of a major turnover in the world's workforce over the coming decade. Factors such as demographics, technology, and globalization will require enterprises, organizations and governments around the world to invest in human capital to remain competitive.

      We believe that our recent acquisitions have positioned us as a global learning company with the ability to:

o serve major customers in a number of industry verticals from mining to healthcare to agriculture;

o provide training to multiple levels of an organization from blue collar to management to executives; and

o utilize a blend of delivery methods including online learning, e-learning, instructor led training and competency based learning.

      We have five (5) major operating subsidiaries: TouchVision, River Murray Training, Riverbend, IRCA and VILPAS.

      TouchVision

      As of September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of TouchVision, Inc., a California corporation ("TouchVision") that is in the business of providing technology-enabled information and learning systems to healthcare providers, financial services companies and other industry segments. In consideration for the TouchVision shares, we issued an aggregate of 1,250,000 restricted shares of our common stock, 312,500 shares of which are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former TouchVision shareholders. We also agreed to loan to TouchVision the sum of $20,000 per month for the twelve-month period following closing, to be used for working capital, having previously loaned TouchVision the sum of $50,000 in June 2003 by way of bridge financing pending completion of the acquisition. In connection with the acquisition, TouchVision entered into substantially similar employment agreements with each of Messrs. Gregory L. Roche and Larry J. Mahar, the former principals of TouchVision, which have a term of two years and provide for annual salaries of $120,000. William Jobe, one of our directors, was paid a total of

$59,500 during the period December 2003 to June 2004 as compensation for merger and acquisition services associated with our acquisition of TouchVision.

      TouchVision specializes in web-based software products that are designed to be deployed on external and internal websites, a network of self-service stations, or stand-alone terminals. This hardware independence means the software can be accessed with a wide variety of end-user devices: web browser stations, wireless tablets and personal digital assistants (PDA's), kiosks, or computers.

      TouchVision has developed a number of products that are both generally applicable and industry-specific. The VisMed(R) suite of applications is specially branded for the healthcare industry. It bundles together many of the applications listed below as well as e-mail and shopping capabilities. TouchVision's current products consist of the following:

o CheckIn. CheckIn is the software solution for patient queuing, admitting, and processing in hospitals, clinics, and other care facilities. It is designed to replace the paper clipboard and health information forms, and protects patient privacy in compliance with HIPAA. It also tracks key performance metrics and offers real-time reporting. At full implementation, CheckIn will perform automatic verification of insurance eligibility and collect the patient's copayment. This product is a part of the VisMed suite.

o Presenter. Digital signs are the computerized replacement of billboards, message boards, schedule postings, and other static information displays offering versatility, impact, and reach. TouchVision Presenter is a tool for managing and displaying information on digital signs from a desktop web browser. Without any technical skills, personnel can manage welcoming information on a plasma display, a promotional messages on the attract loop of a kiosk network, or schedule updates on LCD monitors outside meeting rooms.

o PathFinder. PathFinder is an interactive facility directory and wayfinder system that can be viewed on a website or on self-service terminals in a facility. The software is optimized for large facilities such as hospitals, schools, institutions, and office complexes that have a need to conveniently help visitors find a destination. PathFinder users can search for a destination, view a map showing how to reach the location, and receive other directional instructions. This product is a part of the VisMed suite.

o Surveyor. Surveyor is flexible software that presents survey questions to the user and collects their answers. Answers are then stored in a database and emailed to the administrator. Surveyor is designed to eliminate the cost, inconvenience, and inaccuracy of traditional paper surveys. This product is a part of the VisMed suite.

o Educator. Educator provides a search engine for browsing and viewing health education content that can be delivered directly to a patient - in their room or education centers. This product is a part of the VisMed suite.

o Finder. Finder is a flexible software system that allows the user to search for information in a database. The selected information is displayed on the screen with the ability to link to supplemental information. Common uses of Finder include physician referrals (DrFinder), staff directories (PeopleFinder), and building directories (OfficeFinder).

o NurseStation. NurseStation is a productivity enhancement tool for nurses, physicians, and healthcare providers. NurseStation informs a care provider of whether the patient is currently in his or her room, and tracks other important parameters such as treating physician, specialist, nurse, and status. It replaces manual methods such as marker boards at the nurse station and allows a care provider to conveniently access this important information from anywhere in the hospital using a handheld device or web station. This product is a part of the VisMed suite.

o Concierge. Concierge, which is designed to require minimal technical skills, allows a user to easily update application features, graphical design, and information content. A library of content display templates provides for rapid development of professional pages for websites, web stations, and kiosks. Concierge's Announcer Module provides a high-profile scrolling message window to display current announcements and events. This product is a part of the VisMed suite.

o CareMail. CareMail provides personalized E-Cards for patients. E-Cards can be created on the facility's website or at web stations inside the facility. Cards are delivered directly to the patient at facilities with in-room access, and are printed and delivered at other facilities. This product is a part of the VisMed suite.

o HR Assist. HR Assist is designed to provide employees with convenient and secure access to online HR services through use of online resources for benefits enrollment, 401K management, and other human resources administration tasks.

o BizBrowser. BizBrowser is an interactive business directory that can be used for tourism advertising, community resources, and other applications involving display of business information. Users can search by a variety of methods to quickly find the business of interest. Numerous promotional or advertising placement opportunities exist through banners, feature listings, and display listings.

o Guardian. Guardian is a fault-protection agent for improving the reliability and user experience of self-service terminals. It monitors software applications and the Windows operating system to automatically respond to faults that can occur as well as the printer for paper and jamming issues, intercepts and replaces operating system messages with userfriendly messages, and emails messages to the system administrator.

      Over the past eight years, TouchVision has demonstrated its ability to deliver solutions to leading companies in healthcare, financial services, education, and retail services in the United States. TouchVision serves what we believe is a large and growing market in the United States and around the world for products and services that make information and content easily accessible, particularly where using a personal computer is either cost-prohibitive, inaccessible or inappropriate. Through its VisMed(R) brand, TouchVision delivers solutions that are tailored to the unique needs of the healthcare sector; TouchVision believes that there are similar opportunities for offerings that focus on other industry sectors and geographic markets. Today, TouchVision's customers are primarily US based Fortune 1000 companies and educational institutions.

      The addition of TouchVision provides our other subsidiaries with the potential to incorporate new software and hardware technology and delivery platforms into their core learning products. We anticipate that the TouchVision suite of products will have broad application in technology-enabled workplace learning where access to a desk-top computer is not available to many sectors of the workforce. While continuing to develop its own unique customer opportunities, TouchVision will work closely with our other operating companies to co-develop workforce training applications and distribution platforms.

      River Murray Training (RMT)

      As of September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of River Murray Training Pty Ltd ("RMT") an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT, we issued 700,000 restricted shares of our common stock, 350,000 shares of which are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders. We also loaned US$49,000 to RMT for the purpose of repaying outstanding loans advanced to RMT by its former shareholders.

      RMT is a privately owned training company whose mission is to assist companies in developing and managing their own sustainable in-house training system. RMT provides a "one stop shop" approach to meeting company's training needs and has three separate business units to support this "one stop shop" approach: (i) consultancy services to help establish a sustainable in-house training system; (ii) resource development services to develop customized learning support materials; and (iii) training services which provide a wide selection of fully accredited training. The basis of the RMT training model is partnering with companies to develop training programs, which provides two key benefits for its customers: first, training is made relevant to the workplace;

second, active involvement of customer personnel in training program development creates opportunities that foster the creation of a learning environment. This in turn provides a medium through which the customer can achieve continuous improvement.

      In 1992, the Australian National Training Authority was established to provide a national focus for vocational and educational training to ensure that all workers met the same competency standards. In order to provide this level of standardized content the Australian government designed the Australian Quality Training Framework ("AQTF"), which is a set of nationally agreed-upon standards that ensure the quality of vocational education and training services throughout Australia. In 1997 RMT was one of the early designers of content for the wine and viticulture industry in Australia, designing content that met AQTF standards. As a Registered Training Organization based in Australia's major wine production region and one of its primary regions for agricultural products, RMT has developed and maintains 350 training modules, with the majority in the wine sector. Its major customers in this sector are large wine-producing companies that receive Australian government funding for vocational training. Other modules developed by RMT include training for retail services, small business office administration and frontline management in the seafood and horticulture industries as well as public services

      RMT's primary sources of revenue are from the design and delivery of consulting and training services in the Australian agribusiness industry. RMT believes that future growth will come from training for the public-sector, agribusiness, and geographic expansion. For example, based on RMT's content and experience, we have begun to market training services in the California viticulture industry.

      We believe that RMT's operations can benefit from our other subsidiaries that operate in markets outside Australia, primarily by introducing enhanced online learning capabilities to leverage the curriculum and staff of RMT to viticulture and agriculture regions throughout Australia. RMT is also exploring the possibility of modifying training curriculum available to it as an RTO for use in other global markets, including content in areas such as operational management which have applications across multiple geographic markets and industries.

      Riverbend

      Riverbend Group Holdings (Proprietary) Limited ("Riverbend"), through its various subsidiaries, is a provider of online university degrees and other workplace learning services to corporations and individuals in South Africa. We acquired our interest in Riverbend in September 2003, when we completed the acquisition of 51% of the issued and outstanding shares of Ayrshire Trading Limited, a British Virgin Islands company ("Ayrshire") that owns 95% of Riverbend and acquired the option to purchase the remaining 49% of Ayrshire.

      In consideration for the Ayrshire shares, we issued a convertible non-interest-bearing promissory note in the amount of US$20,000, which amount is convertible from time to time, but no later than December 30, 2006, into a maximum of 2,000,000 restricted shares of our common stock. Of these shares, up to 400,000 may be withheld in satisfaction for any breach of warranties by the former shareholders of Ayrshire. The Ayrshire shares are subject to escrow and pledge agreements and will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements. As further consideration for the Ayrshire shares, we agreed to make a non-interest-bearing loan of U.S. $1,000,000 to Ayrshire. The option to acquire the remaining 49% of Ayrshire may be exercised in consideration for the issuance of 1,500,000 additional shares of our common stock, subject to certain adjustments. In connection with the Riverbend acquisition, we agreed to appoint Mr. Arthur Kidson to its board of directors, to serve until its next annual meeting, and to invite Mr. Nigel Tattersal to attend all meetings of its board of directors as an observer until its next annual meeting.

      The addition of Riverbend expands our product offering to higher education and online degrees. Riverbend, founded in 1998, operates through four operating subsidiaries. Together, these operating subsidiaries have developed a holistic approach to technology-enabled learning, education and training. Riverbend, Price Waterhouse Coopers and a South African media group are co-owners of Riverbed's primary subsidiary, eDegree, and a provider of corporate learning solutions including online degrees from some of South Africa's most respected universities. Other Riverbend subsidiaries include Learning Advantage, a customized learning solutions provider to corporations, Reusable Objects, a leading-edge learning software developer, and Learning Strategies, an e-learning consulting services provider. These Riverbend subsidiaries serve major corporate customers in South Africa and are leaders in South Africa's initiative to increase employment and competitiveness by expanding and improving adult basic education and training. We anticipate that Riverbend's future revenue generation will occur primarily through product development, business development and geographic expansion.

      eDegree is Riverbend's primary subsidiary that currently accounts for approximately 70% of Riverbend's total revenue. eDegree's core business surrounds e-learning and online learning support. The company partners with universities and corporations in order to maximize the use of the Internet for instructional effectiveness. eDegree is currently supplying and managing education and training to learners via several different delivery formats. eDegree offers academic institutions and corporate partners one or any of the following services:

o     instructional design and educational project management expertise;

o     curriculum development and courseware design;

o interactive e-learning content conversion methodologies to meet customized education and training needs;

o     delivering e-learning interventions;

o     management and administration of the delivery of e-learning courses;

o object-oriented software expertise used in the development of e-learning tools and interactive content; and

o     internal quality assurance capabilities.

      eDegree has successfully created, designed, developed, and administered courses on behalf of and in partnership with a number of leading South African academic institutions. It is currently supplying and actively managing the delivery of online education in collaboration with educational institutions to more than 4,000 students worldwide. We anticipate that eDegree's future revenue growth will be derived from broader distribution on behalf of its existing programs and geographic growth through development of new partnerships with educational institutions, corporations and government programs worldwide.

      Reusable Objects, another Riverbend subsidiary that currently represents approximately 10% of Riverbend's revenues, designs and develops software tools for the efficient authoring, development, management and publishing of instructional software programs. In particular, the "Construct" suite of tools includes a dynamic software utility for the creation of "learning objects" that can be comprised of one or more web pages, text documents, presentations, or multimedia items that can indexed, archived, and distributed to learners. Reusable Objects' products allow it to create cost-effective solutions designed in such a way that they can be deployed for a variety of courses and programs customized to the needs of differing contexts, target audiences, technical platforms and educational frameworks. Learner management, presentation of multiple perspectives, and use of interesting and appropriate graphics, and audio/video tools are central to Reusable Objects' solutions strategy. Reusable Objects focuses heavily on encouraging skills development and application instead of memorization and retention of factual information. We anticipate that Reusable Objects' revenue growth will be derived from increased product development and product deployment to corporations and universities both locally in South Africa and worldwide in conjunction with growth in other Riverbend businesses. It is anticipated that 30% to 50% of Reusable Objects' revenue growth will be outside of South Africa over the next few years.

      Learning Strategies, which represents less than 10% of Riverbend's revenues, is a consulting organization that assists large corporations, public entities and higher education institutions in understanding the most suitable learning and knowledge management approach in the modern technological environment. Learning Strategies' consultants provide consulting in the areas of strategy, knowledge management, financial management, human resource management, supply chain optimization, general process improvement and assessment of management information needs. As part of their leadership and industrial relations services, consultants facilitate team building, manage conflict through mediation, provide training for effective workplace relations, and develop and implement organizational transformation and restructuring. Learning Strategies' customers are primarily corporations based in South Africa, and we do not anticipate significant growth by Learning Strategies for the foreseeable future.

      Learning Advantage specializes in the supply and support of world-class e-learning applications. In marketing partnerships with leading companies such as Docent, Saba, and others, Learning Advantage is supplying educational software and managing e-learning solutions throughout South Africa. Learning Advantage is licensed to distribute a wide range of e-learning support tools and has extensive experience in the installation, configuration, end-user training and support of its products. Currently, Learning Advantage represents less than 15% of total Riverbend's revenue. It is anticipated that revenue growth will be derived from the development of new product and geographic expansion.

      It is anticipated that product and marketing synergies will be developed between Riverbend and our other operating subsidiaries, primarily in the areas of online learning for degree programs and other courses, and in software development and support. We believe that due to certain cost structures and efficiencies, Riverbend Group subsidiaries can provide technical expertise, software programming, and other development and support services for customer projects initiated outside of South Africa.

      IRCA

      IRCA (Proprietary) Limited ("IRCA") is an international firm specializing in corporate learning, certification, and risk mitigation in the areas of safety, health environment, and quality assurance ("SHEQ"). The company is headquartered in South Africa and operates international sales offices and operations in South Africa, the United Kingdom, Australia, Malaysia and North America.

      We acquired our interest in IRCA in December 2003 when we completed the acquisition of all of the issued and outstanding shares (the "Danlas Shares") of Danlas Limited, a British Virgin Islands company ("Danlas") that owns 51% of IRCA and holds an option to acquire the remaining 49%. In consideration for the Danlas Shares, we (i) issued three convertible promissory notes in the aggregate principal amount of $40,000 and convertible, under certain terms and conditions, into a maximum of 4,500,000 shares of common stock, (ii) agreed to advance $500,000 in cash to establish an international sales force, (iii) agreed to provide $500,000 for certain bank guarantees and, (iv) agreed to issue up to an additional 1,000,000 shares of common stock in the event certain profit thresholds are met. The Danlas Shares were pledged and deposited in escrow at closing as security for the due performance of our obligations under the promissory notes. In the event of a default by us under the notes, the Danlas Shares will be deemed sold back to the vendor at their par value. An event of default under the Note includes, among other things, a voluntary or involuntary bankruptcy proceeding involving us and the failure by us to list its shares of common stock on a major stock exchange by December 30, 2005.

      In connection with its acquisition of its interest in IRCA, we entered in an agreement with Titan Aviation Ltd. a private company held in trust, of which Mr. Steynberg along with other business partners is a beneficiary, pursuant to which it paid Titan Aviation on May 14, 2004 the sterling equivalent of the sum of 4,000,000 South African Rand (or $607,165) for various services rendered to IRCA. We also agreed to appoint Mr. Martin Steynberg to our Board of Directors, to serve until our next annual general meeting, and to invite Mr. Carel Labuschagne to attend all meetings of our board of directors as an observer until our next annual general meeting. Messrs. Steynberg and Labuschagne were both principals of IRCA.

      IRCA provides international risk assessment, consulting, and behavior-based management and training services, with specific emphasis integration of services to clients in the field of Safety & Health, Environment and Quality (SHEQ), as follows:

o Technical Services. IRCA provides a variety of services in the areas of environmental impact assessment and management, process safety, chemistry (process and analytical) and environmental engineering, thus enabling it to comprehensively addresses the safety, health and environmental risks of its clients through assessment, mitigation design and design implementation.

o Consulting Services. IRCA advises and assists organizations in respect of the SHEQ-related exposures. IRCA's professionals assess workplace issues related to SHEQ, advise clients on learning programs and other interventions that can reduce corporate financial risks, and assist in the implementation and certification of programs. Guidance and standards of operation are provided based on international best practices, helping organizations to reduce the impact of identified risks and to implement acceptable levels of control regarding residual risks.

o Training. IRCA provides a variety of on-site training courses, some of which are done in conjunction with BSI (British Standards Institution) to ensure that the latest standards, practices and knowledge are incorporated. IRCA is an accredited training provider and presents a variety of SHEQ training courses. The courses incorporate international standards and practices and are adapted to the environment of the various countries in which IRCA operates. This ensures that individual needs of executives, management, supervisors, representatives and workers are satisfied. Courses presented range from basic shop floor training aimed at the workforce, to highly technical, specialist risk assessment techniques for functional specialists. All training is presented in public course forums, as well as in-house for organizations that require inclusion of their own standards and logos. IRCA also offers web-based distance learning.

      IRCA's clients include a number of Fortune 1000 companies operating in Africa, Europe, Australia, and the United States. We anticipates that the acquisition of IRCA will provide us with an international sales force, increased customer penetration in the mining industry and a cross-industry product segment that can be sold with our other products. We believe that number of IRCA products and services can be sold by our operating subsidiaries in other geographic markets.

      VILPAS

      Effective March 1, 2004, we completed the acquisition of all of the issued and outstanding shares of Virtual Learning Partners, AS (which subsequently changed its name to Trinity Learning AS) ("VILPAS"), a learning services company registered under the laws of Norway and headquartered in Oslo, Norway. VILPAS owns 51% of FunkWeb AS ("FunkWeb"), a Norwegian learning services company that is also headquartered in Oslo. FunkWeb Consulting AS is a wholly owned subsidiary of FunkWeb, a consulting firm.

      In consideration for the shares of VILPAS, we issued a non-interest-bearing promissory note in the principal amount of $500,000 convertible into 1,000,000 shares of our common stock and agreed to issue up to an additional 200,000 shares of our common stock in the event certain revenue and profit thresholds are met during calendar 2004. The shares of VILPAS were delivered into escrow at closing and will be held in escrow as security for the due performance of our's obligations under the convertible promissory note. In the event of a default by us the Note, the escrow agent will return the VILPAS shares to vendors upon delivery by them to the escrow agent of (i) the cancelled note, (ii) any and all shares issued by us upon conversion of the note, and
(iii) any additional revenue-based shares that had been issued by us.

      VILPAS is a learning services company headquartered in Oslo, Norway. For the past five years, it has been engaged in developing e-learning and other educational initiatives for corporations and organizations in Norway, Scandinavia and Europe. FunkWeb, also headquartered in Oslo, is a leading provider of workplace training and retraining for disabled persons. In conjunction with national and local employment programs, FunkWeb has a successful track record in providing disabled persons with skills, certifications and job placement services primarily related to information technologies, web-based systems, and computing. The minority partner in FunkWeb is the Norwegian Federation of Functionally Disabled People, a non-government organization (NGO) representing many of Norway's associations and programs for the disabled.

      FunkWeb provides classroom-based, instructor-led instruction and also computer-based self-paced study to functionally-disabled individuals seeking to develop new workplace skills and certifications. Many countries in Europe and around the world have announced public initiatives to increase participation rates in the labor force among disabled people. We believe that FunkWeb provides a model which may be replicated in other geographic countries.

Competitive Business Conditions

      The competitive market for corporate training and workplace learning is fragmented by geography, curricula, and targeted segments of the workforce. Although there are many companies that provide training, we believe that it derives competitive advantage because of its ability to provide a suite of learning solutions on a worldwide basis at multiple levels of the workforce ranging from industrial workers to executive management.

      Most of our competition, in general sense, comes from:

o     smaller, specialized local training companies;

o providers of online and e-learning products targeted at corporate soft skills and technical training;

o     not-for-profit trade schools, vocational schools and universities; and

o learning services divisions of large, multinational computer, software and management consulting firms.

      We anticipate that market resistance may come from the trainers in the organizations to whom its various operating subsidiaries sell. Traditional trainers may see outsourcing as a threat to their job security. We are seeking to overcome this by focusing its business development strategy on senior management in operations, finance and human resources. It will also reshape the value proposition for internal training functions from tactical to strategic. We believe it can enhance the role of internal training and human capital development departments by providing a proven, integrated set of learning tools. In this way, it can provide measurable results and increase both the actual effectiveness and the perceived value of internal training departments.

      Each of our operating subsidiaries face local and regional competition for customer contracts and for government and non-government funding of education and training projects. In geographic areas where they hope to expand, they may face competition from established providers of their respective products and services.

      We believe that our operating subsidiaries derive their competitive advantage from one or more of the following:

o     proprietary content, software or technology;

o strategic relationships and alliances, including exclusive development and marketing relationships;

o     strategic minority stockholders; and

o     management's industry and customer relationships.

Intellectual Property

      Our success and ability to compete are dependent, to a significant degree, on its ability to develop and maintain the proprietary aspects of its technology and operate without infringing the proprietary rights of others. We regard certain aspects of our products and documentation as proprietary and relies on a combination of , trademark, trade secret and copyright laws and licenses and contractual restrictions to protect its proprietary rights. These legal protections afford only limited protection. We seeks to protect the source code for its software, documentation and other written materials under trade secret and copyright laws. It licenses software pursuant to license agreements that restrict use of the software by customers. Finally, we seek to limit disclosure of its intellectual property by requiring employees, consultants and customers with access to its proprietary information to execute confidentiality agreements and by restricting access to source codes. We believe, however, that in the market for online-learning and other technology-enabled education, training and certification services that require online business communications and collaboration, factors such as the technological and creative skills of its personnel and its ability to develop new products and enhancements to existing products are more important than the various legal protections of its technology to establishing and maintaining a technology leadership position.

      Our products and services, in some cases, are derived from proprietary content developed by its operating subsidiaries. In other cases, we or our subsidiaries are licensed to market third-party content or software, or in some cases to modify or customize third party content to meet the needs of our clients. In certain cases, where we have made investments to develop or co-develop certain products or services with third-parties, we and our operating subsidiaries may be entitled to certain rights of ownership and copyright of intellectual property to the extent they are delivered to customers in the format developed by us.

      Our products are generally licensed to end-users on a "right-to-use" basis pursuant to a license that restricts the use of the products for the customer's internal business purposes. We also relies on "click wrap" licenses, which include a notice informing the end-user that, by downloading the product, the end-user agrees to be bound by the license agreement displayed on the customer's computer screen. Despite efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that is regarded as proprietary. Policing unauthorized use of products is difficult and, while we are unable to determine the extent to which piracy of its software exists, it can be expected to be a persistent problem. In addition, the laws of many countries do not protect intellectual proprietary rights to as great an extent as do the laws of the United States. Many of our subsidiaries operate in countries other than the United States. We are in the process of reviewing all intellectual property ownership and protection among all of its recently-acquired operating subsidiaries.

Employees

      As of July 31, 2004, we had 310 full time employees located in California, Australia, England, Norway and South Africa. Most of these persons were employed by our subsidiaries in South Africa.

Corporate Background

      We were incorporated on April 14, 1975 in Oklahoma under the name U.S. Mineral & Royalty Corp. as an oil and gas exploration, development and operating company. In 1989, it changed its name to Habersham Energy Company. Historically, the company was engaged in the business of acquiring and producing oil and gas properties, but did not have any business activity from 1995 to 2002. Subsequent to our reorganization in 2002, we changed our corporate domicile to Utah, amended our capital structure and changed our name to Trinity Companies Inc. In March 2003, our name was changed to Trinity Learning Corporation.

      On June 16, 2003, we completed a recapitalization of our common stock by
(i) effecting a reverse split of our outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and (ii) subsequently effecting a forward split by dividend to all stockholders of record, pro rata, on the basis of 250 shares for each one share owned. The record date for the reverse and forward splits was June 4, 2003. Immediately prior to the recapitalization, we had 13,419,774 shares of common stock outstanding. Following the recapitalization and the cancellation of 108,226 shares of common stock beneficially owned by members of management, there were 13,419,774 shares of common stock outstanding.

      On August 6, 2003, our board of directors approved a change in its fiscal year-end from September 30 to June 30 to align it with those of the companies it had already acquired or were at that time in the process of acquiring.

      We completed our first acquisition in October 2002 when it acquired Competency Based Learning, Inc., a California corporation ("CBL-California"), and two related Australian companies, Competency Based Learning, Pty. Ltd. and ACN 082 126 501 Pty. Ltd., (collectively referred to as "CBL Australia"), in consideration for the issuance of a total of 3,000,000 restricted shares of our common stock and $1,000,000 in convertible promissory notes and the assumption of $222,151 in indebtedness. The transactions were effected through CBL Global Corp. ("CBL"), our wholly-owned subsidiary. Effective December 22, 2003, we sold our interests in CBL and its Australian and Californian subsidiaries (the "CBL Companies") to the former owners of the CBL Companies. In conjunction with the management buyout, we entered into a settlement agreement with respect to its litigation with CBL and the CBL Companies. Pursuant to this agreement, we conveyed all of its interest in the CBL Companies back to the former owners, along with a cash settlement of $25,000, in exchange for (i) surrender and cancellation of all shares of our stock issued to the former owners in connection with the acquisition of the CBL Companies, (ii) the cancellation of $1.0 million in convertible notes payable and other obligations under the original transaction agreements, (iii) the waiver of certain other closing conditions in the original transaction agreement, and (iv) the assumption of certain financial obligations and accounts payable of CBL. The parties also exchanged mutual releases of claims in connection with the original transactions, and we dismissed its litigation against the CBL Companies and their former owners.

      On February 22, 2004, we entered into an Agreement and Plan of Merger with ProsoftTraining, a Nevada corporation, pursuant to which we would have merged into a wholly-owned subsidiary of ProsoftTraining. This Agreement and Plan of Merger was mutually terminated on July 23, 2004.

Properties and Facilities

      Our corporate office in Berkeley, California is sub-leased from an unaffiliated third party. The term of the lease commenced September 1, 2003 and expires August 31, 2004 with an option to renew for three months. Our various subsidiaries lease facilities in Australia, South Africa, England, Norway and California, in each case from unaffiliated third parties. These facilities are adequate for its needs at the present time and foreseeable future.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Our fiscal year ends on June 30. This management's discussion and analysis of financial condition and results of operations contains forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by this forward-looking information. Factors that could cause or contribute to such differences include, but are not limited to, those discussed or referred to herein under the heading "Risk Factors". This management's discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this joint proxy/prospectus.

General

      On August 6, 2003, our board of directors approved a change in our fiscal year-end from September 30 to June 30 in order to align it with those of the companies we had already acquired or were at that time in the process of acquiring. We accordingly filed a transition report on Form 10-KSB for the period from October 1, 2002 to June 30, 2003 (the "transition period"). During the previous fiscal year ended September 30, 2002, we substantially reorganized our business and changed our strategic business plan. This reorganization continued into the subsequent transition period and into the fiscal year covered by this report. As part of this reorganization, we incurred significant costs associated with hiring new management, acquiring new office facilities and engaging professional advisors to assist it in the process of developing and executing new business opportunities. We also sought and obtained debt and equity financing which permitted us to complete our various corporate acquisitions in the transition period and in fiscal 2004.

Results of Operations

    Nine Months Ended March 31, 2004 Compared to March 31,2003

      Our gross sales revenues were $7,442,802 for the nine months ended March 31, 2004, as compared to $164,660, the amount we reported for the nine months ended March 31, 2003. This significant increase in revenues is due to the acquisition, in September 2003 of our interests in TouchVision, RMT and Riverbend, and in December 2003, of our interest in IRCA. The period in 2003 comprises six months revenue of CBL which was our sole operating subsidiary in that period. The period in 2004 includes seven months of revenue from TouchVision, RMT and Riverbend, and four months of revenue from our interest in IRCA. Revenues of CBL, which was sold by us effective December 22, 2003, were included through such date. The business results for VILPAS will not be included for March, 2004 until the fourth quarter 2004 as its activity was de minimus to our overall operating results.

      Costs of sales, which consist of labor and hardware costs, and other incidental expenses, were $2,526,528 for the nine months ended March 31, 2004 as compared to $0 for the same period in the prior year, resulting in gross profit of $4,916,274 for the nine months ended March 31, 2004, as compared to $164,660 for the nine months ended March 31, 2003. These increases in both costs and gross profit were due to and associated with increased revenues resulting from the acquisitions completed by us in September and December 2003.

      Operating expenses for the nine months ended March 31, 2004 were $9,038,939, as compared to $1,799,244 for the nine month period ended March 31, 2003. This increase was due primarily to a significant increase in salaries and benefits which increased $4,538,882 from $673,001 for the nine-month period ended March 31, 2003 to $5,211,883 for the nine-month period ended March 31, 2003. The increase is largely due to the acquisition of the new subsidiaries ($3.5 million), expansion of the global sales force ($0.4 million), and the addition of finance, administrative and executive staff ($0.8 million) in support of the new operating strategy.

      Other significant increases in operating expenses resulted from increases in selling, general and administrative expense, and depreciation and amortization expense. Selling, general and administrative expense of $2,238,386 for the nine-months ended March 31, 2004 increased $1,876,154 from $362,232 for the nine months ended March 31, 2003. Selling, general and administrative costs attributable to the new subsidiaries totaled $1,904,063. Selling, general and administrative costs attributable to the establishment of an international sales force totaled $396,685. Depreciation and amortization expense increased from $5,675 for the nine months ended March 31, 2003 to $745,582 for the nine months ended March 31, 2004. Included in the increase of $739,907 is $339,079 attributable to amortization of intangible assets and $400,828 attributable to depreciation expense, both as a result of the acquisitions of TouchVision, RMT, Riverbend and IRCA.

      We reported net loss available for common stockholders of $3,826,667, or $0.17 per share on a diluted basis, for the nine months ended March 31, 2004, compared with a net loss of $1,701,754 or $0.25 per share on a diluted basis, for the same period last year.

   Transition Period Ended June 30, 2003 Compared to Fiscal Year Ended September 30, 2002

      Our revenues for the nine-month transitional period ended June 30, 2003 were $167,790, as compared to $0 for the fiscal year ended September 30, 2002. These revenues were generated by CBL, our sole operating subsidiary during the period. Net loss for the nine-month transitional period ended June 30, 2003 was $(2,101,336) as compared to $(565,931) for the fiscal year ended September 30, 2002.

      Our operating expenses increased from $552,774 for the year ended September 30, 2002 to $2,150,418 for the nine-month transitional period ended June 30, 2003. This increase was due primarily to a significant increase in salaries and benefits, which increased $960,123 from $83,000 for the year ended September 30, 2002 to $1,043,123 for the period ended June 30, 2003. Of this amount, $603,551 was paid for salaries and related tax, medical and other benefits for the thirteen employees of CBL. During the period, we also hired our president, chief financial officer and chief learning officer and incurred the salary expense associated with these positions. Other significant increases in operating expenses were related to travel and entertainment expenses, which increased $121,725, from $60,868 for the year ended September 30, 2002 to $182,593 for the transition period ended June 30, 2003. Professional fees increased from $363,770 to $437,836, and included financial advisory and legal expenses associated with financing and acquisition activities. Also included in operating expense is $167,747 amortization expense resulting from the $1,118,312 capitalization of intellectual property acquired with CBL and related amortization of this asset. Other expense of $113,639 increased substantially, from $14,983 for the year ended September 30, 2002. This increase is primarily attributable to interest paid on various loans incurred immediately prior to and during the period.

Liquidity and Capital Resources

      Our expenses are currently greater than our revenues. We have a history of losses, and our accumulated deficit as of March 31, 2004 was $15,015,580, as compared to $11,188,913 as of June 30, 2003.

      At March 31, 2004, we had a cash balance of $971,849 compared to $86,511 at June 30, 2003. Net cash used by operating activities during the nine months ended March 31, 2004 was $1,409,348, attributable primarily to our loss from operations of $3,826,667. Included in cash used by operating activities were payments for accounting and insurance of $393,000. Net cash generated by financing activities was $5,668,580 for the nine months ended March 31, 2004 representing the net of borrowings and repayments under short-term notes of $293,247 plus $5,838,148 in proceeds from issuance of common stock, conversion of bridge loans to common stock and the exercise of warrants and options, less financing fees of $462,815. Of these funds, an aggregate of $2,090,700 was advanced to our subsidiaries; $500,000 was pledged as a letter of credit to IRCA; $492,250 was paid for financing related legal fees and sales commissions; $1,023,100 was paid for acquisition related legal and financial advisor fees; $500,000 was repaid on short-term promissory notes to a related party; and $130,000 was paid for other financial advisory fees.

      Accounts receivable increased from $42,719 at June 30, 2003 to $3,919,391 at March 31, 2004. This increase is due to receivables owed to the four subsidiaries we acquired during the autumn of 2003.

      Accounts payable increased from $391,872 at June 30, 2003 to $2,538,840 at March 31, 2004. This increase is attributable to expenses incurred in connection with our acquisitions and our continuing corporate expansion during the year.

      On May 28, 2004, notes payable to the former owners of VILPAS in the principal amount of $500,000 and to the former owners of the Danlas Shares in the aggregate principal amount of $30,000 (see "Description of Business - Our Business - IRCA") were converted to 1,000,000 and 3,500,000 shares, respectively, of our common stock.

      As a professional services organization, we are not capital intensive. Capital expenditures historically have been for computer-aided instruction, accounting and project management information systems and general-purpose computer equipment to accommodate its growth. Capital expenditures, excluding purchases financed through capital lease, during the first nine months of fiscal years 2004 and 2003 were $186,593 and $12,834, respectively.

      On May 28, 2004, we closed the offering of senior convertible bridge notes that we commenced in January 2004. A total of $2,695,000 was raised in the offering, to be used for (i) corporate administration, (ii) the expansion of subsidiary operations, and (iii) expenses and commitments made for acquisitions in 2003. As of May 28, 2004, the entire aggregate principal amount of the notes, plus accrued interest thereon, was converted into a total of 4,520,065 shares of our common stock. Financing fees incurred in connection with the sale of the notes are approximately $241,200.

      To meet our present and future liquidity requirements, we will continue to seek additional funding through private placements, conversion of outstanding loans and payables into common stock, development of the business of our newly-acquired subsidiaries, collections on accounts receivable, and through additional acquisitions that have sufficient cash flow to fund subsidiary operations. There can be no assurance that we will be successful in obtaining more debt and/or equity financing in the future or that our results of operations will materially improve in either the short- or the long-term. If we fails to obtain such financing and improve its results of operations, we will be unable to meet our obligations as they become due. That would raise substantial doubt about our ability to continue as a going concern.

      On July 29, 2004, we issued a secured convertible promissory note in the principal amount of $500,000 to Oceanus Value Fund, L.P. ("Oceanus"). The note matures on October 27, 2004, bears interest at the rate of twelve percent (12%). The holder of the note has the option to participate in a subsequent financing made during the term of the note, and in lieu of all or part of any cash payment that would otherwise be made to us in connection with such financing, the holder may elect to contribute $1.00 of debt forgiveness under the note for each $1.00 of such participation. In connection with the issuance of the note, we also issued to Oceanus a five-year warrant to purchase up to 125,000 shares of our common stock at a price of $1.00 per share. We also entered into a registration rights agreement with Oceanus covering the shares issuable upon any conversion of the note and the shares underlying the warrant.

      We are also currently negotiating the issuance of a $5.5 million convertible note, the proceeds of which would be used for operating capital and future acquisitions.

Critical Accounting Policies and Estimates

      Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and form the basis for the following discussion and analysis on critical accounting policies and estimates. The preparation of these financial statements required us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. These estimates and assumptions are evaluated on a regular basis. Actual results may differ from these estimates under different assumptions or conditions. A summary of our significant accounting policies is set out in Note 2 to our audited financial statements.

Related Party Transactions

      Our corporate reorganization during the fiscal year ended September 30, 2002 was effected primarily by two of our officers and directors, Messrs. Douglas Cole and Edward Mooney. During that fiscal year and the transition period subsequent thereto, we entered into several transactions with these individuals and with entities controlled by them, as well as entities controlled by Theodore Swindells, one of our significant stockholders.

      As of August 8, 2002, we formalized a Debt Conversion Agreement with Global Marketing Associates, Inc. ("GMA"), holder of a convertible promissory note (the "GMA Note") in the principal amount of $166,963, pursuant to which the principal amount of the note, along with accrued interest thereon, was made convertible, under certain conditions, into 3,200,000 shares of our common stock. The GMA Note was originally issued in November 2000 to the attorneys of our predecessor company and was subsequently acquired by Pacific Management Services, Inc., who assigned the note to GMA. GMA subsequently assigned the right to acquire 2,600,000 of the 3,200,000 shares of common stock into which the note is convertible, to several persons, comprising Messrs. Cole, Mooney, and Swindells and European American Securities, Inc., a private entity of which Theodore Swindells is a principal. Pursuant to the assignment, Messrs. Cole and Mooney each acquired the right to acquire 600,000 shares of the common stock into which the GMA Note was convertible and Mr. Swindells acquired the right to acquire 1,000,000 shares. As of January 2003, all 3,200,000 shares of our common stock had been issued pursuant to the terms of the GMA Note. Fifty percent of such shares are subject to a two-year lock-up provision that restricts transfer of such shares without prior written consent of our board of directors.

      As of July 15, 2002, we entered in a two-year Advisory Agreement with Granite Creek Partners, LLC ("GCP"), formerly King's Peak Advisors, LLC, automatically renewable for an additional 12-month period. Under the terms of the Advisory Agreement, GCP agreed to provide us with general corporate, financial, business development and investment advisory services on a non-exclusive basis. These services include assisting with the identification of placement agents, underwriters, lenders and other sources of financing, as well as additional qualified independent directors and members of management. GCP is a private company whose principals are Douglas Cole and Edward Mooney, two of our officers and directors, and Theodore Swindells. At its August 19, 2003 meeting, our board of directors voted to suspend the Advisory Agreement from August 15, 2003 until January 2004, and this agreement remains suspended. Through December 31, 2003, GCP had earned a total of $315,000 under the Advisory Agreement, $110,000 of which was converted into 4,400,000 shares of our common stock in March 2003. Of the balance of $205,000, $203,469 has been paid to GCP, leaving a balance owing at December 31, 2003 of $1,531.

      As of July 31, 2002, we entered into an Advisory Agreement with European American Securities, Inc. ("EAS"), a private entity of which Theodore Swindells is a principal, pursuant to which EAS agreed to provide financial advisory and investment banking services to us in connection with various equity and/or debt transactions. In exchange for such services, we agreed to pay EAS a retainer fee of $5,000 per month and a commission ranging from 5% to 7% based on the type of transaction consummated, such fees being payable, at EAS' option, in cash or our common stock. On October 2, 2003, we renewed the agreement with EAS on terms similar to those contained in the first agreement. On January 1, 2004, we amended the October 2003 agreement respecting financial advisory and investment banking services rendered in connection with our senior convertible bridge note offering, which closed on May 28, 2004, for which we paid EAS a fee of 10%. Through July 31, 2004, EAS had earned a total of $861,450 pursuant to our arrangement with them, of which $345,450 was earned in connection with private equity and/or debt transactions and $415,000 was earned for advisory services in connection with certain acquisitions. As of July 31, 2004, the balance owed to EAS was $76,961.

      During the period August 2001 to June 30, 2002, Mr. Swindells advanced a total of $925,000 to us by way of short-term non-interest bearing working capital loans, as follows: $145,000 during the fiscal year ended September 30, 2001 and $780,000 during the transition period from October 1, 2002 to June 30, 2003. We repaid $500,000 of the total amount owing in September 2003 and issued an aggregate of 850,000 shares of our common stock to Mr. Swindells in November 2003 in payment of the balance of $425,000. During the period June 2004 to July 2004, Mr. Swindells advanced us $120,000. On August 10, 2004 we repaid $50,000 of this amount.

      In October 2002, we (i) issued convertible promissory notes in the aggregate principal amount of $500,000 (the "Bridge Financing Notes") to certain individuals and entities, and (ii) in connection with the issuance of the Bridge Financing Notes, issued warrants to the holders of the notes to purchase additional shares of common stock. Of the total principal amount of the Bridge Financing Notes, $55,000 was advanced by GCP and $120,000 by Mr. Swindells. On May 19, 2003, the aggregate principal amount of the Bridge Financing Notes and accrued interest thereon of $34,745 was converted into 1,336,867 shares of common stock at a price of $0.40 per share. The warrants issued in connection with the Bridge Financing Notes are exercisable for a period of one year at a price of $0.05 per share, and contain a net issuance provision whereby the holders may elect a cashless exercise of such warrants based on the fair market value of the common stock at the time of conversion. On March 26, 2004, GSP exercised its warrants in a cashless exercise for which it received a total of 126,042 shares of common stock.

      Effective October 1, 2002, we issued an aggregate of 1,200,000 restricted shares of our common stock at a price of $0.025 per share to our three directors, Messrs. Cole, Mooney and Jobe, in consideration for past services valued at $30,000.

      In connection with its acquisition of our interest in IRCA, we entered into an agreement with Titan Aviation Ltd., a private company held in a trust of which Mr. Martin Steynberg and other business partners are the beneficiaries. Pursuant to this agreement, we paid Titan Aviation on May 14, 2004 the sterling equivalent of the sum of 4,000,000 South African Rand (or $607,165) in consideration for various services rendered to IRCA. Mr. Steynberg, who is a stockholder in IRCA Investments (Proprietary) Limited, which owns 25.1% of IRCA, receives a monthly fee of $2,000 for services to IRCA and became a director of our company on January 1, 2004 pursuant to the terms of the IRCA acquisition.

      William Jobe, one of our directors, was paid a total of $59,500 during the period December 2003 to June 2004 as compensation for merger and acquisition services associated with our acquisition of TouchVision.


                        DIRECTORS AND EXECUTIVE OFFICERS

Biographical Information

      The following table sets forth the names, ages and titles of our executive officers and directors.

Name                         Age         Position
----                         ---         --------
Douglas D. Cole              49          Chief Executive Officer and Director
Edward P. Mooney             44          President and Director
Richard J. Marino            56          Chief Operating Officer
Christine R. Larson          50          Chief Financial Officer
William D. Jobe              65          Director
Richard G. Thau              57          Director
Arthur Ronald Kidson         61          Director
Martin Steynberg             42          Director

      Certain biographical information pertaining to the above-named officers and directors is set forth below.

      Douglas D. Cole. Mr. Cole has been a director of Trinity Learning Corporation since January 2002 and has served as our chief executive officer since August 2002. For the past 25 years, Mr. Cole has worked in the information technology industry, with a focus on sales and marketing. He has successfully completed numerous acquisitions and strategic partnerships for and among various companies. He served as a director of USA Broadband, Inc., a publicly-traded company specializing in delivery of digital video and television programming, from October 2001 to October 2003, and served as interim president of its operating subsidiary, Cable Concepts, Inc., from November 2001 to April 2002. From August 1998 to June 2000, Mr. Cole served as a director of RateXchange Corporation and as a director of two of its subsidiaries, RateXchange I, Inc. and PolarCap, Inc. He served as Chairman, Chief Executive Officer, President and Principal Accounting Officer of RateXchange from April 1999 to February 2000. He served as the Chief Executive Officer of PolarCap, Inc. from its inception until August 1998. Mr. Cole was the founder and Chief Executive Officer of Great Bear Technology from its inception in 1992 until its merger with Graphic Zone Inc. in 1992.

      Edward P. Mooney. Mr. Mooney has been a director of Trinity Learning Corporation since January 2002 and has served as our President since October 1, 2002. Mr. Mooney has 20 years' experience in corporate development, corporate finance, and financial research and analysis. He served as a director and officer of USA Broadband, Inc., a publicly-traded company, from April 2001 to October 2003, and he also served as interim Chief Executive Officer until September 2002 and provided consulting services to USA Broadband until May 2003. Prior thereto, Mr. Mooney was self-employed as a corporate consultant. Mr. Mooney served as a director for RateXchange Corporation from November 1998 to April 2000 and as Executive Vice President from April 1999 to April 2000. Mr. Mooney also served as a director of WorldPort Communications, Inc. from September 1996 to May 1998 and as President from September 1996 to April 1997. During 2002, Mr. Mooney served as a director of Category 5 Technologies, Inc. a publicly traded company. He also served as a director of InterAmericas Communications Corporation, HQ Office International and HQ Office Supplies Warehouse.

      Richard J. Marino. Mr. Marino was appointed as Trinity Learning Corporation's Chief Operating Officer in May 2004. Mr. Marino has over 20 years of senior executive management experience in global operations, product development and sales for major publishing and media companies. Prior to joining us, Mr. Marino was most recently vice-president and publisher of Dowden Health Media. Prior thereto, from 2001 until August 2003, Mr. Marino was managing partner of the Management Group, LLC, a business services organization. During 2001, Mr. Marino was also chief executive officer of Standard Media International, publisher of The Industry Standard Magazine. From 1999 to 2001, Mr. Marino was chief operating officer of CNET Networks, Inc., which operated one of the world's largest websites offering a variety of products and services. Mr. Marino has a degree in business administration from Huron University in Huron, South Dakota.

      Christine R. Larson. Ms. Larson has over 20 years' experience as a business and financial professional. She has served as our chief financial officer since January 2003. Prior to that time, she worked as an independent financial and marketing consultant to start-up software, hardware and internet service companies. In 1999, she worked for KPMG Consulting, Inc. She was previously employed from 1985 to 1998 by Bank of America Corporation, most recently as a senior vice president in their interactive services division. While working at Bank of America Corporation, she served as chief financial officer of their leasing subsidiary, BA Leasing and Capital Corporation and of their venture capital subsidiary, BA Ventures Inc. She is a certified public accountant licensed in the state of California.

      William D. Jobe. Mr. Jobe has been a director of Trinity Learning Corporation since January 2002. He has been a private venture capitalist and a computer, communications and software industry advisor since 1991. Prior to that time, he worked in executive management for a number of firms in the computer, software and telecommunications industries including MIPS Technology Development, where he served as President, and Data General, where he was Vice President of North American Sales. Mr. Jobe has served as a director for a number of privately held and publicly held high technology companies including Qualix Group, Inc., Fulltime Software, Inc., Multimedia Access Corporation where he served as chairman of the board and director, Viewcast.com, GreatBear Technology Company, Tanisys Technology, Inc. and Interand Group.

      Richard G. Thau. Mr. Thau has been a director of Trinity Learning Corporation since January 2004. Mr. Thau is a self-employed consultant/mentor/advisor, and investor in early stage information technology companies and serves as an executive-in-residence at InterWest Partners. From 1990 to 1999, Mr. Thau served as Director, Chairman of the Board and CEO of FullTime Software (formerly Qualix Group), a provider of software for network based computing. He also is the former CEO of Micro-MRP.

      Arthur Ronald Kidson. Mr. Kidson has been a director of Trinity Learning Corporation since January 2004 and is a chartered accountant in South Africa. Mr. Kidson was appointed a director pursuant to the terms of the agreement by which Trinity Learning acquired its interest in RiverBend Group Holdings (Proprietary) Limited. From 1998 to 2000, Mr. Kidson served as the Executive Director of Price Waterhouse Coopers Chartered Accountants in South Africa. Prior to that, Mr. Kidson served as Chairman of Coopers & Lybrand Chartered Accountants in South Africa. Mr. Kidson has an accounting degree from the University of South Africa and completed the Stanford University Executive Program in 1986.

      Martin Steynberg. Mr. Steynberg has been a director of Trinity Learning Corporation since January 2004. He was appointed to the board pursuant to the terms of the agreement by which Trinity Learning acquired its interest in IRCA (Proprietary) Limited. Mr. Steynberg has served as the Chief Executive Officer of Titan Aviation Ltd., a Guernsey corporation, since 1999. Prior to that, Mr. Steynberg was the managing director of Hubschrauber Transport GMBH in Austria from 1997 to 1999. From 1995 to 1997, Mr. Steynberg was a partner with Barnard and Co. Chartered Accountants (SAICA) in South Africa.

Section 16(a) Beneficial Ownership Reporting Compliance

      Our directors and executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of
Section 16(a) of the Exchange Act ("Section 16(a)"), which require them to file reports with respect to their ownership of common stock and their transactions in common stock. Based solely upon review of Forms 3 and 4 and amendments thereto furnished to us during our most recent fiscal year and Forms 5 and amendments thereto furnished to us, or any written representations made to us that no Form 5 was required, we believe that all reporting requirements under
Section 16(a) were met in a timely manner by the persons who were executive officers, directors or greater than 10% stockholders of Trinity Learning Corporation during the transition period ended June 30, 2003, except for the following: a Form 3 for Douglas D. Cole that was due to be filed on or before January 30, 2002 was filed on December 18, 2003; a Form 3 for Edward P. Mooney that was due to be filed on or before February 8, 2002 was filed on December 2, 2003; a Form 3 for Christine R. Larson that was due to be filed on or before January 23, 2003 was filed on December 2, 2003; and a Form 3 for William D. Jobe that was due to be filed on or before February 8, 2002 was filed on December 2, 2003. In addition, Forms 4 were due to be filed in respect of certain transactions involving these persons at various dates in 2002 and 2003; the information pertaining to these transactions was included in the information provided in their respective Forms 3.

                             EXECUTIVE COMPENSATION

      The table below sets forth certain information regarding the annual and long-term compensation for services to us in all capacities for the fiscal year ended June 30, 2004, the nine month transitional period ended June 30, 2003 and the fiscal year ended September 30, 2002 of Messrs. Douglas Cole and Edward Mooney and Christine R. Larson. These individuals received no other compensation of any type, other than as set out below, during the fiscal years indicated.

   Summary Compensation Table

                                               Annual Compensation                     Long Term Compensation
                                           -----------------------------   --------------------------------------------
                                                                  Other
                                                                  Annual   Restricted             Long Term   All Other
                                                                  Compen-    Stock      Stock     Incentive    Compen-
Name and Principal Position      Year      Salary      Bonus      sation     Awards    Options     Payouts     sation
---------------------------      ----      ------      -----      ------     ------    -------     -------     ------
Douglas D. Cole                  2004     $180,000        -      $12,000        -      250,000        -          -
     Chief Executive Officer     2003     $135,000    $25,000     $9,000        -      250,000        -          -
                                 2002      $75,000        -       $5,000        -          -          -      $12,500


Edward P. Mooney                 2004     $180,000        -      $12,000        -      250,000        -          -
     President                   2003     $135,000    $25,000     $9,000        -      250,000        -          -
                                 2002          -          -          -          -          -          -      $12,500

Christine R. Larson              2004     $165,000        -       $9,000               250,000        -          -
     Chief Financial Officer     2003      $45,800        -          -                 200,000        -          -
                                 2002          -          -          -          -          -          -          -

      The following table sets forth the individual stock option grants made during the fiscal year ended June 30, 2004 to each of the above named executive officers.

   Stock Option Grants in Last Fiscal Year

                                                 Individual Grants
                                                --------------------
                                                 % of Total Options
                        Number of Securities    Granted to Employees    Exercise Price
      Name               Underlying Options         in Fiscal Year         per Share        Expiration Date
      ----               ------------------         --------------         ---------        ---------------
Douglas D. Cole                250,000                   5.9%                 $0.50         December 31, 2008
Edward P. Mooney               250,000                   5.9%                 $0.50         December 31, 2008
Christine R. Larson            250,000                   5.9%                 $0.50         December 31, 2008

      The following table sets forth the aggregate stock option exercises and fiscal year-end option values for each of the above named executive officers for the fiscal year ended June 30, 2004.

   Aggregate Option Exercises in Last Fiscal Year and FY-End Values

      The following table sets forth the aggregate stock option exercises and fiscal year-end option values for each of the above named executive officers. No stock options were exercised during the year ended June 30, 2004.

                                                                  Number of Securities
                            Shares                               Underlying Unexercised        Value of Unexercised
                          acquired on                              Options at FY-End             Options at FY-End
        Name               Exercise       Value Realized       Exercisable/Unexercisable     Exercisable/Unexercisable
        ----               --------       --------------       -------------------------     -------------------------
Douglas D. Cole                -                 -                  254,965 / 245,035              $87,157/$100,343
Edward P. Mooney               -                 -                  254,965 / 245,035              $87,157/$100,343
Christine R. Larson            -                 -                   216,815/233,185               $77,619/$97,380

      As of August 12, 2002, we formalized an employment agreement that provides for the employment of Mr. Cole as chief executive officer at an annual salary of $180,000, or such higher rate as the board of directors may determine. The agreement, which has a two-year term from August 12, 2002, is automatically renewable for a further twelve-month period, unless earlier terminated. In addition to his salary, Mr. Cole is entitled to $1,000 per month for automobile reimbursement and various other benefits. On October 1, 2002, we entered into an employment agreement with Mr. Mooney on substantially similar terms to the agreement with Mr. Cole, pursuant to which Mr. Mooney agreed to serve as our president. We have entered into a similar employment agreement with Ms. Larson.

Compensation of Directors

      Non-employee members of our board of directors have been granted options from time to time to purchase shares of our common stock, but are not otherwise compensated in their capacity as directors.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of July 31, 2004 regarding current beneficial ownership of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock,
(ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 31,040,143 outstanding shares of common stock as of July 31, 2004. Unless otherwise indicated, the address for each of the following is 1831 Second Street, Berkeley, California 94710.

                                                                    Number of       Total      Percent of Class
      Name and Address of                       Number of           Options &     Beneficial      Beneficially
        Beneficial Owner                      Shares Owned         Warrants (1)  Ownership (2)       Owned
        ----------------                      ------------         ------------  -------------       -----
Douglas D. Cole                                2,126,987(4)        286,473(4)(5)   2,413,460         7.70%
Chief Executive Officer and Director

Edward P. Mooney                               2,046,987(4)        286,473(4)(5)   2,333,460         7.45%
President and Director

William Jobe                                     200,000            80,614           280,614            *
6654 Bradbury Court
Fort Worth, TX 76132
Director

Arthur R. Kidson                                       -            58,361            58,361            *
2 Epsom Road
Stirling, East London
Republic of South Africa
Director

                                                                    Number of       Total      Percent of Class
      Name and Address of                       Number of           Options &     Beneficial      Beneficially
        Beneficial Owner                      Shares Owned         Warrants (1)  Ownership (2)       Owned
        ----------------                      ------------         ------------  -------------       -----
Martin Steynberg                                                 1,756,069(3)      1,756,069         5.35%
P.O Box 10326
George
Republic of South Africa
Director

Richard Thau                                           -            85,166            85,166            *
2468 Sharon Oaks Drive
Menlo Park, CA 94025
Director

Richard Marino                                         -           101,892(5)        101,892            *
Chief Operating Officer

Christine R. Larson                                    -           245,171(5)        245,171            *
Chief Financial Officer

Steven Hanson                                  2,080,000         3,000,000         5,080,000        14.92%
1319 NW 86th Street
Vancouver, WA 98665
5% Shareholder

Theodore Swindells                             2,709,093(4)      1,575,000(4)      4,284,093        13.14%
11400 Southeast 8th Street
Bellevue, WA 98004
5% Shareholder

Luc Verelst                                    3,675,138         4,000,000         7,675,138        21.90%
Verbier, Switzerland 1936
5% Beneficial Owner

Granite Creek Partners, LLC                    1,622,910(4)              -         1,622,910         5.23%
1338 South Foothill Drive
Salt Lake City, UT 84108
5% Beneficial Owner

All executive  officers and directors of the   4,373,974(3)(4)   2,907,775(3)(4)   7,281,749        21.43%
Company as a group (8 persons)

*     Denotes less than one percent (1%).
(1) Reflects warrants, options or other convertible securities that will be exercisable, convertible or vested as the case may be within 60 days of July 31, 2004.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following July 31, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name.
(3) Includes shares issuable upon certain performance criteria for our operating subsidiary, IRCA Pty. Ltd. Mr. Steynberg owns 31% of Musca Holding Limited, a British Virgin Company, an he disclaims beneficial ownership of the shares owned by Musca and/or are issuable to Musca. A proportionate ownership of these shares is included in the calculation of beneficiary ownership for Mr. Steynberg.
(4) Includes shares owned by Granite Creek Partners, LLC, a Utah limited liability corporation ("GCP") (formerly known as Kings Peak Advisors,
      LLC). Mr. Cole, Mr. Mooney and Mr. Swindells each own a 33-1/3% interest in GCP, and each disclaims beneficial ownership of the shares in the Company that are issuable to GCP. Proportionate ownership of these shares is included in the calculation of beneficiary ownership for Mr. Cole, Mr. Mooney and Mr. Swindells.
(5) Includes that portion of options that have vested or will vest within 60 days from November 4, 2003 under the 2002 Stock Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Our corporate reorganization during the fiscal year ended September 30, 2002 was effected primarily by two of our officers and directors, Messrs. Douglas Cole and Edward Mooney. During that fiscal year and the transition period subsequent thereto, we entered into several transactions with these individuals and with entities controlled by them, as well as entities controlled by Theodore Swindells, one of our significant stockholders.

      As of August 8, 2002, we formalized a Debt Conversion Agreement with Global Marketing Associates, Inc. ("GMA"), holder of a convertible promissory note (the "GMA Note") in the principal amount of $166,963, pursuant to which the principal amount of the note, along with accrued interest thereon, was made convertible, under certain conditions, into 3,200,000 shares of our common stock. The GMA Note was originally issued in November 2000 to the attorneys of our predecessor company and was subsequently acquired by Pacific Management Services, Inc., who assigned the note to GMA. GMA subsequently assigned the right to acquire 2,600,000 of the 3,200,000 shares of common stock into which the note is convertible, to several persons, comprising Messrs. Cole, Mooney, and Swindells and European American Securities, Inc., a private entity of which Theodore Swindells is a principal. Pursuant to the assignment, Messrs. Cole and Mooney each acquired the right to acquire 600,000 shares of the common stock into which the GMA Note was convertible and Mr. Swindells acquired the right to acquire 1,000,000 shares. As of January 2003, all 3,200,000 shares of our common stock had been issued pursuant to the terms of the GMA Note. Fifty percent of such shares are subject to a two-year lock-up provision that restricts transfer of such shares without prior written consent of our board of directors.

      As of July 15, 2002, we entered in a two-year Advisory Agreement with Granite Creek Partners, LLC ("GCP"), formerly King's Peak Advisors, LLC, automatically renewable for an additional 12-month period. Under the terms of the Advisory Agreement, GCP agreed to provide us with general corporate, financial, business development and investment advisory services on a non-exclusive basis. These services include assisting with the identification of placement agents, underwriters, lenders and other sources of financing, as well as additional qualified independent directors and members of management. GCP is a private company whose principals are Douglas Cole and Edward Mooney, two of our officers and directors, and Theodore Swindells. At its August 19, 2003 meeting, our board of directors voted to suspend the Advisory Agreement from August 15, 2003 until January 2004, and this agreement remains suspended. Through December 31, 2003, GCP had earned a total of $315,000 under the Advisory Agreement, $110,000 of which was converted into 4,400,000 shares of our common stock in March 2003. Of the balance of $205,000, $203,469 has been paid to GCP, leaving a balance owing at December 31, 2003 of $1,531.

      As of July 31, 2002, we entered into an Advisory Agreement with European American Securities, Inc. ("EAS"), a private entity of which Theodore Swindells is a principal, pursuant to which EAS agreed to provide financial advisory and investment banking services to us in connection with various equity and/or debt transactions. In exchange for such services, we agreed to pay EAS a retainer fee of $5,000 per month and a commission ranging from 5% to 7% based on the type of transaction consummated, such fees being payable, at EAS' option, in cash or our common stock. On October 2, 2003, we renewed the agreement with EAS on terms similar to those contained in the first agreement. On January 1, 2004, we amended the October 2003 agreement respecting financial advisory and investment banking services rendered in connection with our senior convertible bridge note offering, which closed on May 28, 2004, for which we paid EAS a fee of 10%. Through July 31, 2004, EAS had earned a total of $861,450 pursuant to our arrangement with them, of which $345,450 was earned in connection with private equity and/or debt transactions and $415,000 was earned for advisory services in connection with certain acquisitions. As of July 31, 2004, the balance owed to EAS was $76,961.

      During the period August 2001 to June 30, 2002, Mr. Swindells advanced a total of $925,000 to us by way of short-term non-interest bearing working capital loans, as follows: $145,000 during the fiscal year ended

September 30, 2001 and $780,000 during the transition period from October 1, 2002 to June 30, 2003. We repaid $500,000 of the total amount owing in September 2003 and issued an aggregate of 850,000 shares of our common stock to Mr. Swindells in November 2003 in payment of the balance of $425,000. During the period June 2004 to July 2004, Mr. Swindells advanced us $120,000. On August 10, 2004 we repaid $50,000 of this amount.

      In October 2002, we (i) issued convertible promissory notes in the aggregate principal amount of $500,000 (the "Bridge Financing Notes") to certain individuals and entities, and (ii) in connection with the issuance of the Bridge Financing Notes, issued warrants to the holders of the notes to purchase additional shares of common stock. Of the total principal amount of the Bridge Financing Notes, $55,000 was advanced by GCP and $120,000 by Mr. Swindells. On May 19, 2003, the aggregate principal amount of the Bridge Financing Notes and accrued interest thereon of $34,745 was converted into 1,336,867 shares of common stock at a price of $0.40 per share. The warrants issued in connection with the Bridge Financing Notes are exercisable for a period of one year at a price of $0.05 per share, and contain a net issuance provision whereby the holders may elect a cashless exercise of such warrants based on the fair market value of the common stock at the time of conversion. On March 26, 2004, GSP exercised its warrants in a cashless exercise for which it received a total of 126,042 shares of common stock.

      Effective October 1, 2002, we issued an aggregate of 1,200,000 restricted shares of our common stock at a price of $0.025 per share to our three directors, Messrs. Cole, Mooney and Jobe, in consideration for past services valued at $30,000.

      In connection with its acquisition of our interest in IRCA, we entered into an agreement with Titan Aviation Ltd., a private company held in a trust of which Mr. Martin Steynberg and other business partners are the beneficiaries. Pursuant to this agreement, we paid Titan Aviation on May 14, 2004 the sterling equivalent of the sum of 4,000,000 South African Rand (or $607,165) in consideration for various services rendered to IRCA. Mr. Steynberg, who is a stockholder in IRCA Investments (Proprietary) Limited, which owns 25.1% of IRCA, receives a monthly fee of $2,000 for services to IRCA and became a director of our company on January 1, 2004 pursuant to the terms of the IRCA acquisition.

      William Jobe, one of our directors, was paid a total of $59,500 during the period December 2003 to May 2004 as compensation for merger and acquisition services associated with our acquisition of TouchVision.


                                LEGAL PROCEEDINGS

      None.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On July 8, 2004, we notified Chisholm, Bierwolf & Nilson, LLC, ("CBN") of our decision to dismiss CBN as our independent auditors and we engaged BDO Spencer Steward to serve as our independent auditor for the fiscal year ended June 30, 2004. The decision to change auditors was approved by our Board of Directors.

      CBN's predecessor firm, Bierwolf, Nilson & Associates ("BNA"), audited our financial statements for the fiscal year ended September 30, 2002 and the transition period ended June 30, 2003. BNA's auditor's report for the transition period ended June 30, 2003 contained a separate paragraph stating, "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty." BNA's auditor's report for the fiscal year ended September 30, 2002 contained a separate paragraph stating, "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty." Except as so noted, BNA's reports for each of these two periods did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with audits of the transition period ended June 30, 2003 and the fiscal year ended September 30, 2002 and any subsequent interim period preceding the date hereof, there were no disagreements or reportable events between the Registrant and CBN or its predecessor entity BNA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of CBN or BNA, would have caused them to make a reference to the subject matter of the disagreements or reportable events in connection with their reports.

      Effective July 8, 2004, we engaged BDO Spencer Steward as our independent auditors with respect to our fiscal year ending June 30, 2004. We also engaged BDO Seidman, LLP as independent accountants on whom BDO Spencer Steward is expected to express reliance in connection with the delivery of its audit report regarding significant subsidiaries.

      During the fiscal year ended September 30, 2002, the transition period ended June 30, 2003 and through the date of their engagement, we did not consult BDO Spencer Steward with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor was oral advice provided that BDO Spencer Steward concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or reporting issue, or (ii) any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

      On February 19, 2004, our independent auditors, Bierwolf, Nilson & Associates, Certified Public Accountants, informed us that on February 10, 2004, that firm had merged its operations into CBN and was therefore effectively resigning as our auditors. Bierwolf, Nilson & Associates had audited our financials statements for the fiscal year ended September 30, 2002 and the transition period ended June 30, 2003 and its reports for each these two periods did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between us and Bierwolf, Nilson & Associates on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of the merger that resulted in the effective resignation of Bierwolf, Nilson & Associates as our auditors. Our board of directors confirmed that we would continue our engagement with CBN and approved the change in auditors resulting from the merger of Bierwolf, Nilson & Associates into CBN.


                            DESCRIPTION OF SECURITIES

      We are authorized to issue 110,000,000 shares of common stock, no par value, and 10,000,000 shares of undesignated preferred stock, no par value per share. As of July 31, 2004, there were 31,040,143 shares of common stock outstanding, which were held of record by 625 stockholders, and there were no shares of preferred stock outstanding.

      Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock do not have cumulative voting rights, and, therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefore. We have never declared or paid cash dividends on our capital stock, expect to retain future earnings, if any, for use in the operation and expansion of its business, and do not anticipate paying any cash dividends in the foreseeable future.

      In the event of liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all assets legally available for distribution after payment of all debts and other liabilities and subject to the prior rights of the holders of any preferred stock then outstanding. Holders of common stock have no preemptive or other subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

      Our Amended and Restated Articles of Incorporation authorize 10,000,000 shares of undesignated preferred stock. Our board of directors will have the authority, without any further vote or action by our stockholders, to issue from time to time the preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock, and may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders. We have no current plans to issue any shares of preferred stock.


             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

      As of July 31, 2004, there were 625 holders of record of our common stock. Our common stock has traded on the National Association of Securities Dealers OTC Electronic Bulletin Board since December 23, 2003 under the symbol "TTYL." Prior to this date, Trinity Learning's common stock was traded sporadically on the Pink Sheets. For the period from December 23, 2003 to August 11, 2004, the high ask and low bid for Trinity Learning's common stock on the OTC Electronic Bulletin Board were $2.50 and $0.80, respectively. The amounts reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

      The following table sets forth the high and low bid quotations, as provided by the OTC Bulletin Board, for our common stock as reported by Nasdaq for the period December 23-31, 2003, the quarters ended June 30, 2004 and March 31, 2004 and for the period from July 1 - August 11, 2004. These prices are based on inter-dealer bid prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

         Quarter/Period                                  Low       High
         --------------                                 ------    ------

         July 1 - August 11, 2004                       $ 0.85    $ 1.20
         April 1, 2004 - June 30, 2004                  $ 0.80    $ 1.50
         January 1, 2004 - March 31, 2004               $ 1.50    $ 2.50
         December 23, 2003 - December 31, 2003          $ 1.59    $ 1.59


Dividend Policy

      We have never declared or paid dividends on our common stock in the past, and we do not intend to pay such dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors our board of directors deems relevant.

The 2002 Stock Plan

      On December 2, 2002, at a special meeting of our shareholders, the 2002 Stock Plan was approved. The maximum aggregate number of shares that may be optioned and sold under the plan is the total of (a) 3,000,000 shares, (b) an annual 500,000 increase to be added on the last day of each fiscal year beginning in 2003 unless a lesser amount is determined by the board of directors. The plan became effective with its adoption and remains in effect for ten years unless terminated earlier. On December 30, 2003, our Board of Directors approved an increase in the base number of shares issuable pursuant to the Stock Plan from 3,000,000 to 6,000,000 and changed the annual increase in the number of shares issuable under the Stock Plan from 500,000 to 1,000,000. These increases were approved to accommodate the increased number of options issuable pursuant to our corporate acquisitions. Options granted under the plan vest 25% on the day of the grant and the remaining 75% vests monthly over the next 36 months.

      The following table sets forth certain information regarding securities authorized for issuance under the 2002 Stock Plan, as of July 31, 2004.

                                 Equity Compensation Plan Information

                      Number of Securities to be      Weighted Average        Number of Securities
                        Issued upon Exercise of       Exercise Price of      Remaining Available for
  Plan Category           Outstanding Options        Outstanding Options         Future Issuance
  -------------           -------------------        -------------------         ---------------
2002 Stock Plan                 5,545,000                    $0.45                  1,909,590


                            SELLING SECURITY HOLDERS

      The following table details the name of each selling security holder, the number of shares owned by the selling security holder, and the number of shares that may be offered for resale under this prospectus. Because each selling security holder may offer all, some, or none of the shares it acquires on exercise of its warrants, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling security holder after the offering can be provided. The following table has been prepared assuming that all shares offered under this prospectus will be sold to parties unaffiliated with the selling security holders. Except as indicated, none of the selling security holders has had a significant relationship with us within the past three years, other than as a result of the ownership of our shares or other securities. Unless otherwise indicated, the selling security holders have sole voting and investment power over their respective shares. The term "selling security holder" or "selling security holders" includes the stockholders listed below and their transferees, assignees, pledgees, donees or other successors. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. Each selling stockholder also may offer and sell less than the number of shares indicated. No selling stockholder is making any representation that any shares covered by this prospectus will or will not be offered for sale.

      Most of the selling security holders acquired their shares in various private placements that we have conducted over the course of the past two years. Certain of our affiliates, identified below, acquired many of their shares pursuant to various agreements with us (see "Certain Relationships and Related Transactions"), and many of these shares were made subject to that certain registration agreement (the "Registration Agreement") entered into in June 2003 between such parties and each of us, Standard Registrar and Transfer Company and the National Association of Securities Dealers, Inc., which provided that such shares would not be publicly sold unless and until such time as an effective registration statement covering such securities is on file with the United States Securities and Exchange Commission.

                                                Number of Shares                             Number of
                                                 Owned Prior to           Number of        Shares Owned      Percentage Owned
       Selling Securityholder                       Offering           Shares Offered     After Offering      After Offering
-------------------------------------------------------------------------------------------------------------------------------
Adams, Laramie                                        29,413                29,413               0
Adams, Michael                                        29,413                29,413               0
Agnew, Devin Victor (11)                               1,548                 1,548               0
Agnew, Clifford Bryce (11)                            41,287                41,287               0
Anderson, John                                        30,000                30,000               0
Anderson, Michael (12)                               100,000               100,000               0
Avis, Christine                                        2,500                 2,500               0
Baker-Simms, Beverly                                   1,000                 1,000               0
Banque Franck, Galland & Cie SA                       41,851                41,851               0
Bautista, Calixto (11)                                 1,548                 1,500               0
Bishop, Daniel (11)                                    1,032                 1,032               0
Bishop, Carol (Trust) (11)                             2,580                 2,580               0
Burrus, Yves                                         384,005               384,005               0

                                                Number of Shares                             Number of
                                                 Owned Prior to           Number of        Shares Owned      Percentage Owned
       Selling Securityholder                       Offering           Shares Offered     After Offering      After Offering
-------------------------------------------------------------------------------------------------------------------------------
Carter, Elaine Anne (11)                              36,128                36,128               0
Chandler, Deanna & Allen                              40,000                40,000               0
Chanobie Resources Limited                            33,487                33,487               0
Ciardi, Francesco                                    245,990               245,990               0
Cole, Casey (2) (16)                                  50,000                50,000               0
Cole, Kelli (2) (16)                                  50,000                50,000               0
Cole, Ryan (2) (16)                                   50,000                50,000               0
Cole, Douglas & Corinne (1) (16)                     336,017               336,017               0
Cole, Doug (1) (3)                                 1,100,000             1,100,000               0
Dam, JC                                              167,402               167,402               0
d'Amore, Melissa                                       5,000                 5,000               0
d'Amore, Tancredi                                      5,000                 5,000               0
Dawson, Roland Arthur                                 20,119                20,000              119
Debarge, Alexandra                                     5,000                 5,000               0
Debarge, Iona                                          5,000                 5,000               0
Debarge, Oliver                                       20,000                20,000               0
Debarge, Robina                                        5,000                 5,000               0
Dent, David                                           40,215                40,215               0
Dileva, Rosario Antonio (16)                          20,000                20,000               0
Doxford, Tim                                           2,000                 2,000               0
Elmwood Capital (12)                                 300,000               300,000               0
European American Perinvest Group (5)(14)            644,199               644,199               0
Fischer, Brandi                                       40,000                40,000               0
Fitzsimmons, Michael                                  66,290                66,290               0
Garafas, George                                        1,000                 1,000               0
Garelick, Steve (16)                                   5,000                 5,000               0
Global Marketing Associates, Inc. (3)                600,000               600,000               0
Grace Investment Ltd.                                169,832               169,832               0
Granite Creek Partners LLC (3)                     1,622,910             1,622,910               0
Groefsema, Jakob                                      25,160                25,160               0
Gygax, Katie                                           2,000                 2,000               0
Hancock Investment Ltd.                               83,909                83,909               0
Hanley, Louis Patrick                                 20,000                20,000               0
Hanson, Brooke L.                                     40,000                40,000               0
Hanson, Bryce                                         40,000                40,000               0
Hanson, Steven                                     2,000,000             2,000,000               0
Hayman, Ildi (10)                                    350,000               350,000               0
Hedblom, Per                                          10,027                10,027               0
Hermitage Securities Limited                         300,000               300,000               0
Hofstad, Bernt                                       214,204               214,204               0
Hufstetler, Guy                                       40,000                40,000               0
Hufstetler, Rod                                       55,600                55,600               0
Hufstetler, Lois                                      80,000                80,000               0
Huguenot Memorial Church                              12,500                12,500               0
Hulick, Robert & Susan                                20,000                20,000               0
Hume, Gary                                            11,344                11,344               0
Hustler, Trudie                                        1,000                 1,000               0
Hyacinth Resources, Inc. (16)                        750,000               750,000               0
Isom, Terry                                          100,000               100,000               0
Jennings, Malcom                                     140,568               140,568               0
Jobe, William (3) (4)                                200,000               200,000               0

                                                Number of Shares                             Number of
                                                 Owned Prior to           Number of        Shares Owned      Percentage Owned
       Selling Securityholder                       Offering           Shares Offered     After Offering      After Offering
-------------------------------------------------------------------------------------------------------------------------------
King, James                                          246,025               246,025               0
Klug, John                                            80,000                80,000               0
Knecht, Hanspeter                                    143,727                85,000            58,727
LB (Swiss) Private Bank Ltd.                          63,452                63,452               0
Leopoldino, Helder                                     2,000                 2,000               0
Lerdal, Mark (12)                                     50,000                50,000               0
Lesner, Michael (11)                                   5,161                 5,161               0
Lombard Odier Hentsch & Cie                          200,000               200,000               0
Loomis, Troy                                         200,000               200,000               0
Maclachlan, Neil T.                                   84,846                84,846               0
Mahar, Larry (11)                                    558,920               558,920               0
Mak, Alexander                                        50,000                50,000               0
Malonga-Matouba, Mihambanou                           40,223                40,223               0
McPherson, Barbara (10)                              350,000               350,000               0
Merriman, Jonathan                                    67,478                67,478               0
Merriman Curhan Ford & Co. (12)                      100,000               100,000               0
Mooney, Vincenza Nancy (6) (16)                       35,000                35,000               0
Mooney, Branden (6) (16)                              75,000                75,000               0
Mooney, Danielle (6) (16)                             75,000                75,000               0
Mooney, Edward & Teresa Trust (6) (16)               256,017               256,017               0
Mooney, Edward (3) (6)                             1,100,000             1,100,000               0
Moore, Paul                                          128,790                62,500               0
Morton, James                                          5,000                 5,000               0
Mullen, Peter                                        100,000               100,000               0
Munson, Eric                                         116,290               112,500               0
Nye, Daniel (13)                                     150,000               150,000               0
Olson, Jeff & Debra                                   40,000                20,000               0
Oltramare, Nicolas                                   167,594               167,594               0
Park Place Columbia Ltd.                             551,487               551,487               0
Parson, William (11)                                   1,548                 1,500               0
Penn, Richard (11)                                    39,780                39,780               0
Perrette, Jean-Rene                                  433,640               433,640               0
Pictet & Cie, Carsten Beyer                          259,063               259,063               0
Pictet Private Equity Investors SA                   100,000               100,000               0
Posner, Ronald (15)                                  100,000               100,000               0
Robbins, R.S.                                         30,000                30,000               0
Roche, Gregory (11)                                  558,920               558,920               0
Rodas, Gabriel (11)                                    1,548                 1,548               0
Rogers, Malcolm (12)                                 200,000               200,000               0
Rotter, Bradley (12)                                 200,000               200,000               0
Roue, Naz                                              1,000                 1,000               0
Sassi, Ismael                                         72,025                72,025               0
Schmidt, Robert B.                                     8,350                 8,350               0
Senglaub, Joseph                                      30,000                30,000               0
Senglaub, Michael & Doris                            100,000                50,000               0
Skauklas, Thomas                                     150,000               150,000               0
St. Vincent Catholic Church (16)                      25,000                25,000               0
Staring Company Ltd.                                 500,000               500,000               0
Steinmetz, John (19)                                 125,000               125,000               0
Stratford, Val                                        40,000                40,000               0
Swindells, Theodore (7) (17)                       1,654,140             1,654,140               0

                                                Number of Shares                             Number of
                                                 Owned Prior to           Number of        Shares Owned      Percentage Owned
       Selling Securityholder                       Offering           Shares Offered     After Offering      After Offering
-------------------------------------------------------------------------------------------------------------------------------
Swindells, Theodore (3) (7)                        1,000,000             1,000,000               0
Tate, Joseph P.                                       90,000                90,000               0
Tate, Joseph P.                                      160,000               160,000               0
Terra Nova Explorer's Fund I                         250,048               250,048               0
Thread Needle Street LLC (7)                         500,000               500,000               0
TN Capital Equities, Ltd. (9)                         40,721                40,721               0
Troncin, Gwen                                          5,000                 5,000               0
Troncin, Gerard                                       30,000                30,000               0
Vejby, Michele (12)                                   20,000                20,000               0
Verelst, Luc (8)                                   3,675,138             3,675,138               0
Wace, N.J.                                            60,000                60,000               0
Weldon, Elizabeth                                     25,000                25,000               0
Weldon, John (16)                                    100,000               100,000               0
Westby, Kaare                                         50,000                50,000               0
Westland Utracht Effectenbank NV                     359,496               359,496               0
Whiteman, Paul                                         5,000                 5,000               0
Winkelman, P.H.M.                                     41,947                41,947               0
Wouters, Albert                                      170,087               170,087               0
Yundt, William                                        15,479                15,479               0
Zachrisson, Mia                                        5,000                 5,000               0

(1)   Douglas Cole is our Chief Executive Officer and one of our directors.
(2) Casey, Kelli and Ryan Cole are children of Douglas Cole, our Chief Executive Officer and one of our directors.
(3)   Shares covered by the Registration Agreement.
(4)   William Jobe is one of our directors.
(5)   Of this amount, 400,000 shares are subject to the Registration Agreement.
(6) Edward Mooney is our President and one of our directors. Vincenza Nancy Mooney is Edward Mooney's mother. Branden Mooney and Danielle Mooney are children of Edward Mooney. The Edward and Teresa Trust is an affiliate of Edward Mooney.
(7) Theodore Swindells and entities controlled by him beneficially own approximately 12.2% of our securities. See "Security Ownership of Certain Beneficial Owners and Management."
(8) Luc Verelst beneficially owns approximately 20.45% of our securities. See "Security Ownership of Certain Beneficial Owners and Management."
(9) TN Capital Equities, Ltd. received these shares in payment of a finder's fee in connection with our private placement that closed in October 2003.
(10) These shares were acquired from us in connection with the acquisition of our interest in River Murray Training (Pty.) Ltd.. See "Description of our Business - Our Business - River Murray Trainity (Pty.) Ltd. (RMT)."
(11) These shares were acquired from us in connection with our acquisition of TouchVision, Inc. See "Description of our Business - Our Business - TouchVision."
(12) These shares were issued by us in exchange for investment advisory and/or consulting services rendered to our company.
(13) Of these shares, 100,000 were issued by us in exchange for investment advisory and/or consulting services rendered to our company. Of the total number of shares, 50,000 are subject to the Registration Agreement..
(14) Of these shares, 250,000 were issued by us in payment of finder's fees in connection with private placements.
(15)  These shares were issued in payment of a finder's fee.
(16) These shares were transferred from Granite Creek Partners LLC (f/k/a Kings Peak Advisors LLC) and are subject to the Registration Agreement.
(17) Of this amount, 986,017 shares were transferred from Granite Creek Partners LLC and are subject to the Registration Agreement.

                              PLAN OF DISTRIBUTION

      The selling security holders and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock they acquire on exercise of their warrants or options on any stock exchange market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares.

      o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o     Privately negotiated transactions;

      o     Short sales;

      o Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

      o     A combination of any such methods of sale; and

      o     Any other method permitted pursuant to applicable law.

      Rather than sell shares under this prospectus, the selling security holders may sell shares under Rule 144 adopted under the Securities Act of 1933, after at least one year elapses from the date the warrants or options are exercised and the other requirements of the Rule are satisfied. The selling security holders may also engage in short sales against the box, puts and calls, and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by a selling security holder to sell its shares may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

      The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts.

      We have agreed to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act of 1933. The selling security holders have also agreed to indemnify us, and our directors, officers, agents, and representatives against certain liabilities, including certain liabilities under the Securities Act of 1933. In the opinion of the Securities and Exchange Commission such indemnification agreements are against public policy as expressed in the Securities Act of 1933 and are, therefore, unenforceable. The selling security holders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934 in connection with the sale of the shares.

      The selling securityholders have agreed to the following volume restrictions concerning resale of their shares following the effective date of this registration statement ("Effective Date"): (a) a maximum of 33% of the registered shares can be offered and sold during the 90-day period following the Effective Date; (b) up to a further 33% of the registered shares can be offered and sold during the period between 91 and 180 days following the Effective Date; and (c) the remaining 34% of the registered shares can be offered and sold during the period between 181 and 270 days following the Effective Date.

                               EXPERTS AND COUNSEL

      The audited financial statements of Trinity Learning are included herein in reliance on the report of Bierwolf, Nilson & Associates, given on the authority of such firm and its successor firm, Chisholm, Bierwolf & Nilson, LLC, as experts in auditing and accounting.

      Parsons Behle & Latimer, Salt Lake City, Utah, will pass on the validity of our common stock being offered by this prospectus.

                             ADDITIONAL INFORMATION

      We have filed a registration statement on Form SB-2 with the SEC for the common stock offered by the selling security holders under this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to this registration statement for copies of the actual contract, agreement or document.

      We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

In addition, we maintain an Internet website at www.trinitylearning.com. We do not intend that our website be a part of this prospectus.

                          INDEX TO FINANCIAL STATEMENTS



Audited Financial Statements for the Transition Period ended June 30, 2003 and the year ended September 30, 2002
    Independent Auditor's Report dated October 18, 2003                      F-1
    Consolidated Balance Sheet as of June 30, 2003 and September 30, 2002 F-2 Consolidated Statements of Operations for the Transition Period
      ended June 30, 2003 and the year ended September 30, 2002              F-3
    Statement of Stockholders' Equity for the Period from
      October 1, 2001 to June 30, 2003                                       F-4
    Consolidated Statements of Cash Flows for the Transition
      Period ended June 30, 2003 and the year ended September 30, 2002       F-5
    Notes to Consolidated Financial Statements                               F-6



Unaudited Financial Statements as of March 31, 2004
    Consolidated Balance Sheets March 31, 2004 and June 30, 2003            F-17
    Consolidated Statements of Operations and Comprehensive Income
      Three and Nine Months Ended March 31, 2004 and 2003                   F-19
    Consolidated Statements of Cash Flows Three and Nine Months
      Ended March 31, 2004 and 2003                                         F-20
    Notes to Consolidated Financial Statements                              F-21

                          BIERWOLF, NILSON & ASSOCIATES
                          CERTIFIED PUBLIC ACCOUNTANTS
                             1453 SOUTH MAJOR STREET
                            SALT LAKE CITY UTAH 84115
                   Telephone (801) 363-1175 Fax (801) 363-0615

       A Partnership                                    Nephi J. Bierwolf, CPA
of Professional Corporations                              Troy F. Nilson, CPA


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Trinity Learning Corporation

We have audited the accompanying consolidated balance sheet of Trinity Learning Corporation, (a Utah corporation) as of June 30, 2003 and September 30, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the transition period October 1, 2002 to June 30, 2003 and the fiscal year ended September 30, 2002. These consolidated financial statements are the responsibility of the management of Trinity Learning Corporation. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trinity Learning Corporation as of June 30, 2003 and September 30, 2002, and the consolidated results of their operations and its cash flows for the transition period October 1, 2002 to June 30, 2003 and the fiscal year ended September 30, 2002, in conformity with generally accepted accounting principles, in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bierwolf, Nilson & Associates
Salt Lake City, Utah
October 18, 2003

                          Trinity Learning Corporation
                           Consolidated Balance Sheet

                                                                    June 30, 2003      September 30, 2002
                                                                 ------------------    ------------------
        Assets
        ------

Current Assets
        Cash                                                     $           86,511    $          368,788
        Accounts Receivable                                                  42,719                     -
        Interest Receivable                                                      41                 1,826
        Prepaid Expense                                                      97,944                 1,500
                                                                 ------------------    ------------------
                              Total Current Assets                          227,215               372,114
                                                                 ------------------    ------------------

Property & Equipment (Note 3)
        Furniture & Equipment                                                53,385                 6,151
        Accumulated Depreciation                                             (7,824)                  (80)
                                                                 ------------------    ------------------
                          Net Property & Equipment                           45,561                 6,071
                                                                 ------------------    ------------------
Intangible Asset (Note 4)
        Technology-Based Asset                                            1,118,312                     -
        Accumulated Amortization                                           (167,747)                    -
                                                                 ------------------    ------------------
                              Net Intangible Asset                          950,565                     -
                                                                 ------------------    ------------------
Other Assets
        Notes Receivable (Note 5)                                            25,000                     -
        Other Assets                                                         94,003                     -
                                                                 ------------------    ------------------
Total Assets                                                     $        1,342,344    $          378,185
                                                                 ==================    ==================

        Liabilities and Stockholders' Equity
        ------------------------------------

Current Liabilities
-------------------
        Accounts Payable                                                    391,872               229,375
        Accrued Expenses                                                    270,270                83,000
        Interest Payable                                                     63,987                25,001
        Notes Payable (Notes 7 & 8)                                               -               694,352
        Notes Payable - Related Party (Notes 7 & 8)                       2,147,151               117,611
                                                                 ------------------    ------------------
                                 Total Liabilities                        2,873,280             1,149,339
                                                                 ------------------    ------------------

Stockholders' Equity
--------------------
        Preferred Stock, 10,000,000 Shares at No Par
        Value; No Shares Issued and Outstanding (Note 9)                          -                     -
        Common Stock, 100,000,000 Shares Authorized
        at No Par Value, 14,956,641 shares and
        49,774 shares Issued and Outstanding,
        Respectively (Notes 9 & 10)                                       9,693,447             8,380,775
        Accumulated Deficit                                             (11,188,913)           (9,116,929)
        Subscription Receivable (Note 9)                                    (35,000)              (35,000)
        Other Comprehensive Income                                             (470)                    -
                                                                 ------------------    ------------------
                        Total Stockholders' Equity                       (1,530,936)             (771,154)
                                                                 ------------------    ------------------
Total Liabilities and Stockholders' Equity                       $        1,342,344    $          378,185
                                                                 ==================    ==================

   The accompanying notes are an integral part of these financial statements.

                          Trinity Learning Corporation
                      Consolidated Statement of Operations

                                                     Transition Period
                                                     October 1, 2002 to    Fiscal Year Ended
                                                        June 30, 2003      September 30, 2002
                                                     ------------------    ------------------
Revenue                                              $          167,790                     -
-------

Expenses
--------
      Salaries & Benefits                                     1,043,123                83,000
      Professional Fees                                         437,836               363,770
      General & Administrative                                  228,931                31,647
      Travel & Entertainment                                    182,593                60,868
      Depreciation & Amortization                               175,497                    80
      Rent                                                       44,524                 3,750
      Office Expense                                             45,336                 9,659
                                                     ------------------    ------------------
                              Total Expense                   2,157,840               552,774
                                                     ------------------    ------------------
              Income (Loss) from Operations                  (1,990,050)             (552,774)
                                                     ------------------    ------------------


Other Income (Expense)
----------------------
      Interest Income                                              (487)                1,826
      Interest Expense                                          (76,865)              (14,983)
      Foreign Currency Gain / (Loss)                             (4,582)                    -
                                                     ------------------    ------------------
               Total Other Income (Expense)                     (81,934)              (13,157)
                                                     ------------------    ------------------
      Income (Loss) Before Taxes                             (2,071,984)             (565,931)
      Taxes                                                           -                     -
                                                     ------------------    ------------------
      Net Income (Loss)                              $       (2,071,984)             (565,931)
                                                     ==================    ==================

      Net Loss Per Common Share                      $            (0.25)               (11.66)
                                                     ==================    ==================

      Weighted Average Shares Outstanding                     8,364,218                48,540
                                                     ==================    ==================

      A summary of the components of other comprehensive income for the transition period from October 1, 2002 to June 30, 2003 is as follows:

                                                                 Transition Period
                                                         October 1, 2002 to June 30, 2003

                                                     Before Tax Amount      After Tax Amount
                                                     ------------------    ------------------
      Net Income (Loss)                              $       (2,071,984)   $       (2,071,984)

      Foreign currency translation                                 (470)                 (470)
                                                     ------------------    ------------------
      Total Other Comprehensive Income               $       (2,072,454)   $       (2,072,454)
                                                     ==================    ==================

    The accompanying notes are an integral part of these financial statements

                          Trinity Learning Corporation
                        Statement of Stockholders' Equity
                 For the Period October 1, 2001 to June 30, 2003

                                                                              Additional       Comprehensive       Accumulated
                                           Shares           Amount         Paid-in-Capital        Income             Deficit
                                      ---------------   ---------------    ---------------    ---------------    ---------------
Balance at October 1, 2001                     46,174   $         4,617    $     8,341,158    $             -    $    (8,550,998)

Issuance of Shares for a
Subscription Receivable                         3,500            35,000                  -                  -                  -

Rounding Due to Reverse Split                     100             1,000             (1,000)                 -                  -

Change in Par Value                                 -         8,340,158         (8,340,158)                 -                  -

Net Loss for the Period Ended
September 30, 2002                                  -                 -                  -                  -           (565,931)
                                      ---------------   ---------------    ---------------    ---------------    ---------------

Balance at September 30, 2002                  49,774         8,380,775                  -                  -         (9,116,929)

Shares Issued for CBL Global
Corp. Acquisition                           3,000,000            75,000                  -                  -                  -

Shares Issued for Services at
$0.025 per Share                            6,670,000           166,750                  -                  -                  -

Shares Issued for Conversion on
Note Payable at $0.052 per Share            3,200,000           166,963                  -                  -                  -

Shares Issued for Conversion of
Note and Interest Payable at
$0.40 per Share                             1,336,867           534,745                  -                  -                  -

Shares Issued for Cash at $0.50
per Share                                     700,000           350,000                  -                  -                  -

Cost of Share Issuance                              -           (57,560)

Foreign Currency Translation                        -                 -                  -               (470)                 -

Stock Option Issuance                               -            76,774                  -                  -                  -

Net Loss for the Period Ended
June 30, 2003                                       -                 -                  -                  -         (2,071,984)
                                      ---------------   ---------------    ---------------    ---------------    ---------------

Balance at June 30, 2003                   14,956,641   $     9,693,447    $             -    $          (470)   $   (11,188,913)
                                      ===============   ===============    ===============    ===============    ===============

    The accompanying notes are an integral part of these financial statements

                          Trinity Learning Corporation
                      Consolidated Statement of Cash Flows

                                                                                   Transition Period  Fiscal Year Ended
                                                                                  October 1, 2002 to    September 30,
                                                                                     June 30, 2003           2002
                                                                                    ---------------    ---------------
Cash Provided by Operating Activities
-------------------------------------
       Net Income (Loss)                                                            $    (2,071,984)   $      (565,931)
       Adjustments to reconcile Net Loss to Net Cash Used
             Depreciation & Amortization Expense                                            175,497                 80
             Non-Cash Effect from Foreign Currency Translation                                 (397)                 -
             Non-Cash Effect from Stock Option Issuance                                      76,774                  -
             Non-Cash Effect from Write-Off of Fixed Asset                                    6,071                  -
             Non-Cash Effect from CBL Global Acquisition                                    159,728                  -
             Non-Cash Effect from Stock Issuance for Services                               166,750                  -
             Non-Cash Effect from Interest Payable Conversion to Common Stock                34,745                  -
             (Increase)/Decrease in Accounts Receivable                                     (42,719)                 -
             (Increase)/Decrease in Interest Receivable                                       1,785             (1,826)
             (Increase)/Decrease in Prepaid Expense                                         (96,444)            (1,500)
             (Increase)/Decrease in Other Assets                                            (94,003)                 -
             Increase in Accounts Payable                                                   162,497            284,133
             Increase in Accrued Expense                                                    187,270                  -
             Increase in Interest Payable                                                    38,987             14,983
                                                                                    ---------------    ---------------


             Net Cash (Used) by Operating Activities                                     (1,295,443)          (270,061)
                                                                                    ---------------    ---------------

Cash (Used) by Investing Activities
-----------------------------------
       (Purchase) of Fixed Assets                                                           (34,274)            (6,151)
       (Cash Paid) for Investment in Notes Receivable                                       (25,000)                 -
                                                                                    ---------------    ---------------
             Total Cash (Used) by Investing Activities                                      (59,274)            (6,151)
                                                                                    ---------------    ---------------

Cash Provided by Financing Activities
-------------------------------------
       Proceeds from Issuance of Unsecured Convertible Notes                                780,000            645,000
       Proceeds from Issuance of Common Stock                                               350,000                  -
       Costs Associated with Issuance of Common Stock                                       (57,560)                 -
                                                                                    ---------------    ---------------
             Total Cash Provided by Financing Activities                                  1,072,440            645,000
                                                                                    ---------------    ---------------

             Net Increase (Decrease) in Cash                                               (282,277)           368,788

             Consolidated Cash at Beginning of Period                                       368,788                  -
                                                                                    ---------------    ---------------

             Cash at End of Period                                                  $        86,511    $       368,788
                                                                                    ===============    ===============

    The accompanying notes are an integral part of these financial statements

                          Trinity Learning Corporation
                        Notes to the Financial Statements
                                  June 30, 2003

NOTE 1 - Corporate History

Trinity Learning Corporation ("Trinity," "the Company" or "we") was incorporated on April 14, 1975 in Oklahoma under the name U.S. Mineral & Royalty Corp. as an oil and gas exploration, development and operating company. In 1989, the Company changed its name to Habersham Energy Company. Historically, the Company was engaged in the business of acquiring and producing oil and gas properties, but did not have any business activity from 1995 to 2002. Pursuant to its reorganization in 2002, the Company changed its domicile to Utah, amended its capital structure and changed its name to Trinity Companies Inc., then, in March 2003, to Trinity Learning Corporation. Until adoption of its recent operating strategy in 2002, the Company had not had any business activity since 1995.

Pursuant to a series of related transactions that closed on October 1, 2002, ("the Acquisition Date") the Company issued 3,000,000 restricted shares of its common stock, issued $1,000,000 in convertible promissory notes and assumed $222,151 in indebtedness to acquire Competency Based Learning, Inc. (CBL-California), a California corporation and two related Australian companies, Competency Based Learning, Pty. Ltd. ACN 084 763 780 ("CBL-Australia") and ACN 082 126 501 Pty. Ltd. (collectively referred to as "CBL"). The transactions were effected through CBL Global Corp. ("CBL Global"), a wholly-owned subsidiary.

On June 16, 2003, we completed a recapitalization of our common stock by (i) effecting a reverse split of our outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and (ii) subsequently effecting a forward split by dividend to all shareholders of record, pro rata, on the basis of 250 shares for each one share owned. The record date for the reverse and forward splits was June 4, 2003. Immediately prior to the recapitalization, we had 13,419,774 shares of common stock outstanding. Following the recapitalization and the cancellation of 108,226 shares of common stock beneficially owned by members of management, we had 13,419,774 shares of common stock outstanding.

On August 6, 2003, our board of directors approved a change in our fiscal year-end from September 30 to June 30 to align with those of the companies we had already acquired or were at that time in the process of acquiring. The information presented in this transition report on Form 10-KSB relates to the period October 1, 2002 through June 30, 2003.

NOTE 2 - Significant Accounting Policies

A.    Method of Accounting. The Company uses the accrual method of accounting.

B. Revenue and Expense Recognition. Revenues and directly related expenses are recognized in the financial statements in the period when the goods are shipped to the customer.

C. Cash and Cash Equivalents. The Company considers all short-term, highly liquid investments that are readily convertible within three months to known amounts, as cash equivalents.

D. Depreciation and Amortization. The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets or the estimated lives of the assets. Depreciation and amortization is computed on the straight-line method.

E. Use of Estimates. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

F. Consolidation Policies. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

G. Foreign Currency Translation/Remeasurement Policy. Assets and liabilities that occur in foreign currencies are recorded at historical cost and translated at exchange rates in effect at the end of the reporting period. Statement of Operations accounts are translated at the average exchange rates for the year. Translation gains and losses are recorded as Other Comprehensive Income in the Equity section of the Balance Sheet.

H. Purchase Accounting. The cost of fixed assets purchased in the acquisition of CBL was determined based on their historical value less accumulated depreciation. All other assets were valued at their current value and a technology-based intangible asset was recorded.

NOTE 3 - Fixed Assets

The Company capitalizes furniture and equipment purchases in excess of $5,000 or at lower amounts based on local jurisdiction. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation. Scheduled below are the assets, cost, depreciation expense, and accumulated depreciation at June 30, 2003 and September 30, 2002.

                          Asset Cost              Depreciation Expense      Accumulated Depreciation
                    06/30/2003    09/30/2002    06/30/2003    09/30/2002    06/30/2003    09/30/2002
                   -----------   -----------   -----------   -----------   -----------   -----------
Furniture &
Equipment          $    53,385   $     6,151   $     7,750   $        80   $     7,824   $        80

NOTE 4 - Technology-Based Intangible Assets

The Company capitalized a technology-based intangible asset in its acquisition of CBL. The amount capitalized is equal to the difference between the consideration paid for CBL including any liabilities assumed and the value of the other assets acquired. Other assets were valued at the current value at the date of the acquisition including the net value of fixed assets, historical price less accumulated depreciation, of $53,385. The technology-based intangible asset is being amortized over a five-year period using the straight-line method. The value assigned to the technology -based intangible asset is considered appropriate based on average annual revenues earned from licensing of this asset in excess of $300,000 over the two year period ended June 30, 2002 and the expectation that future revenues for the five year period subsequent to the acquisition will equal or exceed this amount. Scheduled below is the asset cost, amortization expense and accumulated amortization at June 30, 2003.

                                    Asset Cost             Amortization Expense      Accumulated Amortization
                             06/30/2003    09/30/2002    06/30/2003    09/30/2002    06/30/2003    09/30/2002
                            -----------   -----------   -----------   -----------   -----------   -----------
Intangible Asset            $ 1,118,312   $         -   $   167,747   $         -   $   167,747   $         -

NOTE 5 - Notes Receivable

On June 5, 2003, we agreed to lend TouchVision, Inc. ("TouchVision") $50,000 in two equal installments of $25,000 each. Interest accrues on the unpaid principal amount of the note at a rate equal to six percent per year. Interest accrued under the note is paid annually, with the first payment due June 5, 2004. All unpaid principal and interest are due June 29, 2005. At June 30, 2003, $25,000 had been advanced to TouchVision and accrued interest totaled $41.

NOTE 6 - Operating Leases

In July 2003, the Company signed a lease agreement for new office space at 1831 Second Street in Berkeley, California. The lease term commenced September 1, 2003 and will expire on May 31, 2004. The Company will pay a minimum of $5,025 per month. The Company paid $10,050 upon the execution of the lease that includes $5,025 security deposit that may be refunded at the end of the lease.

CBL-Australia leases contiguous office space pursuant to two separate lease agreements for its operations located in Queensland, Australia. The term of the first lease expires in January 2004 with a three year option to renew. The monthly rental amount of that lease is $2,471. The term of the second lease expires in January 2007 with a three year option to renew. The monthly rental amount of that lease is $2,140. CBL-Australia also leases a car for use by Brian Kennedy, its chief executive officer. The lease expires in October 2005; the monthly rental amount is $338.

Total Minimum Lease Commitments as of June 30, 2003:

                Calendar Year                   Amount
                -------------           --------------
                         2003          $        49,791
                         2004                   56,032
                         2005                   31,236
                         2006                   29,607
                   Thereafter                    2,477
                                        --------------
                        Total          $       169,143
                                        ==============

NOTE 7 - Related Party Transactions

As of July 15, 2002, Trinity entered in a two-year Advisory Agreement with Kings Peak Advisors, LLC ("KPA") with automatic renewal for a 12-month period. Under the terms of the Advisory Agreement, KPA will provide the Company with general corporate, financial, business development and investment advisory services on a non-exclusive basis. These services include assisting with the identification of placement agents, underwriters, lenders and other sources of financing, as well as additional qualified independent directors and members of management. KPA is a private company whose principals are Douglas Cole and Edward Mooney, who are officers and directors of Trinity, and Mr. Theodore Swindells.

The Advisory Agreement provides that KPA will be compensated for its various advisory services as follows: (i) for general corporate advisory services, an initial retainer of $25,000 and a fee of $20,000 per month throughout the term of the agreement, which monthly fee amount is payable, at KPA's option, in shares of common stock at a price per share equal to $0.025; (ii) for financial advisory services, a fee based on 10% of the gross proceeds of any equity financings and/or 1.5% of any gross proceeds of debt financings that are completed by underwriters or placement agents introduced by KPA, as well as any fees which may be due to KPA for its assistance in identifying prospective investors pursuant to terms and conditions of offering memoranda issued by the Company; (iii) for merger and acquisition services involving a transaction resulting from a contact provided by KPA, a sliding fee based on a percentage of the value of the transaction, subject to an additional $100,000 bonus in the event the transaction is valued at $3,000,000 or more; (iv) in respect of general business development advisory services, a fee to be negotiated with KPA based upon certain agreed-upon fee parameters between the parties; and (v) in respect of debt, credit or leasing facilities, a fee to be negotiated on a case-by-case basis.

Trinity acknowledged that it was indebted to KPA for prior services rendered since April 1, 2002 in the amount of $30,000, up to 50% of which amount is payable, at KPA's option, in shares of common stock at a price per share of $0.025. The total number of shares of common stock issuable to KPA under the Advisory Agreement may not exceed 4,400,000 shares. Through June 30, 2003, KPA had earned a total of $285,000 under the Advisory Agreement, $110,000 of which was converted into 4,400,000 shares of common stock in March 2003. Of the balance of $175,000, $134,132 has been paid to KPA, leaving a balance owing at June 30, 2003 of $40,868.

As of August 8, 2002, Trinity formalized a Debt Conversion Agreement with Global Marketing Associates, Inc. ("GMA"), holder of a convertible promissory note (the "GMA Note") in the principal amount of $166,963, pursuant to which the principal amount of the note, along with accrued interest thereon, was made convertible, under certain conditions, into 3,200,000 shares of common stock. The GMA Note was originally issued in November 2000 to the Company's former attorneys and was subsequently acquired by Pacific Management Services, Inc., who assigned the note to GMA; both entities are unrelated to Trinity. GMA subsequently assigned the right to acquire 2,600,000 of the 3,200,000 shares of common stock into which the note is convertible, to several persons, including Messrs. Cole, Mooney and Swindells. Pursuant to the assignment, Messrs. Cole and Mooney each acquired the right to acquire 600,000 shares of the common stock into which the GMA Note is convertible and Mr. Swindells acquired the right to acquire 1,000,000 shares. Fifty percent of the shares issuable upon the conversion of the GMA Note are subject to a two-year lock-up provision that restricts transfer of such shares without prior written consent of Trinity's board of directors. As of January 2003, 3,200,000 shares of our common stock had been issued pursuant to the terms of the GMA Note.

Pursuant to the acquisition of CBL on October 1, 2002 described in Note 1 above, we issued to shareholders of CBL two convertible promissory notes in the amounts of $485,000 and $515,000. The notes accrue interest at 7% per annum and are considered due and payable upon the earlier of September 1, 2004 or the date, upon which we close an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by the Company after the Acquisition Date, equal or exceeds $10,000,000. The conversion price on the notes is $2.00 per share of common stock. At June 30, 2003, accrued interest totaled $52,356.

At the Acquisition Date, we issued two unsecured promissory notes in the amount of $222,151 to cancel three unsecured promissory notes previously issued by CBL-Australia and CBL-California to its shareholders, Messrs. Scammell and Kennedy. The notes accrue interest at 7% per annum and are considered due and payable upon the earlier of the September 1, 2003 or the date, upon which the company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by us after the Acquisition Date, equal or exceeds $3,000,000. At June 30, 2003, accrued interest totaled $11,631. The notes were due and payable on September 1, 2003 for which the payment has not been made pending the outcome of a lawsuit filed against Messrs. Scammell and Kennedy, see Note 14, Subsequent Events.

Concurrent with its acquisition of CBL, Trinity (i) issued promissory notes to certain individuals and entities for a total principal amount of $500,000 ("Bridge Financing Amount"), such notes ("Bridge Financing Notes") are convertible under certain conditions into shares of common stock, and (ii) in connection with the issuance of the Bridge Financing Notes, issued warrants ("Bridge Financing Warrants") to the holders of the Notes to purchase additional shares of Common Stock. Of the Bridge Financing Amount, $55,000 was advanced by KPA and $120,000 by Mr. Swindells.

The Bridge Financing Notes bear interest at a rate of 9% per annum and are due one year from the date of the respective notes, unless automatically converted upon the closing by the Company of an equity financing consisting of at least 500,000 shares of common stock. On May 19, 2003, the principal amount of $500,000 and accrued interest of $34,745 on the respective notes were converted into 1,336,867 shares of common stock at $0.40 per share. The Bridge Financing Warrants are exercisable for a period of one year at a price of $0.05 per share, and contain a net issuance provision whereby the holders may elect a cashless exercise of such warrants based on the fair market value of the common stock at the time of conversion.

From time to time, since inception of our current operating strategy, Mr. Swindells has provided short-term working capital loans on a non-interest bearing basis. During our previous fiscal year, we were advanced $145,000 by Mr. Theodore Swindells, and during the transition period from October 1, 2002 to June 30, 2003, we were advanced an additional $780,000 by Mr. Swindells. The principal may be converted into such other debt or equity securities financings that we may issue in private offerings while the loan is outstanding. In September 2003, we repaid $500,000 on the $925,000 note balance then outstanding.

NOTE 8 - Notes Payable

At June 30, 2003, notes payable to accredited investors and related parties totaled $2,147,151 as compared with $811,963 at September 30, 2002. The notes bear interest between the rates of 0% and 7% per annum, some of which are secured by our common stock. Certain notes are convertible into the Company's common stock.

The Company has the following notes payable obligations:
                                                                                       September 30,
                                                                      June 30, 2003        2002
                                                                      ------------------------------
Convertible Bridge Financing notes payable to investors due
between June 15, 2003 and September 15, 2003 plus accrued
interest at a rate of 9% per annum. One May 19, 2003,
$445,000 was converted to common stock, see Note 7                     $         -   $     445,000

Unsecured convertible notes payable due on December 1, 2003,
see Note 7                                                                 925,000         145,000

Unsecured convertible notes payable convertible after August
2002 plus accrued interest at a rate of 6% per annum. As of
January 2003 $104,352 was converted to common stock, see
Note 7                                                                           -         104,352

Unsecured convertible notes payable to related parties
convertible after August 2002 plus accrued interest at a
rate of 6% per annum. As of January 2003, $62,611 was
converted common stock, see Note 7                                               -          62,611

Convertible Bridge Financing notes payable to related
parties due between June 15, 2003 and September 15, 2003
plus accrued interest at a rate of 9% per annum. On May 19,
2003, $55,000 was converted to common stock, see Note 7                          -          55,000

Unsecured notes payable to related parties, see Note 7 for
due date, plus accrued interest at a rate of 7% per annum                  222,151               -

Convertible notes payable to related parties, see Note 7 for
due date, plus accrued interest at a rate of 7% per annum                1,000,000               -
                                                                       -----------     -----------
                                          Total Notes Payable            2,147,151         811,963
           Less:  Current Maturities                                    (2,147,151)       (811,963)
                                                                       -----------     -----------
                                          Long Term Notes Payable                -               -
                                                                       ===========     ===========

NOTE 9 - Stockholders' Equity

On February 5, 2002, the Company effected a one hundred for one (100 for 1) reverse split. No shareholder was reversed below 100 shares. Shareholders with 100 shares or less, prior to the reverse, were not affected.

On May 5, 2002, the Company amended its Articles of Incorporation to reflect a change in par value from $0.10 per share to no par value per share. Accordingly, this change effecting the common stock and additional paid in capital values has been retroactively applied to all prior years.

On October 1, 2002, the Company issued a total of 3,000,000 shares of common stock in conjunction with its acquisition of CBL-Australia and CBL-California at $0.025 per share. Accordingly, $75,000 has been charged to common stock to reflect the total cost of the shares.

On October 1, 2002, the Company authorized a Stock Purchase Agreement in order to retain qualified directors and officers. The Stock Purchase Agreement allows various directors to purchase an aggregate of 1,200,000 shares of the Company's common stock at a price of $0.025 per share. The purchase price shall be payable by each Purchaser in the form of the cancellation of the Company's obligation to pay the various Purchasers a total of $30,000 as compensation for services already performed by Purchaser for the Company.

On October 2, 2002, the Company issued 1,070,000 shares of common stock in settlement of outstanding amounts due for services rendered to the Company. These shares were issued at $0.025 per share totaling $26,750.

On October 21, 2002, the Company adopted and approved the "2002 Stock Plan" which was approved by the Company's shareholders at its special shareholder meeting on December 2, 2002. The Plan authorizes issuance of 3,000,000 shares to be increased by 500,000 shares annually. The plan expires in ten years. As of June 30, 2003, 2,447,000 options have been granted at prices ranging from $0.05 per share to $0.50 per share of which 963,625 were vested as of June 30, 2003.

During the period November 15, 2002 to January 21, 2003, we issued 3,200,000 shares in exchange for $166,953, respectively of unsecured notes payable. The original amount of the note was $166,963 (See Notes 7 and 8).

Between January and April 2003, we received subscriptions to our December 2002 Private Placement Memorandum totaling $250,000 from outside investors to purchase 250,000 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00.

On March 20, 2003, we issued 4,400,000 shares of common stock in settlement of $110,000 of amounts due to Kings Peak Advisory, LLC (see Note 7).

On May 19, 2003, we issued 1,250,000 and 86,867 shares of the common stock in exchange for the total principal Bridge Financing Notes of $500,000 and the accrued interest payable on such notes of $34,745, respectively (see Note 7).

On June 16, 2003, we completed a recapitalization of its common stock by effecting a reverse split of its outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and subsequently effecting a forward split by dividend to all shareholders of record, pro rata, on the basis of 250 shares for each one share owned. Immediately prior to the recapitalization, we had 13,419,774 shares of common stock outstanding. Following the recapitalization and the cancellation of 108,226 shares of common stock beneficially owned by members of management, the Company had 13,419,774 shares of common stock outstanding.

Between June and October 2003, we received subscriptions to our May 2003 Private Placement Memorandum ("May 2003 PPM") totaling $5,143,300 from outside investors to purchase 5,143,300 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00. In connection with the May 2003 Private Placement, we issued to various financial advisors, 567,160 additional shares of our common stock and five-year warrants to purchase 207,050 shares of our common stock.

NOTE 10 - Stock Option Plan

On December 2, 2002, at a special meeting of our shareholders, the 2002 Stock Plan was approved. The maximum aggregate number of shares that may be optioned and sold under the plan is the total of (a) 3,000,000 shares, (b) an annual 500,000 increase to be added on the last day of each fiscal year beginning in 2003 unless a lesser amount is determined by the board of directors. The plan became effective with its adoption and remains in effect for ten years unless terminated earlier. Options granted under the plan vest 25% on the day of the grant and the remaining 75% vests monthly over the next 36 months. The following schedule summarizes the activity during the nine-month transition period ended June 30, 2003.

                                                                            2002 STOCK PLAN
                                                                            ---------------
                                                                                           Weighted
                                                                                       Average Exercise
                                                                  Number of Shares          Price
                                                                  ----------------      --------------
       Outstanding at October 1, 2002                                            -      $            -
       Options Granted                                                   2,447,000               $0.23
       Options Exercised                                                         -                   -
       Options Canceled                                                          -                   -
                                                                  ----------------      --------------
               Options Outstanding at June 30, 2003                      2,447,000               $0.23
                                                                  ================      ==============
               Options Exercisable at June 30, 2003                        963,625               $0.22
                                                                  ================      ==============

In accordance with Statement of Financial Accounting Standards Number 123, "Accounting for Stock-Based Compensation", option expense of $76,774 was recognized for the nine-month transition period ended June 30, 2003.

                                                                   June 30, 2003
                                                                   -------------
               Five-Year Risk Free Interest Rate                       3.01%
               Dividend Yield                                           nil
               Volatility                                               nil
               Average Expected Term (Years to Exercise)                4.4

Stock options outstanding and exercisable under 2002 Stock Plan as of June 30, 2003 are as follows:

                                              Average
                                Weighted     Remaining               Weighted
                   Number of     Average    Contractual  Number of    Average
     Range of       Options     Exercise       Life       Options    Exercise
  Exercise Price    Granted       Price       (Years)     Vested       Price
  --------------    -------       -----       -------     ------       -----
       $0.05         600,000      $0.05         4.3       262,500      $0.05
       $0.25       1,589,000      $0.25         4.3       624,813      $0.25
       $0.50         258,000      $0.50         4.6        76,313      $0.50


NOTE 11 - Income Taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from timing differences between income for financial reporting and income tax purposes.

The Company has adopted Statement of Financial Accounting Standards Number 109 ("SFAS No. 109") "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes. There were no temporary differences at June 30, 2003 and earlier years; accordingly, no deferred tax liabilities have been recognized for all years.

The Company has cumulative net operating loss carryforwards of over $11,100,000 at June 30, 2003 and $9,100,000 at September 30, 2002. No effect has been shown in the financial statements for the net operating loss carryforwards as the likelihood of future tax benefit from such net operating loss carryforwards is not probable.

Accordingly, the potential tax benefits of the net operating loss carryforwards at June 30, 2003 and September 30, 2002 have been offset by valuation reserves of the same amount.

Deferred tax assets and the valuation account at June 30, 2003 and at September 30, 2002 are as follows:

                                                          June 30, 2003   September 30, 2002
                                                          -------------   ------------------
     Deferred Tax Asset
     ------------------
            Net Operating Loss Carryforwards             $     4,600,000   $     3,800,000
            Valuation Allowance                               (4,600,000)       (3,800,000)
                                                          --------------    --------------
                                                 Total   $             -   $             -
                                                          ==============    ==============

NOTE 12 - Net Earnings (Loss) Per Share

Basic earnings (loss) per common share ("BEPS") are based on the weighted-average number of common shares outstanding during each period. Diluted earnings (loss) per common share ("DEPS") are based on shares outstanding (computed under BEPS) plus dilutive potential common shares. Shares from the exercise of the outstanding options were not included in the computation of DEPS, because their inclusion would have been antidilutive for the nine months ended June 30, 2003.

The following data shows the shares used in the computing loss per common share including dilutive potential common stock at June 30, 2003:

                                                                     Amount
                                                                     ------

     Common shares outstanding at June 30, 2003                       14,956,641
                                                                 ===============
     Weighted-average number of common shares used in
     basic EPS dilutive effect of options                              8,364,218
                                                                 ===============
     Weighted-average number of common shares and dilutive
     potential common shares used in diluted EPS                       8,364,218
                                                                 ===============


NOTE 13 - Going Concern

Our financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. We do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. However, we have undertaken the following to meet our liquidity requirements:

      (a) Seek additional equity funding through private placements to raise sufficient funds to continue operations and fund its ongoing development, merger and acquisition activities. In May 2003, we commenced a $5,000,000 private placement, the proceeds of which will be used for (i) corporate administration, (ii) the expansion of subsidiary operations, and (iii) expenses and funds advanced for acquisitions in 2003. In conjunction with the private placement, we have engaged various financial advisory firms and other finders to identify prospective investors. We completed the private offering on October 31, 2003.

      (b) Continue conversion of certain outstanding loans and payables into common stock in order to reduce future cash obligations;

      (c) Generate sufficient cash flow to sustain and grow subsidiary operations and, if possible, create excess cash flow for corporate administrative expenses through our operating subsidiaries; and

      (d) Identify prospective acquisition targets with sufficient cash flow to fund subsidiary operations, as well as potentially generating operating cash flow that may sustain corporate administrative expenses.

Trinity's future capital requirements will depend on its ability to successfully implement these initiatives and other factors, including our ability to maintain our existing customer base and to expand our customer base into new geographic markets, and overall financial market conditions in the United States and other countries where we will seek prospective investors.

NOTE 14 - New Technical Pronouncements

In October 2002, Statement of Financial Accounting Standards Number 147 ("SFAS 147"), "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9" was issued to be used in acquisitions of financial institutions after October 1, 2002. It is anticipated that SFAS 147 will have no effect upon the Company's financial statements.

In December 2002, Statement of Financial Accounting Standards Number 148 ("SFAS 148"), "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" was issued for fiscal years beginning after December 15, 2003. It is anticipated that SFAS 148 will have no effect upon the Company's financial statements.

In April 2003, Statement of Financial Accounting Standards Number 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued for fiscal quarters that began prior to June 15, 2003. Adoption of SFAS 149 will have no effect upon the Company's financial statements.

In May 2003, Statement of Financial Accounting Standards Number 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" was issued for the first interim period beginning after June 15, 2003. The Company anticipates that SFAS 150 may impact the accounting for certain future acquisitions and the anticipated distribution of stock for services.

NOTE 15 - Subsequent Events

On July 8, 2003, we issued a five-year warrant to Merriman, Curran, Ford & Co. a financial service company, to purchase up to 20,000 shares of our common stock for a period of five years at $0.50 per share in consideration for financial advisory services provided to us by the firm.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of TouchVision, a California corporation that is in the business of providing technology-enabled information and learning systems to healthcare providers, financial services companies and other industry segments. In consideration for the TouchVision shares, we issued an aggregate of 1,250,000 restricted shares of our common stock, of which 312,500 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former TouchVision shareholders. We also agreed to loan to TouchVision the sum of $20,000 per month for the twelve-month period following closing, to be used for working capital. We had previously loaned TouchVision the sum of $50,000 in June, 2003 by way of bridge financing pending completion of the acquisition. In connection with the acquisition, TouchVision entered into substantially similar employment agreements with each of Messrs. Gregory L. Roche and Larry J. Mahar, the former principals of TouchVision, which have a term of two years and provide for annual salaries of $120,000. In conjunction with the acquisition of TouchVision, we issued 735,000 stock options pursuant to the 2002 Stock Plan at $0.50 per share.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of River Murray Training Pty Ltd ("RMT") an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders. We also loaned US$49,000 to RMT for the purpose of repaying outstanding loans advanced to RMT by its former shareholders.

On September 1, 2003, we completed the acquisition of 51% of the issued and outstanding shares of Ayrshire Trading Limited, a British Virgin Islands company ("Ayrshire") that owns 95% of Riverbend Group Holdings (Proprietary) Limited ("Riverbend"), a South African company that provides learning services to corporations and individuals in South Africa. We also acquired the option to purchase the remaining 49% of Ayrshire. In consideration for the Ayrshire shares, we issued a convertible non-interest-bearing promissory note in the amount of $20,000, which amount is convertible from time to time but no later than December 30, 2006 into a maximum of 2,000,000 shares of our common stock. Of these shares, up to 400,000 may be withheld in satisfaction for any breach of warranties by the former shareholders of Ayrshire. The Ayrshire shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by December 30, 2006.

As further consideration for the Ayrshire shares, we agreed to make a non-interest-bearing loan of $1,000,000 to Ayrshire, $300,000 of which was advanced at closing and $700,000 was advanced On November 3, 2003. We may exercise an option to acquire the remaining 49% of Ayrshire in consideration for the issuance of 1,500,000 shares of our common stock, subject to certain adjustments.

During the period June 1, 2003 to October 31, 2003, we sold by way of private placement an aggregate of 5,143,300 units at a price of $1.00 per unit, for aggregate consideration of $5,143,300. Each unit comprised two shares of our common stock and two warrants, each exercisable for one additional share of our common stock. In addition, each unit carried the right to acquire an additional warrant to purchase, under certain conditions, up to one additional share of common stock. In connection with the private placement, we paid $448,105 in commissions and issued to various financial advisors, 567,160 additional shares of our common stock and five-year warrants to purchase 207,050 shares of our common stock. In our opinion, the offer and sale of these securities was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

On September 12, 2003, we filed a Complaint in the United States District Court for the District of Utah, Central Division, against CBL Global Corporation (f/k/a CBL Acquisition Corporation), and Robert Stephen Scammell, the sole shareholder of CBL-California, (Case No. 2:03CV00798DAK) alleging, among other things, that Scammell and CBL-California provided us with misstated financial statements prior to our merger in October 2002 with CBL-California and CBL Global. On September 18, 2003, we filed a First Amended Complaint and Jury Demand, which added as defendants CBL-Global and Brian Kennedy, the sole shareholder of CBL-Australia. The First Amended Complaint alleges causes of action for violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, for violations of Section 20(a) of the Securities Exchange Act of 1934, for declaratory relief and breach of contract, for common law fraud, and for negligent misrepresentation.

The First Amended Complaint alleges, among other things, that the defendants were advised by CBL-California's accountant on September 18, 2002 that CBL-California's financial statements were misstated, and alleges that new restated financial statements were issued on September 19, 2002. The First Amended Complaint alleges, however, that the restated financial statements were not provided to us prior to the October 1, 2002 closing of the merger. The First Amended Complaint seeks damages in an amount to be proven at trial, but which amount presently is estimated to exceed, at a minimum, the full amount of the consideration paid by us and CBL Global in the merger, as well as treble damages, and attorneys' fees. The First Amended Complaint also seeks a declaration that we (i) are entitled to retain certain of our shares of common stock that were issued in connection with the acquisition of CBL and placed in escrow, (ii) are entitled to set-off amounts owed to Messrs. Scammell and Kennedy pursuant to the CBL acquisition; and (iii) are entitled to seek the return of the shares of our common stock that have already have been distributed to defendants Messrs. Kennedy and Scammell in the merger. We intend to vigorously pursue our claims against the defendants.

On September 18, 2003 we announced that we had entered into a definitive agreement to acquire majority control of IRCA (Pty.) Ltd. ("IRCA"), an international firm specializing in corporate learning, certification, and risk mitigation in the areas of safety, health environment, and quality assurance ("SHEQ"). We anticipate closing this transaction within the next 30 days. IRCA is headquartered in South Africa and also operates international sales offices and operations in the United Kingdom and the United States. We will acquire majority interest in IRCA through a combination of stock and cash payments. The definitive agreement contains certain closing conditions and certain future provisions that will enable Trinity to acquire full ownership of IRCA and its various operating subsidiaries.

                        CONSOLIDATED FINANCIAL STATEMENTS
                  Trinity Learning Corporation and Subsidiaries
                           Consolidated Balance Sheet

                                                                         March 31, 2004     June 30, 2003
                                                                          (Unaudited)
                                                                        ---------------    ---------------
         Assets
         ------
Current Assets
      Cash                                                              $       971,849    $        86,511
      Accounts Receivable, net                                                3,919,391             42,719
      Interest Receivable                                                             -                 41
      Prepaid Expense and Other Assets                                          360,951             97,944
                                                                        ---------------    ---------------
                                             Total Current Assets             5,252,191            227,215
                                                                        ---------------    ---------------
Property & Equipment (Note 3)
      Furniture & Equipment                                                   1,408,553             53,385
      Accumulated Depreciation                                                 (253,058)            (7,824)
                                                                        ---------------    ---------------
                                         Net Property & Equipment             1,155,495             45,561
                                                                        ---------------    ---------------
Intangible Asset
      Goodwill (Note 2)                                                       1,914,881            524,800
      Technology-Based Asset, net  (Notes 2 and 4)                            2,150,794            425,765
                                                                        ---------------    ---------------
                                           Net Intangible Assets              4,065,675            950,565

Note Receivable (Note 7)                                                              -             25,000
Restricted Cash (Note 2)                                                        500,000                  -
Prepaid Acquisition Costs                                                        89,081                  -
Other Assets                                                                    249,408             94,003
                                                                        ---------------    ---------------
      Total Assets                                                      $    11,311,850    $     1,342,344
                                                                        ===============    ===============
         Liabilities, Minority Interest and Stockholders' Equity
         -------------------------------------------------------
Liabilities
      Accounts Payable                                                  $     2,538,840    $       391,872
      Accrued Expenses                                                        1,278,347            270,270
      Interest Payable                                                                -             63,987
      Deferred Revenue  (Note 1)                                                645,934                  -
      Notes Payable - Current (Note 9)                                          575,234                  -
      Notes Payable-Related Parties (Notes 8 and 9)                           2,732,420          2,147,151
                                                                        ---------------    ---------------
                                             Current Liabilities              7,770,775          2,873,280
      Notes Payable-Long Term (Notes 8 and 9)                                   240,074                  -
                                                                        ---------------    ---------------
                                               Total Liabilities              8,010,849          2,873,280
                                                                        ---------------    ---------------
Minority Interest                                                                68,494                  -
                                                                        ---------------    ---------------

Stockholders' Equity
      Preferred Stock, 10,000,000 Shares at No Par
      Value; No Shares Issued and Outstanding                                         -                  -
      Common Stock, 100,000,000 Shares Authorized
      at No Par Value, 27,665,966 and 14,956,641
      shares Issued and Outstanding, Respectively                            15,412,641          9,693,447
      Conditionally redeemable common stock, 4,500,000
      and 0 shares, respectively, at No Par Value                             2,750,000                  -
      Accumulated Deficit                                                   (15,015,580)       (11,188,913)
      Subscription Receivable                                                         -            (35,000)
      Other Comprehensive Loss                                                   85,446               (470)
                                                                        ---------------    ---------------
                                       Total Stockholders' Equity             3,232,507         (1,530,936)
                                                                        ---------------    ---------------
    Total Liabilities, Minority Interest and Stockholders' Equity       $    11,311,850    $     1,342,344
                                                                        ===============    ===============

                  Trinity Learning Corporation and Subsidiaries
                      Consolidated Statement of Operations


                                                  For Three Months Ended on          For Nine Months Ended on
                                                           March 31                          March 31

                                                      2004            2003             2004             2003

                                                         (Unaudited)                       (Unaudited)
                                                ------------------------------    ------------------------------
Revenue

      Sales Revenue                             $   4,280,305    $      95,192    $   7,442,802    $     164,660

      Cost of Sales                                (1,476,997)               -       (2,526,528)               -
                                                -------------    -------------    -------------    -------------

             Gross Profit                           2,803,308           95,192        4,916,274          164,660
                                                -------------    -------------    -------------    -------------

Expenses

      Salaries & benefits                           2,993,436          369,222        5,211,883          673,001

      Professional fees                               282,402          252,907          843,088          758,336

      Selling, general & administrative               906,423          104,039        2,238,386          362,232

      Depreciation & amortization                     289,462            3,229          745,582            5,675
                                                -------------    -------------    -------------    -------------

             Total Expense                          4,471,723          729,397        9,038,939        1,799,244
                                                -------------    -------------    -------------    -------------

             Loss from Operations                  (1,668,415)        (634,205)      (4,122,665)      (1,634,584)
                                                -------------    -------------    -------------    -------------

Other Income (Expense)

      Interest Expense, net                           (72,699)         (30,287)        (107,521)         (67,170)

      Foreign Currency Gain(Loss)                         520                -           (4,463)               -
                                                -------------    -------------    -------------    -------------

           Total Other Income (Expense)               (72,179)         (30,287)        (111,984)         (67,170)


      Minority Interest                              (443,560)               -         (407,982)               -
                                                -------------    -------------    -------------    -------------


             Loss Before Taxes                     (1,297,034)        (664,492)      (3,826,667)      (1,701,754)

             Taxes                                          -                -                -                -
                                                -------------    -------------    -------------    -------------

             Net Loss                           $  (1,297,034)   $    (664,492)   $  (3,826,667)   $  (1,701,754)
                                                =============    =============    =============    =============


      Net Loss Per Common Share

             Basic                              $       (0.05)   $       (0.07)   $       (0.17)   $       (0.25)
                                                =============    =============    =============    =============

             Diluted                            $       (0.05)   $       (0.07)   $       (0.17)   $       (0.25)
                                                =============    =============    =============    =============

      Weighted Average Shares Outstanding          26,103,667        9,194,774       21,920,228        6,838,345
                                                =============    =============    =============    =============

                  Trinity Learning Corporation and Subsidiaries
                 Consolidated Statement of Comprehensive Income

                                            Three Months ended on               Three Months Ended on
                                                   March 31,                          March 31,
                                            2004              2003              2004              2003
                                                  (Unaudited)                       (Unaudited)
                                       --------------------------------    --------------------------------
                                               Before Tax Amount                  After Tax Amount
Net Loss                               $   (1,297,034)   $     (664,492)   $   (1,297,034)   $     (664,492)
Foreign Currency Translation Gain             151,573                 -           151,573                 -
                                       --------------    --------------    --------------    --------------
Comprehensive Loss                     $   (1,145,461)   $     (664,492)   $   (1,145,461)   $     (664,492)
                                       ==============    ==============    ==============    ==============

                                             Nine Months ended on                Nine Months Ended on
                                                   March 31,                          March 31,
                                            2004              2003              2004              2003
                                       --------------------------------    --------------------------------
                                               Before Tax Amount                  After Tax Amount
Net Loss                               $   (3,826,667)   $   (1,701,754)   $   (3,826,667)   $   (1,701,754)
Foreign Currency Translation Gain              85,444                 -            85,444                 -
                                       --------------    --------------    --------------    --------------
Comprehensive Loss                     $   (3,741,223)   $   (1,701,754)   $   (3,741,223)   $   (1,701,754)
                                       ==============    ==============    ==============    ==============

                  Trinity Learning Corporation and Subsidiaries
                      Consolidated Statement of Cash Flows

                                                                                    For the Nine Months Ended on March 31,

                                                                                            2004             2003

                                                                                                 (Unaudited)
                                                                                      --------------------------------
Cash flows from operating activities:
       Net loss                                                                       $   (3,826,667)   $   (1,701,754)
       Adjustments to reconcile net loss to net cash used by operating activities:
             Depreciation and amortization                                                   745,582             5,675
             Non-cash effect for business acquisition and divestiture                        620,518           132,325
             Foreign currency translation loss                                                 4,463                 -
             Minority interest                                                              (407,982)                -
             Stock compensation                                                              194,777                 -
       Changes in current assets and liabilities, net of business acquired and business sold:
             Accounts receivable                                                             262,317            33,526
             Interest receivable                                                                  41            (2,792)
             Prepaid expenses and other assets                                              (333,294)            2,392
             Accounts payable, deferred revenue and accrued expenses                       1,310,800           (25,684)
             Interest payable                                                                 20,097            59,261
                                                                                      --------------    --------------
                   Net cash used by operating activities                                  (1,409,348)       (1,497,051)
                                                                                      --------------    --------------

Cash flows from investing activities:
       Payment for business acquisitions and divestiture, net of cash acquired            (3,187,301)                -
       Capital expenditures                                                                 (186,593)          (12,834)
                                                                                      --------------    --------------
                   Net cash used by investing activities                                  (3,373,894)          (12,834)
                                                                                      --------------    --------------

Cash flows from financing activities:
       Repayments under short-term notes                                                    (500,000)                -
       Borrowing under short-term notes                                                      793,247           990,621
       Payments for financing fees                                                          (462,815)                -
       Conversion of bridge loan to common stock                                             836,000                 -
       Exercise of warrants and options                                                       28,848                 -
       Proceeds from sale of common stock                                                  4,973,300           558,713
                                                                                      --------------    --------------
                  Net cash provided by financing activities                                5,668,580         1,549,334
                                                                                      --------------    --------------

             Net increase in cash                                                            885,338            39,449

Cash at beginning of period                                                                   86,511             1,632
                                                                                      --------------    --------------
Cash at end of period                                                                 $      971,849    $       41,081
                                                                                      ==============    ==============

Supplemental information:
             Issuance of common stock for business acquisitions                       $      975,000    $       75,000
                                                                                      ==============    ==============

             Issuance of convertible redeemable common stock                          $    2,750,000    $            -
                                                                                      ==============    ==============

             Cancellation of common stock and convertible
                  notes payable pursuant to the sale of CBL                           $   (2,722,151)   $            -
                                                                                      ==============    ==============

             Cancellation of subscriptions receivable                                 $      (35,000)   $            -
                                                                                      ==============    ==============

                  Trinity Learning Corporation and Subsidiaries
                        Notes to the Financial Statements
                                   (Unaudited)
                                 March 31, 2004

NOTE 1.  ACCOUNTING POLICIES

Overview

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. These financial statements include the accounts of Trinity and its consolidated subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. References herein to "we", "our", "us" or "the Company" all refer to Trinity Learning Corporation.

These unaudited interim consolidated financial statements should be read in conjunction with the audited financial statements and related notes thereto included in our Transition Report on Form 10-KSB for the transition period from October 1, 2002 to June 30, 2003. On August 6, 2003, our board of directors approved a change in our fiscal year-end from September 30 to June 30 to align with those of the companies we had already acquired or were at that time in the process of acquiring. The results of operations for the nine months ended March 31, 2004, are not necessarily indicative of the operating results for the full year and future operating results may not be comparable to historical operating results due to our September 1, 2003 acquisitions of TouchVision, Inc. ("TouchVision"); River Murray Training Pty Ltd ("RMT"); and 51% of the issued and outstanding shares of Ayrshire Trading Limited ("Ayrshire"), as well as our December 1, 2003 acquisition of Danlas Limited ("Danlas") and March 1, 2004 acquisition of Trinity Learning AS ("VILPAS"). Ayrshire owns 95% of the issued and outstanding shares of Riverbend Group Holdings (Pty.) Ltd. ("Riverbend"). These companies are collectively referred to as Riverbend. Danlas owns 51% of IRCA (Proprietary) Limited ("IRCA"). These companies are collectively referred to as IRCA.

In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all normal recurring adjustments that are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented.

The preparation of our unaudited interim consolidated financial statements in conformity with generally accepted accounting principles necessarily requires it to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and costs during the reporting periods. Actual results could differ from those estimates. On an ongoing basis, we review our estimates based on information that is currently available. Changes in facts and circumstances may cause us to revise our estimates.

Income (Loss) Per Common Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available for common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share ("DEPS") is computed giving effect to all dilutive potential shares of common stock issuable upon the exercise of conditionally redeemable shares, stock options and warrants. DEPS is computed by dividing net income (loss) available for common stockholders by the weighted-average common shares and dilutive potential common shares that were outstanding during the period. Shares from the conversion of the conditionally redeemable stock, and exercise of the outstanding options and warrants were not included in the computation of DEPS, because their inclusion would have been antidilutive for the nine months ended March 31, 2004.

In accordance with the disclosure requirements of Statement of Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share," a reconciliation of the numerator and denominator of basic and diluted income (loss) per common share is provided as follows:

                                                                   Three Months Ended              Nine Months Ended
                                                                        March 31,                      March 31,
                                                                  2004            2003           2004             2003
                                                                  ----            ----           ----             ----
      Numerator-Basic
          Net (loss) available for common
          stockholders                                       $ (1,297,394)   $   (664.492)   $ (3,826,667)   $ (1,701,754)
      Denominator-Basic
          Weighted-average common stock outstanding            26,103,667       9,194,774      21,920,228       6,838,345
          Basic (loss) per share                             $      (0.05)   $      (0.07)   $      (0.17)   $      (0.25)
      Numerator-Diluted
          Net (loss) available for common stockholders       $ (1,297,394)   $   (664,492)   $ (3,826,667)   $ (1,701,754)
      Denominator-Diluted
          Weighted-average common stock outstanding            26,103,667       9,194,774      21,920,228       6,838,345
      Effect of dilutive securities
          Conditionally redeemable common stock                         -               -               -               -
          Stock options                                                 -               -               -               -
          Warrants                                                      -               -               -               -
      Diluted (loss) per share                               $      (0.05)   $      (0.07)   $      (0.17)   $      (0.25)

Deferred Revenue

Deferred revenue in the accompanying consolidated balance sheets represents advanced billings to clients in excess of costs and earnings on uncompleted contracts. As of March 31, 2004 and June 30, 2003, deferred revenue was $645,934 and $0, respectively. We anticipate that substantially all such amounts will be earned over the next twelve months.

Stock-Based Compensation

In January 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS 148 amends FASB Statement 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements of the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years, including interim periods beginning after December 15, 2002, and thus, this disclosure is included in the table below. SFAS 148 also requires disclosure of pro-forma results on the interim basis as if we had applied the fair value recognition provisions of SFAS 123. We implemented the fair value based method of accounting for stock-based employee compensation during the transition period from October 1, 2002 to June 30, 2003. See Note 11-Stock Option Plan.

Goodwill and Other Intangibles Resulting from Business Acquisitions (In Part)

We adopted Statement of Financial Accounting Standard No. 142 ("SFAS 142"), "Goodwill and other Intangible Assets," at the beginning of fiscal 2003. As required, we identified our reporting units and the amounts of goodwill, other intangible assets, and other assets and liabilities allocated to those reporting units. This Statement addresses the accounting and reporting of goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that (i) goodwill and indefinite-lived intangible assets will no longer be amortized, (ii) impairment will be measured using various valuation techniques based on discounted cash flows, (iii) goodwill will be tested for impairment at least annually at the reporting unit level, (iv) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and (v) intangible assets with finite lives will be amortized over their useful lives.

SFAS No. 142 requires that goodwill be tested for impairment upon adoption of the Statement, as well as annually thereafter. We completed our transitional goodwill impairment test during the third quarter of 2004 and had no impairment losses. Other intangible assets deemed to have an indefinite life are tested for impairment by comparing the fair value of the asset to its carrying amount. We do not have other intangible assets with indefinite lives. See Note 2 "Acquisitions and Divestitures" for more information.

Recently Issued Accounting Standards

In June 2002, the FASB issued Statement of Financial Accounting Standard No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 replaces Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)" in its entirety and addresses significant issues relating to recognition, measurement and reporting costs associated with an exit or disposal activity, including restructuring activities. Under EITF Issue No. 94-3, a liability is recognized, measured and reported as of the date of an entity's commitment to an exit plan. Pursuant to SFAS 146, a liability is recorded on the date on which the obligation is incurred and should be initially measured at fair value. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. We adopted SFAS 146 on July 1, 2003. See Note 2 - Acquisitions and Divestitures.

EITF Consensus Issue No. 00-21 ("EITF 00-21"), "Revenue Arrangements with Multiple Deliverables" was first discussed at the July 2000 EITF meeting and was issued in February 2002. Certain revisions to the scope of the language were made and finalized in May 2003. EITF 00-21 addresses the accounting for multiple element revenue arrangements, which involve more than one deliverable or unit of accounting in circumstances, where the delivery of those units takes place in different accounting periods. EITF 00-21 requires disclosures of the accounting policy for revenue recognition of multiple element revenue arrangements and the nature and description of such arrangements. The accounting and reporting requirements are effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. We have completed our initial evaluation and adoption of EITF 00-21 does not have a significant impact on our financial statements. We continues our evaluation to determine whether the reporting requirements of EITF 00-21 will impact our financial statements in the future.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. As permitted, we adopted SFAS 150 on September 1, 2003 and adoption of SFAS 150 did not have a significant impact on our financial statements.

Reclassifications

Certain reclassifications have been made to the 2003 financial statements and notes to conform to the 2004 presentation with no effect on consolidated net loss, equity or cash flows as previously reported.

NOTE 2 - ACQUISITIONS AND DIVESTITURES

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of TouchVision. In consideration for the TouchVision shares, we issued an aggregate of 1,250,000 restricted shares of our common stock, of which 312,500 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former TouchVision shareholders. We also agreed to loan to TouchVision the sum of $20,000 per month for the twelve-month period following closing, to be used for working capital. We had previously loaned TouchVision the sum of $50,000 in June and July, 2003 by way of bridge financing pending completion of the acquisition. In connection with the acquisition, TouchVision entered into substantially similar employment agreements with each of Messrs. Gregory L. Roche and Larry J. Mahar, the former principals of TouchVision, which have a term of two years and provide for annual salaries of $120,000. In conjunction with the acquisition of TouchVision, we issued 735,000 stock options pursuant to the 2002 Stock Plan at $0.50 per share. On October 1, 2003, we advanced $150,000 to pay off a loan payable to a bank, which was guaranteed by the Small Business Administration.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of RMT. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders. We also loaned US$49,000 to RMT for the purpose of repaying outstanding loans advanced to RMT by its former shareholders.

On September 1, 2003, we completed the acquisition of 51% of the issued and outstanding shares of Ayrshire that owns 95% of Riverbend. We also acquired the option to purchase the remaining 49% of Ayrshire. In consideration for the Ayrshire shares, we issued a convertible non-interest-bearing promissory note in the amount of $20,000, which amount is convertible from time to time but no later than December 30, 2006 into a maximum of 2,000,000 shares of our common stock, which has been recorded as conditionally redeemable common stock in stockholders' equity at $0.50 per share. Of these shares, up to 400,000 may be withheld in satisfaction for any breach of warranties by the former shareholders of Ayrshire. The Ayrshire shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by December 30, 2006.

As further consideration for the Ayrshire shares, we agreed to make a non-interest-bearing loan of $1,000,000 to Ayrshire, $300,000 of which was advanced at closing of the acquisition and $700,000 was advanced on November 3, 2003. We may exercise an option to acquire the remaining 49% of Ayrshire in consideration for the issuance of 1,500,000 shares of our common stock, subject to certain adjustments.

On December 1, 2003, we completed the acquisition of all the issued and outstanding shares of Danlas, a British Virgin Islands Company that owns 51% of IRCA. IRCA operates in South Africa, England and the United States through various operating subsidiaries. Danlas also holds options to acquire the remaining 49% of IRCA. In consideration for the Danlas shares, we (i) issued three convertible promissory notes in the aggregate principal amount of $40,000 and convertible under certain conditions into a maximum of 4,500,000 shares of the Company's common stock, (ii) agreed to advance $700,000 in cash to establish an international sales force, (iii) provided $500,000 for certain bank guarantees and, (iv) provided certain future profit thresholds are met, agreed to issue up to an additional 1,000,000 shares of the Company's common stock. The first promissory note for $20,000 convertible to 2,500,000 shares has been classified as conditionally redeemable common stock at $0.50 per share. The remaining $20,000 in promissory notes has been classified as intercompany note payable and eliminated in the consolidation of the Company and its subsidiaries at March 31, 2004. On May 13, 2004, Musca notified us of their intention to convert two of the promissory notes for 51% and 23.9 % of the ownership of IRCA.

On March 1, 2004, we completed the acquisition of all the issued and outstanding shares of VILPAS (f/k/a Virtual Learning Partners AS). In consideration for the VILPAS shares we issued a convertible non-interest-bearing promissory note in the principal amount of $500,000, which note is convertible from time to time but no later than August 5, 2005 into a maximum of 1,000,000 shares of our common stock, which has been recorded as conditionally redeemable common stock in stockholders' equity at $0.50 per share. Of these shares, up to 20% may be withheld in satisfaction for any breach of warranties by the former shareholders of VILPAS. The VILPAS shares are subject to escrow and pledge agreements and will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by February 5, 2005, subject to a six-month extension in the event a listing application is in process on such date. On May 11, 2004, VILPAS notified us of their intention to convert the promissory note.

Purchased Intangible Assets

Changes in the net carrying amount of goodwill for the nine months ended March 31, 2004 are as follows:

        Balance as of June 30, 2003                       $ (524,800)
        Goodwill acquired during the period               $1,914,881
        Goodwill divested during the period               $ (524,800)
        Balance as of March 31, 2004                      $1,914,881

The Company completed its first transitional goodwill impairment test during the third quarter of 2004 and had no impairment losses.

The values assigned to the technology-based intangible assets are considered appropriate based on independent valuations. The technology-based intangible assets are being amortized over varying periods, as indicated by independent valuations, using the straight-line method. The following table sets forth the Company's acquired other intangible assets at March 31, 2004 and June 30, 2003, which will continue to be amortized:

                                                           2004                                           2003
                                                           ----                                           ----
                                            Gross                                           Gross
                                          Carrying     Accumulated     Net Carrying       Carrying     Accumulated     Net Carrying
                                            Amount     Amortization       Amount            Amount     Amortization       Amount
                                            ------     ------------       ------            ------     ------------       ------
Amortizable other intangible assets:
Trade names and trademarks               $   429,841    $   22,390      $   407,451      $        -     $        -      $        -
Backlog                                      448,000        74,479          373,521           3,882            582           3,300
Current and Core Technology                  414,579        48,395          366,184         584,002        166,321         417,681
Distributor Agreements                       253,000        26,833          226,167               -              -               -
Customer Relationships                       609,728        33,182          576,546               -              -               -
Other intangibles                            222,894        21,969          200,925           5,628            844           4,784
Total                                    $ 2,378,042    $  227,248      $ 2,150,794      $  593,512     $  167,747      $  425,765

Divestitures

In December, 2003, we sold our interests in CBL Global Corporation ("CBL Global") and its Australian subsidiaries (collectively "CBL") to Messrs. Scammell and Kennedy, the former owners of CBL. In conjunction with the management buyout, we entered into a Settlement Agreement with respect to our litigation with CBL. Pursuant to the terms of the agreement, we conveyed all of our interest in CBL back to the former owners in exchange for surrender and cancellation of 3,000,000 shares of Company stock issued to them in connection with acquisition of CBL and the cancellation of $1,000,000 in convertible notes payable to them. Also, as a result of the divestiture, $222,151 owed by CBL Global to Messrs. Kennedy and Scammell is no longer an obligation of the Company.

Pro Forma Results

The operating results of CBL, TouchVision, RMT, Danlas and our interest in Ayrshire have been included in the accompanying consolidated financial statements from the date of acquisition forward and, for CBL, up to the date of divestiture. Accordingly, CBL business' results of operations were included from October 1, 2002 to December 22, 2003. The business results of operations of RMT, TouchVision and Ayrshire are included for the period September 1, 2003 through March 31, 2004. The business results of operations for Danlas are included for the period December 1, 2003 through March 31, 2004. The business results for VILPAS will not be included for March 2004 until the fourth quarter 2004 as its activity was de minimus to the Company's overall operating results.

The following unaudited pro forma financial information presents the combined results of operations of the Company and TouchVision, RMT, Danlas and our interest in Ayrshire as if these acquisitions had occurred at July 1, 2002. In December 2003, we completed the sale of our interest in CBL to the former owners of CBL. Accordingly, CBL's business operating results are not included in the Company's combined unaudited pro forma financial information for the three and nine month periods ended March 31, 2004, and 2003, respectively. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of the operations of the Company that would have been reported had these acquisitions been completed as of the dates presented, nor should it be taken as a representation of the future consolidated results of operations of the Company.

                                                        Three Months Ended                    Nine Months Ended
                                                             March 31                              March 31
                                                  ------------------------------        ------------------------------
                                                        2004            2003                  2004            2003
                                                        ----            ----                  ----            ----
Revenues                                          $   4,098,199   $   4,001,089         $   11,471,661   $   9,774,108
Operating Profit(Loss)                            $   (757,204)   $   (324,829)         $  (2,710,270)   $     187,966
Net Loss Available for Common Stockholders        $   (885,644)   $   (561,935)         $  (3,168,635)   $   (868,089)
Net Loss per Common Share
            Basic                                 $      (0.03)   $      (0.02)         $       (0.14)   $      (0.04)
            Diluted                               $      (0.03)   $      (0.02)         $       (0.14)   $      (0.04)

Finalization of Purchase Price

Certain information necessary to complete the purchase accounting for VILPAS is not yet available, including the completion of an independent valuation of its intangible assets. Purchase accounting will be finalized upon receipt of this independent valuation.

NOTE 3 - FIXED ASSETS

The Company capitalizes furniture and equipment purchases in excess of $5,000 or at lower amounts based on local jurisdiction. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation. Scheduled below are the assets, cost, and accumulated depreciation at March 31, 2004 and June 30, 2003, respectively and depreciation expense for the nine months ended March 31, 2004 and 2003, respectively.

                                    Asset Cost             Depreciation Expense     Accumulated Depreciation
                              3/31/04       6/30/03       3/31/04       3/31/03       3/31/04       6/30/03
Furniture & Equipment       $ 1,408,553   $    53,385   $   406,503   $     5,675   $   253,058   $     7,824

NOTE 4 - TECHNOLOGY-BASED INTANGIBLE ASSETS

The Company capitalized technology-based intangible assets in its acquisitions of CBL, TouchVision, RMT, Danlas and Ayrshire ("acquisitions"). The amounts capitalized were equal to the difference between the consideration paid for acquisitions including any liabilities assumed and the value of the other assets acquired, as indicated by independent valuations. Other assets were valued at the current value at the date of the acquisitions including the net value of fixed assets, historical price less accumulated depreciation, of $1,102,000. The technology-based intangible assets are being amortized over varying periods, as indicated by independent valuations, using the straight-line method. Scheduled below is the asset cost and accumulated amortization at March 31, 2004 and June 30, 2003, respectively, and amortization expense for the nine months ended March 31, 2004 and 2003, respectively:

                                    Asset Cost             Depreciation Expense     Accumulated Depreciation
                              3/31/04       6/30/03       3/31/04       3/31/03       3/31/04       6/30/03
Intangible Asset            $ 2,378,042   $   593,512   $   339,079   $        -    $   227,248   $   167,747

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Total rental expense included in operations for operating leases for the nine months ended March 31, 2004 and 2003, amounted to $463,260 and $30,029, respectively. Certain lease rentals are subject to renewal options and escalation based upon property taxes and operating expenses. These operating lease agreements expire at varying dates through 2008.

Total Minimum Lease Commitments as of March 31, 2004:

                Calendar Year                  Amount
                -------------           -------------
                         2004          $      832,884
                         2005                 856,040
                         2006                 422,426
                         2007                 273,186
                   Thereafter                 680,940
                                        -------------
                        Total          $    3,065,476
                                        =============

NOTE 6 - LEGAL PROCEEDINGS

On September 12, 2003, we filed a Complaint in the United States District Court for the District of Utah, Central Division, against CBL Global (f/k/a CBL Acquisition Corporation), and Robert Stephen Scammell, the sole shareholder of CBL-California, (Case No. 2:03CV00798DAK) alleged, among other things, that Scammell and CBL-California provided us with misstated financial statements prior to our merger in October 2002 with CBL-California and CBL Global. On September 18, 2003, we filed a First Amended Complaint and Jury Demand, which added as defendants CBL Global and Brian Kennedy, the sole shareholder of CBL-Australia. The First Amended Complaint alleged causes of action for violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated there under, for violations of Section 20(a) of the Securities Exchange Act of 1934, for declaratory relief and breach of contract, for common law fraud, and for negligent misrepresentation.

The First Amended Complaint alleged, among other things, that the defendants were advised by CBL-California's accountant on September 18, 2002 that CBL-California's financial statements were misstated, and alleged that new restated financial statements were issued on September 19, 2002. The First Amended Complaint alleged, however, that the restated financial statements were not provided to us prior to the October 1, 2002 closing of the merger.

In December, 2003, we sold our interests in CBL Global and its Australian subsidiaries (collectively "CBL") to Messrs. Scammell and Kennedy, the former owners of CBL. In conjunction with the management buyout, we entered into a Settlement Agreement with respect to our litigation with CBL. Pursuant to the terms of the agreement, we conveyed all of our interest in CBL back to the former owners in exchange for surrender and cancellation of 3,000,000 shares of Company stock issued to them in connection with acquisition of CBL and the cancellation of $1,000,000 in convertible notes payable to them. Also, as a result of the divestiture, $222,151 owed by CBL Global to Messrs. Kennedy and Scammell is no longer an obligation of the Company.

NOTE 7 - NOTES RECEIVABLE

On June 5, 2003, we agreed to lend TouchVision $50,000 in two equal installment of $25,000 each. Interest accrued on the unpaid principal amount of the note at a rate equal to six percent per year. Interest accrued under the note is paid annually, with the first payment due June 5, 2004. All unpaid principal and interest are due June 29, 2005. At June 30, 2003, $25,000 had been advanced to TouchVision and accrued interest totaled $41. Subsequent to the TouchVision acquisition on September 1, 2003, this note receivable along with accrued interest thereon was reclassified to intercompany notes receivable and intercompany notes payable. Accordingly, these balances are eliminated in consolidation of the Company and its subsidiaries at March 31, 2004.

NOTE 8 - RELATED PARTY TRANSACTIONS

From time to time, Ms. McPherson and Ms. Hayman, officers of RMT, have advanced funds to RMT. The current balance of $15, 234 is due December 31, 2004 and accrues interest at a rate of 6% per annum.

From time to time, certain shareholders of IRCA have advanced funds to IRCA. Of the current balance of $2,326,021, $750,000 is non-interest bearing and due June 30, 2004; $40,000 is non-interest bearing and has no fixed terms of repayment and the remaining amount due of $1,536,021 has no fixed terms of repayment and bears interest at a Republic of South Africa Bank prime rate.

On December 17, 2003, amended on March 1, 2004, we entered into an agreement with Titan Aviation Ltd ("Titan"), a Guernsey company, for the purpose of having Titan act as a representative of IRCA. Mr. Martin Steynberg, a member of our board of directors, is the managing director of Titan. Mr. Steynberg is a shareholder in IRCA Investments (Proprietary) Limited which owns 49% of IRCA. Under the revised terms of the agreement, we will pay Titan four million rand or approximately $600,000 in May 2004.

On December 15, 2003, the Company's Board of Directors approved a payment of $64,315 to Mr. William D. Jobe, a member of our board of directors, as compensation for merger and acquisition services associated with our acquisition of TouchVision.

From time to time certain shareholders of Riverbend have advanced funds to Riverbend. The current balance of $392,179 is non-interest bearing and there are no fixed terms for repayment.

On July 15, 2002, Trinity entered in a two-year Advisory Agreement with Granite Creek Partners, LLC ("GCP") (formerly Kings Peak Advisors, LLC) with automatic renewal for a 12-month period. Under the terms of the Advisory Agreement, GCP agreed to provide the Company with general corporate, financial, business development and investment advisory services on a non-exclusive basis. GCP is a private company whose principals are Douglas Cole and Edward Mooney, who are officers and directors of Trinity, and Mr. Swindells. The Advisory Agreement was suspended in August 2003.

The Advisory Agreement provided that GCP would be compensated for its various advisory services as follows: (i) for general corporate advisory services, an initial retainer of $25,000 and a fee of $20,000 per month throughout the term of the agreement, payable, at GCP's option, in shares of common stock at a price per share equal to $0.025; (ii) for financial advisory services, a fee based on 10% of the gross proceeds of any equity financings and/or 1.5% of any gross proceeds of debt financings that are completed by underwriters or placement agents introduced by GCP, as well as any fees which may be due to GCP for its assistance in identifying prospective investors pursuant to terms and conditions of offering memoranda issued by the Company; (iii) for merger and acquisition services involving a transaction resulting from a contact provided by GCP, a sliding fee based on a percentage of the value of the transaction, subject to an additional $100,000 bonus in the event the transaction is valued at $3,000,000 or more; (iv) in respect of general business development advisory services, a fee to be negotiated with GCP based upon certain agreed-upon fee parameters between the parties; and (v) in respect of debt, credit or leasing facilities, a fee to be negotiated on a case-by-case basis.

Trinity acknowledged that it was indebted to GCP for prior services rendered since April 1, 2002 in the amount of $30,000, up to 50% of which amount is payable, at GCP's option, in shares of common stock at a price per share of $0.025. The total number of shares of common stock issuable to GCP under the Advisory Agreement may not exceed 4,400,000 shares. Through March 31, 2004, GCP had earned a total of $315,000 under the Advisory Agreement, $110,000 of which was converted into 4,400,000 shares of common stock in March 2003. Of the balance of $205,000, $203,469 has been paid to GCP, leaving a balance owing at March 31, 2004 of $1,531.

On July 31, 2002, amended on January 1, 2004, we entered into an Advisory Agreement with European American Securities, Inc. ("EAS") pursuant to which EAS agreed to provide financial advisory and investment banking services to the Company. Through March 31, 2004, EAS had earned a total of $807,716 under the Advisory Agreement. Of the balance of $807,716, $431,421 has been paid to EAS and $125,000 or 250,000 shares was paid to EAS in the Company's common stock in January 2004, leaving a balance owing at March 31, 2004 of $376,295.

On August 8, 2002, Trinity formalized a Debt Conversion Agreement with Global Marketing Associates, Inc. ("GMA"), holder of a convertible promissory note (the "GMA Note") in the principal amount of $166,963, pursuant to which the principal amount of the note, along with accrued interest thereon, was made convertible, under certain conditions, into 3,200,000 shares of common stock. The GMA Note was originally issued in November 2000 to the Company's former attorneys and was subsequently acquired by Pacific Management Services, Inc., who assigned the note to GMA; both entities are unrelated to Trinity. GMA subsequently assigned the right to acquire 2,600,000 of the 3,200,000 shares of common stock into which the note is convertible, to several persons, comprising Messrs. Cole, Mooney, Swindells and EAS. Pursuant to the assignment, Messrs. Cole and Mooney each acquired the right to acquire 600,000 shares of the common stock into which the GMA Note is convertible and Mr. Swindells acquired the right to acquire 1,000,000 shares. Fifty percent of the shares issuable upon the conversion of the GMA Note are subject to a two-year lock-up provision that restricts transfer of such shares without prior written consent of Trinity's board of directors. As of March 31, 2004, 3,200,000 shares of our common stock had been issued pursuant to the terms of the GMA Note.

From time to time, since inception of our current operating strategy, Mr. Swindells has provided short-term working capital loans on a non-interest bearing basis. The principal may be converted into such other debt or equity securities financings that we may issue in private offerings while the loan is outstanding. In September 2003, we repaid $500,000 on the $925,000 note balance then outstanding. In November 2003, the remaining balance of $425,000 was converted in to 850,000 shares of common stock and issued to Mr. Swindells.

NOTE 9 - NOTES PAYABLE

On March 31, 2004, notes payable to accredited investors and related parties totaled $3,546,531 as compared with $2,147,151 at June 30, 2003. The notes bear interest between the rates of 0% and 12% per annum, some of which are secured by our common stock. Certain notes are convertible into the Company's common stock.

The Company has the following notes payable obligations:

                                                                       March 31,       June 30,
                                                                          2004           2003
                                                                     -----------------------------
Note payable to related parties; see Note 8 for due date,
plus interest payable at 6% per annum                                $      15,234   $           -

Unsecured note payable to a related party, IRCA Investments,
non-interest bearing, see Note 8 for due dates                             750,000               -

Unsecured note payable to a related party, IRCA Investments, non-interest bearing and no fixed terms of repayment, see
Note 8                                                                      40,000               -

Unsecured notes payable to a related party, IRCA
Investments, has no fixed terms of repayment and bear
interest at a rate of prime. See Note 8                                  1,536,021               -

Unsecured notes payable, due to Hong Kong Credit Union, due
February 5, 2005 and bears interest at 12% per annum                       250,000               -

Senior Convertible Bridge Notes, due in twelve months and
bear interest at 7% per annum. See Note 10                                 310,000               -

Unsecured notes payable, due to Riverbend shareholders, has
no fixed terms of repayment and is non-interest bearing. See
Note 8                                                                     392,179               -

Borrowings under revolving line of credit issued by a bank,
plus interest payable at prime plus 2.625%                                  99,950               -

Borrowings under revolving line of credit issued by a bank,
plus interest payable at prime plus 6.75%                                   34,042               -

Borrowings under revolving line of credit issued by a third
party creditor, plus interest payable at prime plus 1.99%                   12,419               -

Notes payable to third party individuals, due September 1,
2006, plus interest payable at 10% per annum                                93,649               -

Unsecured convertible notes payable due on December 1, 2003,
see Note 8                                                                       -         925,000

Note payable to bank due October 29, 2004, plus interest
payable annually at 9.5%, secured by vehicle                                14,234               -

Unsecured notes payable to a related party, see Note 6                           -         222,151

Convertible notes payable to a related party, see Note 6                         -       1,000,000
                                                                     -------------   -------------
                       Total Notes Payable                               3,547,728       2,147,151
           Less:  Current Maturities                                       575,234      (2,147,151)
                                                                     -------------   -------------
                       Related Parties and Long Term Notes Payable   $   2,972,494   $           -
                                                                     =============   =============

NOTE 10 - STOCKHOLDERS' EQUITY

Between June and October 2003, we received subscriptions to our May 2003 Private Placement Memorandum ("May 2003 PPM") totaling $4,973,300 from outside investors to purchase 4,973,300 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00. In connection with the May 2003 Private Placement, we issued to various financial advisors, 567,160 additional shares of our common stock and five-year warrants to purchase 200,050 shares of our common stock.

We completed the acquisition of all of the issued and outstanding shares of TouchVision. In consideration for the TouchVision shares, we issued an aggregate of 1,250,000 restricted shares of our common stock, of which 312,500 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former TouchVision shareholders.

We completed the acquisition of all of the issued and outstanding shares of RMT. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders.

We completed the acquisition of 51% of the issued and outstanding shares of Ayrshire that owns 95% of Riverbend. We also acquired the option to purchase the remaining 49% of Ayrshire. In consideration for the Ayrshire shares, we issued a convertible non-interest-bearing promissory note in the amount of US$20,000, which amount is convertible from time to time, but no later than December 30, 2006, into a maximum of 2,000,000 restricted shares of our common stock, which has been recorded as conditionally redeemable common stock in stockholders' equity at $0.50 per share. Of these shares, up to 400,000 may be withheld in satisfaction for any breach of warranties by the former shareholders of Ayrshire. The Ayrshire shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by December 30, 2006.

On December 1, 2003, we completed the acquisition of all the issued and outstanding shares of Danlas, a British Virgin Islands Company that owns 51% of IRCA. Danlas also holds options to acquire the remaining 49% of IRCA. In consideration for the Danlas shares, the Company (i) issued three convertible promissory notes in the aggregate principal amount of $40,000 and convertible into a maximum of 4,500,000 shares, under certain conditions, of the Company's common stock, (ii) agreed to advance $700,000 in cash to establish an international sales force, (iii) provided $500,000 for certain bank guarantees and, (iv) provided certain future profit thresholds are met, agreed to issue up to an additional 1,000,000 shares of the Company's common stock. The first promissory note for $20,000 convertible to 2,500,000 shares has been classified as conditionally redeemable common stock at $0.50 per share. The remaining $20,000 in promissory notes has been classified as intercompany note payable and eliminated in the consolidation of the Company and its subsidiaries at March 31, 2004. On May 13, 2004, Musca notified us of their intention to convert two of the promissory notes for 51% and 23.9% of the ownership of IRCA.

On March 1, 2004, we completed the acquisition of all the issued and outstanding shares of VILPAS. In consideration for the VILPAS shares we issued a convertible non-interest-bearing promissory note in the principal amount of $500,000, which note is convertible from time to time but no later than August 5, 2005 into a maximum of 1,000,000 shares of our common stock, which has been recorded as conditionally redeemable common stock in stockholders' equity at $0.50 per share. Of these shares, up to 20% may be withheld in satisfaction for any breach of warranties by the former shareholders of VILPAS. The VILPAS shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by February 5, 2005, subject to a six-month extension in the event a listing application is in process on such date. On May 11, 2004, VILPAS notified us of their intention to convert the promissory note.

In December 2003, we completed the sale of our interests in CBL Global and CBL to the former owners of CBL. In conjunction with the management buyout, we entered into a Settlement Agreement with respect to our litigation with CBL as described in our 10KSB filed with the U.S. Securities and Exchange Commission. We acquired CBL from its former owners in October 2002. Pursuant to the terms of the agreement, we have conveyed all our interest in CBL back to the former owners in exchange for surrender and cancellation of all shares of Trinity stock issued to them in connection with the acquisition of CBL and the of approximately $1,000,000 in convertible notes payable to them.

From time to time, since inception of our current operating strategy, Mr. Swindells has provided short-term working capital loans on a non-interest bearing basis. The principal may be converted into such other debt or equity securities financings that we may issue in private offerings while the loan is outstanding. In September 2003, we repaid $500,000 on the $925,000 note balance then outstanding. In November 2003, the remaining balance of $425,000 was converted into 850,000 shares of common stock and issued to Mr. Swindells.

On July 31, 2002, amended on January 1, 2004, we entered into an Advisory Agreement with EAS pursuant to which EAS agreed to provide financial advisory and investment banking services to the Company. Through March 31, 2004, EAS had earned a total of $807,716 under the Advisory Agreement of which, $125,000 or 250,000 shares was paid to EAS in the Company's common stock in January 2004.

Through May 7, 2004, we had received subscriptions to our January 2004 offering of up to $3,000,000 Senior Convertible Bridge Notes (the "Notes") totaling $1,146,000. The Notes mature in twelve months plus accrued interest at a rate of 7% per annum. The Notes are convertible at 80% of the "Next Equity Financing" offering price or at $0.60 per share if converted prior to May 15, 2004. As of March 31, 2004 $836,000 plus accrued interest had been converted to 1,652,892 shares of common stock. Financing fees payable at March 31, 2004 are $114,600.

Finally, 100,000 and 40,721 shares of the Company's common stock were issued to Mr. Ron Posner and TN Capital Equities, Inc. for finders' fees for the Riverbend and IRCA acquisitions and for fundraising, respectively. During the quarter 437,500 shares of the Company's common stock were issued at $1.67 per share for the exercise of warrants resulting in gross proceeds to the Company of $28,125.

NOTE 11 - STOCK OPTION PLAN

On December 2, 2002, at a special meeting of our shareholders, the 2002 Stock Plan was approved. The Plan allowed for a maximum aggregate number of shares that may be optioned and sold under the plan of (a) 3,000,000 shares, plus (b) an annual 500,000 increase to be added on the last day of each fiscal year beginning in 2003 unless a lesser amount is determined by the board of directors. The plan became effective with its adoption and remains in effect for ten years unless terminated earlier. On December 30, 2003, the board of directors amended the 2002 Stock Plan to allow for a maximum aggregate number of shares that may be optioned and sold under the plan of (a) 6,000,000 shares, plus (b) an annual 1,000,000 increase to be added on the last day of each fiscal year beginning in 2004 unless a lesser amount is determined by the board of directors. Options granted under the plan vest 25% on the day of the grant and the remaining 75% vests monthly over the next 36 months.

The following schedule summarizes the activity during the three months ended March 31, 2004.

                                                          2002 STOCK PLAN
                                                          ---------------

                                                                       Weighted
                                                                       Average
                                                     Number of         Exercise
                                                       Shares           Price
                                                    ------------    ------------
    Outstanding at  December 31, 2003                  3,542,000    $       0.23
    Options Granted                                      375,000            0.50
    Options Exercised                                    (14,452)           0.05
    Options Canceled                                    (262,548)           0.24
                                                    ------------    ------------
          Options Outstanding at March 31, 2004        3,640,000    $       0.36
                                                    ============    ============
          Options Exercisable at March 31, 2004        1,616,432    $       0.33
                                                    ============    ============

The following schedule summarizes the activity during the nine months ended March 31, 2004.

                                                          2002 STOCK PLAN
                                                          ---------------

                                                                       Weighted
                                                                       Average
                                                     Number of         Exercise
                                                       Shares           Price
                                                    ------------    ------------
    Outstanding at June 30, 2003                       2,447,000    $       0.23
    Options Granted                                    2,035,000            0.50
    Options Exercised                                    (14,452)           0.05
    Options Canceled                                    (827,548)           0.26
                                                    ------------    ------------
          Options Outstanding at March 31, 2004        3,640,000    $       0.36
                                                    ============    ============
          Options Exercisable at March 31, 2004        1,616,432    $       0.33
                                                    ============    ============

In accordance with Statement of Financial Accounting Standards Number 123, "Accounting for Stock-Based Compensation," option expense of $17,434 and $194,777 was recognized for the three months and nine months ended March 31, 2004, respectively:

                                                           March 31, 2004
                                                           --------------
        Five-Year Risk Free Interest Rate                       3.05%
        Dividend Yield                                           Nil
        Volatility                                               Nil
        Average Expected Term (Years to Exercise)                 5

Stock options outstanding and exercisable under 2002 Stock Plan as of March 31, 2004 are as follows:

                                             Average
                                Weighted    Remaining                Weighted
                   Number of     Average   Contractual   Number of    Average
     Range of       Options     Exercise      Life        Options    Exercise
  Exercise Price  Outstanding     Price      (Years)       Vested      Price
  --------------  -----------     -----      -------       ------      -----
      $0.05          575,000      $0.05        3.5        356,027      $0.05
      $0.25          800,000      $0.25        3.7        460,411      $0.25
      $0.50        2,265,000      $0.50        4.5        799,993      $0.50

There are 2,360,000 options available for grant at March 31, 2004.

NOTE 12 - GOING CONCERN

Our financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. We do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. However, we have undertaken the following to meet our liquidity requirements:

      (a) Seek additional funding through senior convertible bridge notes to raise sufficient funds to continue operations and fund its ongoing development, merger and acquisition activities. In January 2004, we commenced a $3,000,000 offering of senior convertible bridge notes to accredited investors, the proceeds of which will be used for (i) corporate administration, (ii) the expansion of subsidiary operations, and (iii) expenses and funds advanced for acquisitions in 2003.

      (b) Generate sufficient cash flow to sustain and grow subsidiary operations and, if possible, create excess cash flow for corporate administrative expenses through our operating subsidiaries; and

      (c) Identify prospective acquisition targets with sufficient cash flow to fund subsidiary operations, as well as potentially generating operating cash flow that may sustain corporate administrative expenses.

Trinity's future capital requirements will depend on its ability to successfully implement these initiatives and other factors, including our ability to maintain our existing customer base and to expand our customer base into new geographic markets, and overall financial market conditions in the United States and other countries where we will seek prospective investors.

If the proposed merger between us and ProsoftTraining, a Nevada corporation is completed, it is anticipated that the merger will improve liquidity in the merged company's stock. However, if the merger is not completed, we may be required to pay certain termination fees and the price of our common stock may decline. Furthermore, we have and will incur significant costs related to the merger, such as legal, accounting and some of the fees and expenses of financial advisors, which costs must be paid even if the merger is not completed. Regardless of whether the merger is completed, we anticipate that we will still continue to seek additional funding through private placements, conversion of outstanding loans and payables into common stock, development of the business of our newly-acquired subsidiaries, collections on accounts receivable, and through additional acquisitions that have sufficient cash flow to fund subsidiary operations. There can be no assurance that we will be successful in obtaining more debt and/or equity financing in the future or that our results of operations will materially improve in either the short- or the long-term. If we fail to obtain such financing and improve our results of operations, we will be unable to meet our obligations as they become due. That would raise substantial doubt about our ability to continue as a going concern.

NOTE 13 - SUBSEQUENT EVENTS

On February 23, 2004, we announced that we had entered into an Agreement and Plan of Merger (the "Merger Agreement") with ProsoftTraining, a Nevada corporation ("Prosoft"), and MTX Acquisition Corp., a Utah corporation and a wholly-owned subsidiary of Prosoft (the "Merger Sub"), pursuant to which the Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation wholly-owned by Prosoft (the "Merger"). Upon completion of the Merger, holders of Company common stock will be entitled to receive one (1) share (the "Exchange Ratio") of Prosoft common stock for each share of Company common stock held by them. Prosoft will assume all outstanding options to purchase shares of Company common stock, which will become exercisable to purchase the number of shares of Prosoft common stock at the exercise price as adjusted by the Exchange Ratio. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The consummation of the Merger is subject to the approval of the stockholders of each of the Company and Prosoft, effectiveness of the Form S-4 Registration Statement to be filed by Prosoft, regulatory approvals, satisfactory agreements with certain creditors and other customary closing conditions. We anticipate that a joint proxy statement and registration statement on Form S-4 will be filed by Prosoft in the near future.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers.

      Our bylaws provide, among other things, that the personal liability our directors or officers to us or our stockholders shall be eliminated or limited to the fullest extent permitted under Utah law, which law permits elimination of personal liability except for liability for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on us or our shareholders, (iii) unlawful distributions, and
(iv) intentional violations of criminal law. Our bylaws also provide that we shall indemnify, to the fullest extent permitted by Utah law, an individual that is made a party to a proceeding because the person is or was a director or officer of our company against liability incurred in such proceeding. We may purchase and maintain liability insurance on behalf of our directors, officers and employees in respect of liability asserted against or incurred by such persons in their capacities as directors, officers or employees of our company.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the various costs and expenses to be paid by us with respect to the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee.

    -----------------------------------------------------------------------
    Securities and Exchange Commission Filing Fee         $    3,000.00
    -----------------------------------------------------------------------
    Printing Fees and Expenses                                 2,000.00
    -----------------------------------------------------------------------
    Legal Fees and Expenses                                   25,000.00
    -----------------------------------------------------------------------
    Blue Sky Fees and Expenses                                 5,000.00
    -----------------------------------------------------------------------
    Miscellaneous                                              3,000.00
    -----------------------------------------------------------------------
    TOTAL                                                 $   38,000.00
    -----------------------------------------------------------------------

      We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares.

ITEM 26. Recent Sales of Unregistered Securities.

      The following is information as to all securities we have sold within the past three years that were not registered under the Securities Act of 1933, as amended:

      On February 4, 2002, we issued 3,500 restricted shares of our common stock (as presently constituted) to W.F. Fund LLC for an aggregate purchase price of $35,000. The consideration was paid in the form of a promissory note secured by the shares of our common stock purchased with the note. The shares of common stock were issued to an accredited investor in a private placement transaction in reliance upon the exemption provided by Section 4(2) of the Securities Act. Additionally, we granted the subscriber a two year option to purchase 8,000 shares at $1.00 per share.

      On March 15, 2002, we effected a reverse stock split pursuant to which one share of our post-split common stock would represent one hundred outstanding shares of pre-split common stock. Any stockholder who otherwise would have been entitled to receive a fractional share, because the number of shares of common stock they hold is not evenly divisible by one hundred, was entitled to have such fractional number rounded up so as to receive a full share in lieu of the fractional share. We issued 100 shares of post-reverse split common stock in connection with this rounding-up following the reverse split.

      Pursuant to a series of related transactions which closed on October 1, 2002, we issued 3,000,000 restricted shares of our common stock and issued US$1,000,000 in convertible promissory notes to two individuals in connection with our acquisition of Competency Based Learning, Inc., a California corporation, and two related Australian companies, Competency Based Learning, Pty. Ltd. ACN 084 763 780 and ACN 082 126 501 Pty. Ltd. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and transfer was restricted by us in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

      Effective October 1, 2002, we issued an aggregate of 1,200,000 restricted shares of our common stock at a price of $0.025 per share to three directors in consideration for past services valued in the aggregate at $30,000. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, all of whom were directors and existing shareholders, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

      As of October 2, 2002, we issued an aggregate of 1,070,000 restricted shares of our common stock valued in the aggregate at $26,750 ($0.025 per share) to eight unrelated individuals and entities in settlement of outstanding amounts due such persons for services rendered to us. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, all of whom were business associates, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

      During the period June 2002 to September 2002, we issued convertible promissory notes to certain individuals and entities for a total principal amount of $500,000, ("2002 Bridge Financing"). In connection with the issuance of these notes, we also issued warrants to purchase additional shares of our common stock. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, all of whom were business associates, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

      On May 19, 2003, we issued an aggregate of 1,336,867 restricted shares of our common stock upon conversion of all of principal amount of the Bridge Financing Notes of $500,000, as well as accrued interest thereon totaling $34,745. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving any public offering.

      During the period October 2002 to March 2003, we issued an aggregate of 3,200,000 restricted shares of our common stock pursuant to the terms of a convertible promissory note. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to one entity, the principals of which were directors and existing shareholders, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

      During the period January 2003 to April 2003, we issued 500,000 restricted shares of common stock at a price of $0.50 for aggregate consideration of $250,000, pursuant to a private offering of 350,000 units to investors. Each unit consisted of two restricted shares of our common stock and two warrants, each entitling the holder to purchase one additional share of our common stock at a price of $1.00 per share, and the right to acquire an additional bonus warrant upon exercise of the two original warrants, each such bonus warrant entitling the holder to purchase one additional share of common stock at $2.00 per share. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer in accordance with the requirements of the Securities Act.

      On July 8, 2003, we issued a five-year warrant to Merriman, Curran, Ford & Co. a financial service company, to purchase up to 20,000 shares of our common stock for a period of five years at $0.50 per share in consideration for financial advisory services provided to us by the firm. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering.

      On September 1, 2003, we issued an aggregate of 1,250,000 restricted shares of our common stock to the twelve shareholders of TouchVision, Inc. in exchange for acquisition of all of the issued and outstanding shares of TouchVision, a California corporation that is in the business of providing technology-enabled information and leaning systems. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

      On September 1, 2003, we issued 700,000 restricted shares of our common stock to two shareholders of River Murray Training Pty. Ltd. ("RMT") in exchange for all of the issued and outstanding shares of RMT, an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

      On September 1, 2003 we issued a $20,000 convertible promissory note that converts into 2,000,000 restricted shares of our common stock in consideration for 51% of the issued and outstanding shares of Ayrshire Trading Limited, a British Virgin Islands company, that owns 95% of Riverbend Group Holdings (Proprietary) Limited. The note converts at $0.01 per share and conversion of the note is mandatory by maturity, December 30, 2006. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

      During the period June 2003 to October 2003, we sold by way of private placement an aggregate of 5,073,300 units at a price of $1.00 per unit, for aggregate consideration of $5,073,300. Each unit comprised two shares of our common stock and two warrants, each warrant exercisable for one additional share of our common stock. In addition, each unit carried the right to acquire an additional warrant to purchase, under certain conditions, up to one additional share of common stock. In connection with the private placement, we issued 567,160 additional restricted shares of our common stock to various financial advisors in payment of fees and also issued five-year warrants to purchase an additional 200,050 shares of our common stock. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

      During the period from September 2002 to June 2003 we issued convertible unsecured non-interest-bearing promissory notes to Mr. Theodore Swindells, in consideration for working capital loans, in the total principal amount of $925,000. In September 2003, we repaid $500,000 on the note balance then outstanding. In November 2003, the remaining balance of $425,000 was converted in to 850,000 restricted shares of common stock at a deemed price of $0.50 per share and such shares were issued to Mr. Swindells. In addition, we issued 850,000 warrants exercisable for an additional share of our common stock at $1.00 per share. The warrants carry the right to acquire an additional warrant to purchase, under certain conditions, 425,000 shares of our common stock at $2.00 per share. The issuance of these securities was made in reliance on
Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

      On December 1, 2003, we completed the acquisition of all the issued and outstanding shares of Danlas Limited, a British Virgin Islands Company that owns 51% of IRCA (Proprietary) Limited ("IRCA"). In consideration for the Danlas shares, we issued a convertible promissory note of $20,000 convertible into a maximum of 2,500,000 shares of our common stock, two additional convertible promissory notes of $10,000 each convertible into the remaining aggregate 49% of IRCA shares and agreed to issue up to an additional 1,000,000 shares of our in the event IRCA achieves certain profit thresholds. These 2,500,000 shares have been recorded as conditionally redeemable common stock in stockholders' equity at $0.50 per share. The issuance of these securities was made in reliance on
Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments issued in such transactions.

      In January 2004, we issued 250,000 restricted shares of our common stock to European American Securities, Inc. at a deemed price of $0.50 per share in partial settlement of amounts owing to this entity for financial advisory and investment banking services. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

      In January 2004, we issued 100,000 restricted shares of our common stock to Ronald Posner in payment of finders' fees in respect of our acquisition of our interest in Riverbend Group Holdings (Proprietary) Limited. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

      On March 1, 2004, we completed the acquisition of all of the issued and outstanding shares of Virtual Learning Partners AS ("VILPAS"), a Norwegian learning services company. In consideration for the VILPAS shares, we issued a non-interest-bearing promissory note in the principal amount of $500,000, which note is convertible into 1,000,000 shares of our common stock. We also agreed to issue up to an additional 200,000 restricted shares of our common stock in the event certain revenue and profit thresholds are met by VILPAS during calendar 2004. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments issued in such transactions.

      On March 19, 2004, we issued 40,721 restricted shares of our common stock in payment of finder's fees in connection with the private placement of our securities which closed in October 2003. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

      During the period February 2004 to May 2004, we issued convertible promissory notes in the principal amount of $2,695,000. The notes matured in 12 months and accrued interest at a rate of 7% per annum. The principal amount of the notes and accrued interest thereon are convertible into restricted shares of our common stock at a deemed price of $0.60 per share. In connection with the issuance of the promissory notes, we also issued 2,695,000 warrants exercisable for an aggregate of 2,695,000 shares of our common stock at an exercise price of $1.00 per share. As of May 2004, all of the principal amount of the notes, along with $17,041 in accrued interest thereon, had been converted into an aggregate of 4,520,069 restricted shares of our common stock. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments issued in such transactions.

      During the period February 2004 to May 2004, certain warrant holders from the 2002 Bridge Financing, exercised warrants at $0.05 per share for 687,500 shares of our common stock The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act.

      In March 2004, Granite Creek Partners exercised its warrant for 137,500 shares exercisable at $0.05 per share in a cashless exercise and received 126,042 shares of our common stock. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act.

      In May 2004, the former shareholders of VILPAS converted their non-interest bearing promissory note into 1,000,000 shares of our common stock. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act.

      During the period May 2004 to June 2004, Danlas converted its $20,000 non-interest bearing promissory note into 2,500,000 shares of our common stock. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act.

      On July 29, 2004, we issued a secured convertible promissory note in the principal amount of $500,000 to Oceanus Value Fund, L.P. ("Oceanus"). The note matures on October 27, 2004 and bears interest at the rate of twelve percent (12%). The holder of the note has the option to participate in a subsequent financing made during the term of the note, and in lieu of all or part of any cash payment that would otherwise be made to us in connection with such financing, the holder may elect to contribute $1.00 of debt forgiveness under the note for each $1.00 of such participation. In connection with the issuance of the note, we also issued to Oceanus a five-year warrant to purchase up to 125,000 shares of our common stock at a price of $1.00 per share. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to one entity, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipient of the securities represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the instruments issued in such transactions.


ITEM 27. Exhibits


Exhibit
Number                              Description
------                              -----------

2.1 Articles of Restatement of the Articles of Incorporation of Trinity Learning Corporation dated February 25, 2003 (4)

2.2       Bylaws of Trinity Companies, Inc. (1)

5.1       Opinion of Parsons Behle & Latimer **

10.1 Financial Advisory Agreement and Indemnification Letter entered into as of July 31, 2002 between Trinity Companies, Inc. and European American Securities, Inc. (1)

10.2 Debt Conversion Agreement dated as of August 8, 2002 between Trinity Companies, Inc. and Global Marketing Associates, Inc. (1)

10.3      Form of Executive Employment Agreement. (1)

10.4 Advisory Agreement dated as of July 15, 2002 between Trinity Companies, Inc. and Kings Peak Advisors, LLC. (1)

10.5 Agreement and Plan of Reorganization dated as of October 1, 2002, among the Company, Competency Based Learning, Inc. and CBL Acquisition Corp. (2)

10.6 Securities Purchase Agreement dated as of October 1, 2002 between CBL Acquisition Corp. and Brian Kennedy, relating to shares of Competency Based Learning, Pty. Ltd ACN 084 763 780. (2)

10.7 Securities Purchase Agreement dated as of October 1, 2002 by and among CBL Acquisition Corp. and Brian Kennedy and Robert Stephen Scammell, relating to shares of ACN 082 126 501 Pty. Ltd. (2)

10.8 Escrow Agreement dated as of October 1, 2002 by and among the Company, CBL Acquisition Corp., Robert Stephen Scammell, Brian Patrick Kennedy and Heritage Bank of Commerce. (2)

10.9 Convertible Promissory Note in the principal amount of $485,000 dated October 1, 2002 issued by CBL Acquisition Corp. to Robert Stephen Scammell. (2)

10.10 Convertible Promissory Note in the principal amount of $515,000 dated October 1, 2002 issued by CBL Acquisition Corp. to Brian Kennedy. (2)

10.11 Promissory Note in the principal amount of US$198,079.12 dated October 1, 2002 issued by CBL Acquisition Corp. to Robert Stephen Scammell.
          (2)

10.12 Promissory Note in the principal amount of AUD$36,100.80 dated October 1, 2002 issued by CBL Acquisition Corp. to Brian Kennedy. (2)

10.13 Employment Agreement dated as of September 1, 2002 between CBL Acquisition Corp. and Robert Stephen Scammell. (2)

10.14 Employment Agreement dated as of September 1, 2002 between CBL Acquisition Corp. and Brian Kennedy. (2)

10.15 Security Agreement dated as of October 1, 2002 by and between CBL Acquisition Corp., Robert Stephen Scammell and Trinity Companies, Inc.
          (2)

10.16 Form of Deed of Charge executed as of October 1, 2002 by Competency Based Learning Pty Ltd. (2)

10.17 Form of Guarantee and Indemnity executed as of October 1, 2002 by Competency Based Learning Pty Ltd. (2)

10.18 Form of Guarantee and Indemnity executed as of October 1, 2002 by ACN 082 126 501 Pty. Ltd. (2)

10.19 Form of Stock Purchase Agreement entered into as of October 1, 2002 between Trinity Companies, Inc., and each of its directors. (2)

10.20 Note and Warrant Purchase Agreement dated as of August 20, 2002 between Trinity Companies and various purchasers. (2)

10.21 Form of Convertible Promissory Note issued pursuant to the Note and Warrant Purchase Agreement dated as of August 20, 2002. (2)

10.22 Form of Warrant issued pursuant to the Note and Warrant Purchase Agreement dated as of August 20, 2002. (2)

10.23 Commercial Tenancy Agreement between Wedgetail Systems PTY LTD ACN 003356429 and Competency Based Learning PTY LTD CAN 084 763780 dated December 12, 2000. (3)

10.24 Deed of Variation of Lease dated 1 July 2002 between Wedgetail Systems PTY LTD ACN 003356429 and Competency Based Learning PTY LTD ACN 084 763780. (3)

10.25 Registration Agreement dated June 2003 between Trinity Learning Corporation and certain of its shareholders. (5)

10.26 Securities Purchase Agreement date September 1, 2003 by and among Trinity Learning Corporation and the shareholders of TouchVision, Inc.
          (6)

10.27 Escrow Agreement dated September 1, 2003 by and among Trinity Learning Corporation, Gregory L. Roche, Larry J. Mahar and Heritage Bank of Commerce. (6)

10.28 Promissory Note dated September 1, 2003 from TouchVision, Inc. to Trinity Learning Corporation. (6)

10.29 Employment Agreement dated September 1, 2003 between TouchVision, Inc. and Gregory L. Roche. (6)

10.30 Employment Agreement dated September 1, 2003 between TouchVision, Inc. and Larry J. Mahar. (6)

10.31 Securities Purchase Agreement date August 12, 2003 by and among Trinity Learning Corporation and Barbara McPherson and Ildi Hayman.
          (6)

10.32 Escrow Agreement dated August 12, 2003 by and among Trinity Learning Corporation, Barbara McPherson, Ildi Hayman and Heritage Bank of Commerce. (6)

10.33 Acquisition Agreement dated September 1, 2003 between Great Owl Limited, a British Virgin Islands company, and Trinity Learning Corporation. (6)

10.34 Escrow Agreement dated September 1, 2003 by and among Great Owl Limited, a British Virgin Islands company, Trinity Learning Corporation, and Reed Smith of London as escrow agent. (6)

10.35 Deed of Pledge dated September 1, 2003 by Trinity Learning Corporation to Great Owl Limited, a British Virgin Islands company. (6)

10.36 Warranties of Seller under the Acquisition Agreement dated September 1, 2003 between Great Owl Limited, a British Virgin Islands company, and Trinity Learning Corporation. (6)

10.37 Warranties of Purchaser under the Acquisition Agreement dated September 1, 2003 between Great Owl Limited, a British Virgin Islands company, and Trinity Learning Corporation. (6)

10.38 Convertible Promissory Note dated September 1, 2003, issued by Trinity Learning Corporation to Great Owl Limited, a British Virgin Islands company. (6)

10.39 Acquisition Agreement dated December 1, 2003 between Musca Holding Limited, Trinity Learning Corporation and Danlas Limited. (7)

10.40 Escrow Agreement dated December 1, 2003 by and among Musca Holding Limited, Trinity Learning Corporation, and Reed Smith of London as escrow agent. (7)

10.41 Deed of Pledge dated December 1, 2003 by Trinity Learning Corporation, a Utah corporation, to Musca Holding Limited, a British Virgin Islands company. (7)

10.42 Warranties of Seller under the Acquisition Agreement dated December 1, 2003 between Musca Holding Limited, a British Virgin Islands company, and Trinity Learning Corporation. (7)

10.43 Warranties of Purchaser under the Acquisition Agreement dated December 1, 2003 between Musca Holding Limited, a British Virgin Islands company, and Trinity Learning Corporation. (7)

10.44 Convertible Promissory Note in the principal amount of $20,000.00 dated December 1, 2003, issued by Trinity Learning Corporation, a Utah corporation, to Musca Holding Limited, a British Virgin Islands company. (7)

10.45 Convertible Promissory Note in the principal amount of $10,000.00 dated December 1, 2003, issued by Trinity Learning Corporation, a Utah corporation, to Musca Holding Limited, a British Virgin Islands company. (7)

10.46 Convertible Promissory Note in the principal amount of $10,000.00 dated December 1, 2003, issued by Trinity Learning Corporation, a Utah corporation, to Musca Holding Limited, a British Virgin Islands company. (7)

10.47 Settlement and Release Agreement made as of December 17, 2003, by and among Trinity Learning Corporation, CBL Global Corp., Competency Based Learning, Inc., Competency Based Learning Pty. Ltd. ACN 084 763 780, ACN 082 126 501 Pty Ltd, Stephen Scammell, and Brian Kennedy. (8)

10.48 Finder's Fee Agreement dated August 9, 2003 between Trinity Learning Corporation and London Court Ltd. (9)

10.49 Placement Agent Agreement dated May 30, 2003 between the Company and ACAP Financial, Inc. (9)

10.50 Financial Advisory Agreement dated May 29, 2003 between the Company and Merriman Curhan Ford & Co. (9)

10.51 Finder's Fee Agreement dated April 11, 2003 between the Company and TN Capital Equities, Ltd. (9)

10.52 Agreement dated December 17, 2003 between Trinity Learning Corporation and Titan Aviation Ltd. (9)

10.53 Acquisition Agreement dated March 1, 2004 by and among Trinity Learning Corporation and the Shareholders. (10)

10.54 Escrow Agreement dated March 1, 2004 by and among Trinity Learning Corporation, the Shareholders, Jan-Olaf Willums as Shareholder Representative and Heritage Bank of Commerce as escrow agent. (10)

10.55 Convertible Promissory Note in the principal amount of $500,000.00 dated March 1, 2004, issued by Trinity Learning Corporation to Inspire AS. (10)

10.56 Amended Agreement dated March 1, 2004 between Trinity Learning Corporation and Titan Aviation Ltd. (11)

10.57 Sublease Agreement dated July 22, 2003 between Trinity Learning Corporation and Vargus Marketing Group, Inc. (11)

10.58 Amended Agreement dated January 1, 2004 between the Company and European American Securities (12)

10.59     Agreement dated July 14, 2002 between the Company and Lynne Longmire.
          (12)

10.60 Agreement dated December 12, 2002 between the Company and Acquimmo-Salenko M&A. (12)

10.61 Agreement dated January 23, 2004 between the Company and Bathgate Capital Partners, LLC. (12)

10.62 Agreement dated February 3, 2004 between the Company and Doherty & Co., LLC. (12)

10.63 Agreement dated February 19, 2004 between the Company and Nordic Enterprise BV. (12)

10.64 Agreement dated March 1, 2004 between the Company and VanCamp Advisors, LLC. (12)

10.65 Agreement dated March 22, 2004 between the Company and Newforth Partners, LLC. (12)

10.66 Agreement dated March 23, 2004 between the Company and GVC Financial Services, LLC. (12)

10.67 Agreement and Plan of Merger dated February 22, 2004 between ProsoftTraining and the Company. *

10.68 Termination Agreement between the Company and ProsoftTraining dated July 22, 2004. *

10.69     Amended and Restated 2002 Stock Plan. (13) #

10.70 Securities Purchase Agreement dated July 29, 2004 between the Company and Oceanus Value Fund, L.P. *

10.71 Senior Secured Promissory Note dated July 29, 2004 issued by the Company to Oceanus Value Fund, L.P. *

10.72 Security Agreement dated July 29, 2004 between the Company and Oceanus Value Fund, L.P. *

10.73 Registration Rights Agreement dated July 29, 2004 between the Company and Oceanus Value Fund, L.P. *

10.74     Warrant dated July 29, 2004 to Oceanus Value Fund, L.P. *

10.75 Financial Advisory Agreement dated July 19, 2004 between the Company and Merriman Curhan Ford & Co. *

10.76 Agreement dated July 8, 2004 between the Company and TN Capital Equities, Ltd. *

10.77 Agreement dated July 23, 2004 between the Company and Bridgewater Capital Corporation. *

16.1      Letter provided by Bierwolf, Nilson & Associates. (14)

16.2      Letter provided by Chisholm, Bierwolf & Nilson, LLC. (15)

21.1      Subsidiaries of Trinity Learning Corporation. *

23.1      Consent of Independent Public Accountant *

23.2      Consent of Parsons Behle & Latimer *

24.1      Power of Attorney (included in signature page).



*         Filed herewith.

**        To be filed by amendment.

#         Denotes a management contract or compensatory plan.

(1) Incorporated by reference from the quarterly report on Form 10-QSB filed by the registrant on August 21, 2002.

(2) Incorporated by reference from the current report on Form 8-K filed by the registrant on October 16, 2002.

(3) Incorporated by reference from the annual report on Form 10-KSB filed by the registrant on January 10, 2003.

(4) Incorporated by reference from the quarterly report on Form 10-QSB filed by the registrant on May 20, 2003.

(5) Incorporated by reference from the current report on Form 8-K filed by the registrant on June 19, 2003.

(6) Incorporated by reference from a current report on Form 8-K filed by the registrant on September 16, 2003.

(7) Incorporated by reference from a current report on Form 8-K filed by the registrant on December 17, 2003.

(8) Incorporated by reference from a current report on Form 8-K filed by the registrant on January 6, 2004.

(9) Incorporated by reference from the quarterly report on Form 10-QSB filed by the registrant on February 23, 2004.

(10) Incorporated by reference from a current report on Form 8-K filed by the registrant on March 2, 2004.

(11) Incorporated by reference from the quarterly report on Form 10-QSB filed by the registrant on May 17, 2004.

(12) Incorporated by reference from the quarterly report on Form 10-QSB/A filed by the registrant on June 14, 2004.

(13) Incorporated by reference from the Registration Statement on Form S-8 filed by the registrant on February 6, 2004.

(14) Incorporated by reference from the current report on Form 8-K filed by the registrant on February 24, 2004.

(15) Incorporated by reference from the current report on Form 8-K/A filed by the registrant on July 26, 2004.


ITEM 28. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berkeley, California on August 13, 2004.

                                         TRINITY LEARNING CORPORATION


                                         By:  /s/ Douglas D. Cole
                                                  Douglas D. Cole
                                                  Chief Executive Officer



                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Trinity Learning Corporation, a Utah corporation, do hereby constitute and appoint Douglas Cole and Edward P. Mooney and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          Signature                        Title                    Date
          ---------                        -----                    ----

     /s/ Douglas D. Cole          Chief Executive Officer      August 13, 2004
------------------------------    (Principal Executive
        Douglas Cole              Officer) and Director

  /s/ Edward Patrick Mooney       President and Director       August 13, 2004
------------------------------
    Edward Patrick Mooney

   /s/ Christine R. Larson        Chief Financial Officer      August 13, 2004
------------------------------
     Christine R. Larson

    /s/ Cynthia Jorgensen         Controller                   August 13, 2004
------------------------------
      Cynthia Jorgensen

     /s/ William D. Jobe          Director                     August 13, 2004
------------------------------
       William D. Jobe

     /s/ Richard G. Thau          Director                     August 13, 2004
------------------------------
       Richard G. Thau

  /s/ Arthur Ronald Kidson        Director                     August 13, 2004
------------------------------
    Arthur Ronald Kidson

    /s/ Martin Steynberg          Director                     August 13, 2004
------------------------------
      Martin Steynberg